                                                                  EXECUTION COPY


                               PURCHASE AGREEMENT

                         dated as of February 19, 2000

                                     Among

                     RELIANT ENERGY POWER GENERATION, INC.

                                   as Buyer,

                         RELIANT ENERGY, INCORPORATED,

                                 as Guarantor,

                                      and

                              SITHE ENERGIES, INC.

                                      and

                   SITHE NORTHEAST GENERATING COMPANY, INC.,

                                  as Sellers.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1.     CERTAIN DEFINITIONS........................................     2

  Section 1.1  Definitions................................................     2
  Section 1.2  Certain Interpretive Matters...............................    25


ARTICLE 2.     PURCHASE AND SALE OF INTERCOMPANY NOTES,
               MID-ATLANTIC STOCK AND LLC INTERESTS.......................    26

  Section 2.1  Purchase and Sale of Intercompany Notes, Mid-Atlantic
               Stock and LLC Interests....................................    26
  Section 2.2  Determination of Adjustment Amount and Preclosing Seller
               Breach Amount..............................................    27
  Section 2.3  Terminated Obligations.....................................    32
  Section 2.4  Senior Credit Facility and BECO Facility...................    33
  Section 2.5  Allocation of Aggregate Purchase Price.....................    34


ARTICLE 3.     REPRESENTATIONS AND WARRANTIES REGARDING
               THE COMPANIES..............................................    35

  Section 3.1  Organization, Qualification and Power......................    35
  Section 3.2  Condemnation...............................................    36
  Section 3.3  No Conflict................................................    36
  Section 3.4  Equity Interests...........................................    37
  Section 3.5  Financial Statements.......................................    39
  Section 3.6  Litigation; Compliance with Law; Permits...................    41
  Section 3.7  Tax Matters................................................    42
  Section 3.8  Material Contracts.........................................    47
  Section 3.9  Capital Expenditures.......................................    48
  Section 3.10 Brokers....................................................    48
  Section 3.11 Labor Matters..............................................    48
  Section 3.12 ERISA......................................................    49
  Section 3.13 Events Subsequent to November 24, 1999.....................    53
  Section 3.14 Title to Properties........................................    55
  Section 3.15 Insurance..................................................    56
  Section 3.16 Transactions with Certain Persons..........................    56
  Section 3.17 Compliance With Environmental Laws.........................    57
  Section 3.18 Certain Matters Relating to GPU Assets and Development
               Assets.....................................................    58
  Section 3.19 Consents and Approvals.....................................    59
  Section 3.20 Utility Regulation.........................................    60
  Section 3.21 Intellectual Property......................................    60

ARTICLE 4.     REPRESENTATIONS AND WARRANTIES REGARDING
               THE SELLERS................................................    61

  Section 4.1  Organization and Corporate Power...........................    61

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
                                                                            PAGE
                                                                            ----
  Section 4.2  Authorization; Validity....................................    62
  Section 4.3  No Conflict................................................    62
  Section 4.4  Ownership of Genco, Mid-Atlantic Stock and LLC Interests...    62

ARTICLE 5.     REPRESENTATIONS AND WARRANTIES OF BUYER....................    63
  Section 5.1  Organization and Corporate Power...........................    63
  Section 5.2  Authorization; Validity....................................    63
  Section 5.3  No Conflict................................................    64
  Section 5.4  Consents and Approvals.....................................    64
  Section 5.5  Brokers....................................................    64
  Section 5.6  Availability of Funds......................................    64
  Section 5.7  No Knowledge of the Sellers' Breach........................    65
  Section 5.8  Investment.................................................    65

ARTICLE 6.     ACCESS; ADDITIONAL AGREEMENTS..............................    65
  Section 6.1  Access to Information; Continuing Disclosure...............    65
  Section 6.2  Regulatory Approvals.......................................    67
  Section 6.3  Further Assurances.........................................    68
  Section 6.4  Certain Tax Matters........................................    69
  Section 6.5  Ordinary Course of Business................................    78
  Section 6.6  Notice of Changes..........................................    86
  Section 6.7  Collective Bargaining Agreements...........................    86
  Section 6.8  Pollution Control Bonds....................................    87
  Section 6.9  Certain Benefits Matters...................................    88
  Section 6.10 WARN Act...................................................    90
  Section 6.11 Sithe Release from GPU Liabilities.........................    91
  Section 6.12 Change of Entity Names.....................................    91
  Section 6.13 Interim Services Agreement.................................    91
  Section 6.14 Environmental Matters/ISRA.................................    92
  Section 6.15 Certain Rights Under Amended and Restated Transition
               Power Purchase Agreements..................................    93
  Section 6.16 Release of Certain Agreements..............................    94
  Section 6.17 GPU Post Closing Amounts...................................    94
  Section 6.18 Trading Contracts..........................................    94
  Section 6.19 Matters Relating to Keystone and Conemaugh.................    95

ARTICLE 7.     CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS................    95
  Section 7.1  No Injunction..............................................    96
  Section 7.2  Representations and Warranties.............................    96
  Section 7.3  Performance................................................    97
  Section 7.4  Approvals and Filings......................................    97
  Section 7.5  Opinion of Counsel.........................................    97
  Section 7.6  No Material Adverse Effect.................................    97

     Section 7.7    Buyer Permits...................................  98
     Section 7.8    Resignations....................................  98

ARTICLE 8.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH SELLER..  98
     Section 8.1    No Injunction...................................  98
     Section 8.2    Representations and Warranties..................  98
     Section 8.3    Performance.....................................  99
     Section 8.4    Approvals and Filings...........................  99
     Section 8.5    Opinion of Counsel.............................. 100

ARTICLE 9.  CLOSING................................................. 100
     Section 9.1    Time and Place.................................. 100
     Section 9.2    Payments and Terminated Obligations............. 100
     Section 9.3    Deliveries...................................... 101

ARTICLE 10.  TERMINATION AND ABANDONMENT............................ 102
     Section 10.1   Methods of Termination.......................... 102
     Section 10.2   Procedure Upon Termination and Consequences..... 104

ARTICLE 11.  SURVIVAL............................................... 104
     Section 11.1   Survival........................................ 104

ARTICLE 12.  ASSUMPTION OF GPU LIABILITIES; INDEMNIFICATION......... 105
     Section 12.1   Assumption of GPU Liabilities; Indemnification.. 105
     Section 12.2   Defense of Claims............................... 106

ARTICLE 13.  OBLIGATIONS OF GUARANTOR............................... 111
     Section 13.1   Guarantee....................................... 111
     Section 13.2   Representations and Warranties Regarding
                      Guarantor..................................... 112
     Section 13.3   Covenants Relating to Buyer..................... 113

ARTICLE 14.  MISCELLANEOUS.......................................... 115
     Section 14.1   Amendment and Modification...................... 115
     Section 14.2   Waiver of Compliance............................ 115
     Section 14.3   Notices......................................... 115
     Section 14.4   Binding Nature; Assignment...................... 117
     Section 14.5   Entire Agreement................................ 118
     Section 14.6   Expenses........................................ 119
     Section 14.7   Press Releases and Announcement; Disclosure..... 119
     Section 14.8   Acknowledgement................................. 119
     Section 14.9   Disclaimer Regarding Assets..................... 121
     Section 14.10  Governing Law................................... 122
     Section 14.11  Nonforeign Affidavit............................ 122
     Section 14.12  Counterparts.................................... 123

     Section 14.13  Interpretation.................................. 123
     Section 14.14  Confidentiality................................. 123
     Section 14.15  Limitation on Due Inquiry....................... 124

                                   SCHEDULES


Schedule 1A      -    Development Assets

Schedule 1B      -    GPU Project Documents

Schedule 1C      -    General Description of Interim Services Agreement

Schedule 1D      -    Executive Officers

Schedule 1E      -    Budgeted Development Costs

Schedule 2.3     -    Terminated Obligations

Schedule 3.2     -    Condemnation

Schedule 3.3     -    Conflicts

Schedule 3.4     -    Capital Stock

Schedule 3.5     -    Financial Statements

Schedule 3.6     -    Litigation; Compliance with Law; Permits

Schedule 3.7     -    Tax Matters

Schedule 3.8     -    Material Contracts

Schedule 3.9     -    Capital Expenditures

Schedule 3.11    -    Labor Matters

Schedule 3.12    -    ERISA

Schedule 3.13    -    Events Subsequent to November 24, 1999

Schedule 3.14    -    Title to Properties

Schedule 3.16    -    Transactions with Certain Persons

Schedule 3.17    -    Environmental Matters

Schedule 3.18    -    Certain GPU Matters

Schedule 3.19    -    Seller Consents and Approvals

Schedule 3.21    -    Intellectual Property

Schedule 4.3     -    Sellers' Conflicts

Schedule 5.4     -    Buyer Consents and Approvals

Schedule 6.5     -    Exceptions to Ordinary Course of Business

Schedule 6.5.2          -    Contracts Not to Be Amended

Schedule 6.5.2(f)(A)    -    Trading Contracts at Signing

Schedule 6.5.2(f)(B)    -    Trading Contracts Executed Between Signing
                             and Closing

Schedule 6.5.2(j)       -    Outages

Schedule 6.16           -    Released Agreements

Schedule 7.4            -    Approvals and Filings to be Obtained or Made by
                             Buyer Prior to Closing

Schedule 7.5            -    Opinion of Sellers' Counsel

Schedule 8.4            -    Approvals and Filings to be Obtained or Made by
                             Sellers Prior to Closing

Schedule 8.5            -    Opinion of Buyer's Counsel

Schedule 9.3A           -    Form of Transfer Instrument for LLC Interests

Schedule 9.3B           -    General Transfer and Conveyancing Instrument

Schedule 12.1           -    Form of Assumption Instrument

                               PURCHASE AGREEMENT

     This Purchase Agreement, dated as of February 19, 2000 (this "Agreement") is among Reliant Energy Power Generation, Inc., a Delaware corporation ("Buyer"), Reliant Energy, Incorporated, a Texas corporation ("Guarantor"), Sithe Energies, Inc., a Delaware corporation ("Sithe"), and Sithe Northeast Generating Company, Inc., a Delaware corporation and an indirect wholly-owned Subsidiary (as defined herein) of Sithe ("Genco" and, together with Sithe, the "Sellers").

                                    RECITALS

     A. Sithe owns, through Genco, all of the issued and outstanding capital stock of Sithe Mid-Atlantic Power Services, Inc., a Delaware corporation ("Sithe Mid-Atlantic"), and all of the limited liability company interests in each of Sithe Pennsylvania Holdings LLC, a Delaware limited liability company, Sithe Maryland Holdings LLC, a Delaware limited liability company, and Sithe New Jersey Holdings LLC, a Delaware limited liability company (Sithe Mid-Atlantic and each of the limited liability companies referred to above, individually, a "Company" and, collectively, the "Companies").

     B. Sithe holds, through Genco, certain Intercompany Notes (as defined herein) issued by the Companies.

     C. The Companies collectively own, or will own at or prior to the Closing (as defined herein) directly or indirectly through their wholly-owned Subsidiaries, all of the GPU Assets (as defined herein), together with any assets acquired after November 24, 1999 by Sithe or any of its Subsidiaries relating primarily to the GPU Assets.


                               Purchase Agreement

     D. The Companies collectively own, or will own at or prior to the Closing, directly or indirectly through their wholly-owned Subsidiaries, certain rights and assets relating to generation projects under development in the geographic area covered by PJM (as defined herein) that were not part of the assets acquired from GPU.

     E. Buyer desires to purchase from Genco, and Genco desires to sell to Buyer, subject to the terms and conditions of this Agreement, (a) all of the issued and outstanding capital stock of Sithe Mid-Atlantic, (b) all of the limited liability company interests in each of the other Companies and (c) all of the Intercompany Notes held by Genco.

     F. In order to induce the Sellers to enter into this Agreement, Guarantor is willing to enter into this Agreement in order to guarantee Buyer's obligation to pay, upon the terms and subject to the conditions set forth herein, the Guaranteed Obligations and for the other purposes set forth in
Article 13.

     G. The Board of Directors of each of the Sellers, Guarantor and Buyer have determined that the consummation of the transactions contemplated by this Agreement, upon the terms and conditions set forth in this Agreement, is in the best interests of each of the Sellers, Guarantor and Buyer, respectively, and their respective stockholders.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1.  CERTAIN DEFINITIONS

     Section 1.1 Definitions. For the purposes of this Agreement, the following words and phrases shall have the following meanings:

     "Acquired Assets" means collectively the GPU Assets and the Development Assets.

     "Adjusted Net Working Capital" means the result obtained by subtracting the Base Net Working Capital from the Closing Net Working Capital.

     "Adjustment Amount" means the difference between (i) the sum, without duplication, of (a) Adjusted Net Working Capital, (b) Budgeted Capital Expenditures and such additional amounts of Capital Expenditures as are allowed under Section 6.5.2(i)(1) or (3), (c) Budgeted Development Costs (whether expensed or capitalized) and such additional amounts of Development Costs as are allowed under Section 6.5.2(i)(2), and (d) expenditures to which Buyer has consented in writing, and (ii) the sum, without duplication, of (a)(1) any cash proceeds from any dispositions of Acquired Assets (other than current assets) that are obsolete, or (2) any salvage cash proceeds from the removal or replacement of Acquired Assets that are capital assets that have not been repaired or replaced or that have been repaired or replaced in accordance with
Section 6.5.2(b), (b) the Preclosing Seller Breach Amount, (c) insurance proceeds received in connection with a casualty or property loss to the extent Sellers have not previously repaired or replaced the covered property and (d) the Mark to Market Adjustment Amount.

     "Advisors" has the meaning as set forth in Section 14.8.2.

     "Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another Person. For purposes of the foregoing, "control", with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

     "Aggregate Purchase Price" has the meaning as set forth in Section 2.1.2.

     "Agreement" has the meaning as set forth in the first paragraph of this Agreement.

     "Amended and Restated Transition Power Purchase Agreements" means (i) the Amended and Restated Transition Power Purchase Agreement among Sithe, Metropolitan Edison Company, Sithe Pennsylvania Holdings, LLC and Sithe Power Marketing, dated as of November 24, 1999, (ii) the Amended and Restated Transition Power Purchase Agreement among Sithe, Pennsylvania Electric Company, Sithe Pennsylvania Holdings, LLC, Sithe Maryland Holdings, LLC and Sithe Power Marketing, dated as of November 24, 1999, and (iii) the Amended and Restated Transition Power Purchase Agreement among Sithe, Jersey Central Power and Light Company, Sithe New Jersey Holdings, LLC and Sithe Power Marketing, dated as of November 24, 1999.

     "Assignment" means that certain Assignment and Transfer Agreement and Bill of Sale, to be dated as of the Closing Date, substantially in the form of
Schedule 9.3B.

     "Balance Sheets" means the Opening Balance Sheet, the December Balance Sheet and the Closing Balance Sheet, all of which shall be prepared in accordance with GAAP.

     "Base Net Working Capital" means the Net Working Capital of the Companies and their Subsidiaries on a combined basis as of November 24, 1999 as determined from the Opening Balance Sheet.

     "BECO Facility" means that certain Credit Agreement, dated as of May 15, 1998, among Sithe New England Holdings, LLC, Bank of Montreal, as agent, and the financial institutions party thereto, as amended, modified and supplemented.

     "Benefit Arrangement" means any executive incentive arrangement, consisting of: (i) any employment or individual personal services agreement involving an annual base salary of at least $250,000 (with respect to any such agreement that is an employment agreement) or annual compensation of at least $250,000 (with respect to any other such agreement), but excluding any agreement of at-will employment, (ii) any equity compensation plan and (iii) any deferred compensation plan.

     "Benefit Plans" has the meaning as set forth in Section 3.12.1.

     "Budgeted Capital Expenditures" means those expenditures incurred between January 1, 2000 and the Closing Date in accordance with Schedule 3.9.

     "Budgeted Development Costs" means those costs incurred between January 1, 2000 and the Closing Date in the development of the Development Projects that are set forth on Schedule 1E.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

     "Buyer" has the meaning as set forth in the first paragraph of this Agreement.

     "Buyer Group" has the meaning as set forth in Section 6.1.1.

     "Buyer's Representatives" has the meaning as set forth in Section 6.5.5(a).

     "Buyer's Trading Representatives" has the meaning as set forth in Section 6.5.5(b).

     "Capital Expenditures" means expenditures that may be capitalized in accordance with GAAP using the same accounting policies (which are in accordance with GAAP) as were used by the Sellers in the preparation of the Opening Balance Sheet or that Buyer agrees in writing should be treated as capitalized expenses under this Agreement.

     "Cash Equivalents" means (i) cash, (ii) debt securities issued, guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit, eurodollar time deposits, bankers' acceptances and bank deposits, (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) above, and (v) commercial paper.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. Sections 9601-9675).

     "CFO Certificate" has the meaning as set forth in Section 13.3.1.

     "Chief Financial Officer of Guarantor" has the meaning as set forth in
Section 13.3.1.

     "Charter Documents" means, with respect to any Person, the certificate of incorporation, by-laws, articles of organization, limited liability company agreement, partnership agreement, formation agreement or other similar organizational documents of such Person.

     "Closing" has the meaning as set forth in Section 9.1.

     "Closing Date" has the meaning as set forth in Section 9.1.

     "Closing Balance Sheet" means an audited combining balance sheet at the Closing Date of the Companies and their Subsidiaries, which balance sheet shall not reflect any intercompany payables or receivables, to be prepared in accordance with GAAP, using the same accounting policies (which are in accordance with GAAP) as were used by the Sellers in the preparation of the Opening Balance Sheet.

     "Closing Net Working Capital" means the Net Working Capital of the Companies and their Subsidiaries on a combined basis as of the Closing Date as determined from the Closing Balance Sheet.

     "Code" means the Internal Revenue Code of 1986, as amended. All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

     "Collective Bargaining Agreements" has the meaning as set forth in
Section 3.11.

     "Company" has the meaning as set forth in Recital A.

     "Confidential Acquired Asset Information" has the meaning as set forth in
Section 14.14(b).

     "Confidential Information" has the meaning as set forth in
Section 14.14(a).

     "Confidentiality Agreement" has the meaning as set forth in Section 6.1.1.

     "Contract" means a contract, agreement, note, bond, mortgage, indenture, easement, lease, license, instrument or other obligation.

     "December Balance Sheet" has the meaning as set forth in Section 3.5.

     "Development Assets" means all rights of the Sellers and their Affiliates relating primarily to the Development Projects, including but not limited to those arising pursuant to the Contracts, Permits and Environmental Permits and other rights listed on Schedule 1A, and all books and records (including but not limited to proposals, studies and applications) relating to the Development Projects; provided, that the term "Development Assets" shall not include any

GPU Assets and shall not include any assets of any Seller or any Affiliate of any Seller that are not primarily related to the Development Projects.

     "Development Costs" means costs incurred (whether capitalized or expensed) in the development of the Development Projects including costs, fees and expenses to be paid to third parties and costs chargeable by Sellers or their Affiliates controlled by them to the Development Projects, in accordance with Sithe's standard practices existing at the date hereof.

     "Development Projects" means the Hunterstown, Erie West, Portland, Atlantic, Seward and Gilbert generation projects under development by Sellers or any of their Affiliates in the geographic area covered by PJM.

     "Direct Claim" has the meaning as set forth in Section 12.2.3.

     "DOJ" has the meaning as set forth in Section 6.2.1.

     "Due Date" has the meaning as set forth in Section 6.4.12.

     "Easement Agreements" means, collectively, those certain Easement Agreements entered into pursuant to the Sithe/GPU Agreements with respect to certain of the Real Property.

     "Election" has the meaning as set forth in Section 6.4.1.1.

     "Emission Allowance" means all present and future authorizations to emit specified units of pollutants or Hazardous Substances, which units are established by a Governmental Authority with jurisdiction over the generating facilities included in the Acquired Assets and relating to such Acquired Assets under (i) an air pollution control and emission reduction program designed to mitigate global warming or interstate or intra-state transport of air pollutants or Hazardous Substances; (ii) a program designed to mitigate impairment of surface waters, watersheds or groundwater; or (iii) any pollution reduction program with a similar purpose. Emission

Allowances include allowances, as described above, regardless as to whether the Governmental Authority establishing such Emission Allowances designates such allowances by a name other than "allowances."

     "Emission Reduction Credits" means credits in units that are established by a Governmental Authority with jurisdiction over the generating facilities included in the Acquired Assets that have obtained the credits, resulting from reductions in the emissions of air pollutants from an emitting source or facility (including, without limitation, and to the extent allowable under applicable law, reductions from shut-downs or control of emissions beyond that required by applicable law) that: (i) have been identified by the applicable state regulatory authorities as complying with applicable state laws and regulations governing the establishment of such credits (including, without limitation, that such emissions reductions are enforceable, permanent, quantifiable and surplus); or (ii) have been certified by any other applicable Governmental Authority as complying with the laws and regulations governing the establishment of such credits (including, without limitation, that such emissions reductions are enforceable, permanent, quantifiable and surplus). The term includes Emission Reduction Credits that have been approved by any applicable state regulatory agency and are awaiting United States Environmental Protection Agency approval. The term also includes certified air emissions reductions, as described above, regardless as to whether the Governmental Authority certifying such reductions designates such certified air emissions reductions by a name other than "emission reduction credits."

     "Employee Benefit Plan" means any employee benefit plan, as defined in
Section 3(3) of ERISA.

     "Environmental Claim" means administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other written communication, whether criminal or civil, pursuant to or arising under any applicable Environmental Law by any Person to the extent based upon, alleging, asserting, or claiming any actual or potential (a) violation of, or liability under any Environmental Law, (b) violation of any Environmental Permit, or (c) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the environment of any Hazardous Substances at any location related to the Acquired Assets, including, but not limited to, any off-Site location to which Hazardous Substances, or materials containing Hazardous Substances, were sent for handling, storage, treatment, or disposal.

     "Environmental Laws" means all applicable federal, state and local laws and regulations, relating to pollution or protection of the environment, natural resources or human health and safety, including laws and regulations relating to Releases or threatened Releases of Hazardous Substances (including, without limitation, Releases to ambient air, surface water, groundwater, land and surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport, disposal or handling of Hazardous Substances.

     "Environmental Permits" means permits, certificates, certifications, licenses, franchises and other governmental filings, notices, authorizations, consents and approvals under Environmental Laws.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" of any Company and any Subsidiary of any Company means any other Person that, together with the relevant Company or Subsidiary, is or was required to be treated as a single employer under Section 414 of the Code.

     "Estimated Closing Statement" has the meaning as set forth in Section
2.2.1.

     "Estimated Adjustment Amount" has the meaning as set forth in Section
2.2.1.

     "Excluded Liabilities" means the sum of (a) affiliate notes payable, (b) GPU Post Closing Amounts, (c) maintenance reserves and (d) deferred taxes, all as determined from the Balance Sheets.

     "FERC" has the meaning as set forth in Section 6.2.2.

     "Financial Statements" has the meaning as set forth in Section 3.5.

     "Financing Parties" has the meaning as set forth in Section 6.3.

     "Fixed Purchase Price" has the meaning as set forth in Section 2.1.2.

     "FTC" has the meaning as set forth in Section 6.2.1.

     "Funded Debt" means indebtedness for borrowed money (other than under the Intercompany Notes, and other than accounts payable and trade payables incurred in the ordinary course of business).

     "GAAP" means generally accepted accounting principles in the United States, consistently applied.

     "Genco" has the meaning set forth in the first paragraph of this Agreement.

     "Good Operating Practices" mean any of the practices, methods and acts engaged in or approved by a significant portion of the electric generation industry or any of the practices, methods or acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, would have been expected to accomplish the desired result at a reasonable cost consistent with good electric generation industry business practices, reliability, safety and expedition during the relevant time period. Good Operating Practices are not intended to be limited to the optimum practices, methods or acts to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the industry.

     "Governmental Authority" means any federal, state, local or other governmental, regulatory or administrative agency, commission, department, board, or other governmental subdivision, court, tribunal, arbitrating body or other governmental authority.

     "GPU" means GPU, Inc., a Pennsylvania corporation and a party to one or more of the Sithe/GPU Agreements.

     "GPU Assets" means all of the following:

          (a) the "Purchased Assets" as defined in the Sithe/GPU Agreements excluding assets identified in any Sithe/GPU Agreements as not being included in the transactions contemplated in the Sithe/GPU Agreements, but including any right that the Sellers and their Affiliates have to acquire the stock or assets of York Haven Power Company and of Forked River station (but excluding such stock or assets themselves);

          (b) all rights of the Sellers and their Affiliates under the GPU Project Documents and all rights, claims and causes of actions accrued or accruing thereunder;

          (c) all rights of the Sellers and their Affiliates under the Sithe/GPU Agreements and all rights, claims and causes of action accrued or accruing thereunder; and

          (d) all of the assets and rights of the Sellers and their Affiliates, acquired or created since November 24, 1999 and used in connection with, and relating primarily to, the assets referred to in clause (a) of this definition, including without limitation such assets consisting of Real Property, Inventories, tangible personal property, Contract rights (including any rights to sell power), Real Property leases, Permits, Environmental Permits, books and records, Emission Reduction Credits and Emission Allowances, unexpired and transferable warranties and guaranties from third parties with respect to Real Property or personal property, year 2000 compliance information, names of plants (excluding the right to use the name "Sithe") and intellectual property; provided, that the GPU Assets shall not include (i) any Cash Equivalents, (ii) the name "Sithe" or any right of use thereof, or (iii) any corporate-wide information, technology, financial reporting or accounting systems, including software relating thereto and hardware not located on the premises of any facility included in the GPU Assets; provided, however, that Buyer shall be furnished with data related to the GPU Assets in a form agreeable to Buyer and the Sellers.

     "GPU Liabilities" means all of the obligations and liabilities (whether accrued, absolute, contingent or otherwise) of Sithe or any of its Subsidiaries (or any of their respective successors or assigns) under (i) the GPU Project Documents, including, without limitation, obligations arising out of GPU Project Documents that consist of assumed Contracts and Easement Agreements, and Permitted Liens, (ii) the "Assumed Liabilities" as defined in the Sithe/GPU Agreements, (iii) the Sithe/GPU Agreements (other than transaction expenses, including transfer taxes, incurred pursuant to the Sithe/GPU Agreements) and
(iv) the Intercompany Notes.

     "GPU Post Closing Amounts" means "Post-Closing Adjustments" as defined in
Section 3.3(c) of the Sithe/GPU Agreements.

     "GPU Project Documents" means the agreements and documents listed on
Schedule 1B.

     "GPU Sellers" has the meaning set forth in Section 6.8.

     "Guaranteed Obligations" has the meaning as set forth in Section 13.1.

     "Guarantor" has the meaning as set forth in the first paragraph of this Agreement.

     "Hazardous Substances" or "hazardous substances" means (a) any petrochemical or petroleum products, coal ash, oil, radioactive materials, radon gas, asbestos in any form that is friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid which contains levels of polychlorinated biphenyls in excess of 50 parts per million, (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "hazardous constituents," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants," "pollutants," "toxic pollutants" or words of similar meaning and regulatory effect under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable Environmental Law.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indemnifiable Loss" has the meaning as set forth in Section 12.1.

     "Indemnifying Party" has the meaning as set forth in Section 12.2.1.

     "Indemnitee" has the meaning as set forth in Section 12.1.

     "Independent Accounting Firm" means an independent accounting firm of national reputation that is mutually appointed by Sithe and Buyer (other than the regular outside accounting firm of any of Buyer, Guarantor or any Seller).

     "Interim Services Agreement" shall mean that certain Interim Services Agreement, to be entered into between Sithe and Buyer, a general description of which is attached hereto as Schedule 1C.

     "Inventories" means coal, fuel oil or alternative fuel inventories, limestone, materials, spare parts, consumable supplies and chemical and gas inventories relating to the operation of a generating facility included in the Acquired Assets.

     "Intercompany Notes" means (a) the promissory note, dated November 24, 1999, issued by Sithe Pennsylvania Holders LLC to Genco in the principal amount of $1,278,272,817.78, (b) the promissory note, dated November 24, 1999, issued by Sithe New Jersey Holdings LLC to Genco in the principal amount of $145,033,723.56, (c) the promissory note, dated November 24, 1999, issued by Sithe Maryland Holdings LLC to Genco in the principal amount of $11,840,000.00,
(d) the promissory note, dated November 24, 1999, issued by Sithe Pennsylvania Holdings LLC to Genco in the initial principal amount of $124,784,102.22, (e) the promissory note, dated December 31, 1999, issued by Sithe Pennsylvania Holdings LLC to Genco in the initial principal amount of $15,262,506.00, (f) the promissory note, dated December 31, 1999, issued by Sithe New Jersey Holdings LLC to Genco in the initial principal amount of $0.00, and (g) the promissory note, dated December 31, 1999, issued by Sithe Maryland Holdings LLC to Genco in the initial principal amount of $118,446.00 (as the principal balance owing under the promissory notes referred to in clauses (e), (f) and (g) may change from time to time prior to the Closing in accordance with this Agreement).

     "ISRA" has the meaning as set forth in Section 6.14.

     "Keystone and Conemaugh Operating Agreements" means (i) the Conemaugh Operating Agreement between Pennsylvania Electric Company and Conemaugh Station Owners, dated as of December 1, 1967, as amended through the date hereof (the last such amendment being dated November 24, 1999) and (ii) the Keystone Operating Agreement between Pennsylvania Electric Company and Keystone Station Owners, dated as of December 1, 1967 as amended through the date hereof (the last such amendment being dated March 25, 1998).

     "Keystone and Conemaugh Owners' Agreements" means (i) the Memorandum of Owners' Agreement Conemaugh Steam Electric Station among Conemaugh Station Owners, dated as of August 1, 1966; and (ii) the Memorandum of Owners' Agreement Keystone Steam Electric Station among Keystone Station Owners, dated December 7, 1964.

     "knowledge" or words to such effect means (a) with respect to any Person that is an individual, the actual knowledge without independent investigation of such Person and (b) (i) in the case of Sithe, the actual knowledge of the executive officers listed on Schedule 1D after due inquiry by one or more of such executive officers of (A) the plant managers of the generating facilities included in the GPU Assets and (B) Martin Rosenberg, pursuant to Section 6.5.4 and (ii) in the case of Buyer, the actual knowledge of the executive officers listed on Schedule 1D.

     "Liens" means liens, charges, restrictions, claims or encumbrances of any nature.

     "LLC Interests" has the meaning as set forth in Section 4.4.

     "Mark to Market Adjustment Amount" means the amount (which may be positive or negative) by which the market value (as defined by the mid-point of the bid and ask price, as agreed by Buyer and Seller) of any outstanding Trading Contracts, as of the Closing Date, listed in Schedule 6.5.2(f)(A) varies from the recorded value of such Trading Contracts at the Closing Date.

     "material" or "materially," when used with respect to any Company or any Subsidiary of any Company or any of the Acquired Assets (except when used to modify the term "Lien" or "Liens" in Section 3.14), means material to (i) the Companies and their Subsidiaries, taken as a whole or (ii) any Specified Plant (as defined below in the definition of "Material Adverse Effect").

     "Material Adverse Effect" means an effect that is or reasonably could be expected to be materially adverse to the business, assets, condition (financial or otherwise), prospects, properties or results of operations of (a) the Companies and their Subsidiaries, taken as a whole, or (b) a Specified Plant (as defined below), excluding in any case, (i) any changes, circumstances or effects resulting from or relating to changes or developments in the economy, financial markets, commodity markets (including power markets), laws, regulations or rules in the applicable electric power markets (including, without limitation, changes in laws or regulations affecting owners or providers of electric generation, transmission or distribution as a group and not the Companies exclusively) or in the political climate generally or in any specific region and (ii) any changes in conditions or developments generally applicable to the industries in which any of the Companies or any of their Subsidiaries is involved. As used herein, each of the following shall be a "Specified Plant": (1) the Shawville Station and associated GPU Assets taken as a whole;

(2) the Portland Station and associated GPU Assets taken as a whole; and (3) collectively, all GPU Assets taken as a whole that were conveyed to the Sellers or their Affiliates under the Sithe/GPU Agreement identified in clause (d) of the definition of Sithe/GPU Agreements.

     "Material Contract" means each Contract to which any Company or any Subsidiary of any Company is a party or by which any of them or any of their respective property may be bound and which, in each case, is material to (a) the Companies and their Subsidiaries taken as a whole or (b) any Specified Plant
(as defined above in the definition of "Material Adverse Effect"); provided, however, that the term "Material Contract" shall not include the Project Office Contracts.

     "Mid-Atlantic Stock" has the meaning as set forth in Section 4.4.

     "Multiemployer Plan" means a multiemployer plan, as defined in Sections 3(37) and 4001(a)(3) of ERISA.

     "Net Working Capital" means the difference between (i) the sum of (a) fuel inventory, including with respect to the Opening Balance Sheet, the balance in any intercompany account with respect to fuel, (b) material and supplies inventories, (c) other current assets, (d) other assets (excluding land, property, plant & equipment, construction work in progress, project development costs, goodwill, and long-term receivables from joint owners), and (e) receivables from unaffiliated third parties (other than (1) insurance receivables to the extent covered property is not being repaired or replaced and
(2) salvage receivables from the removal or replacement of Acquired Assets that are capital assets that have not been repaired or replaced or that have been repaired or replaced in accordance with Section 6.5.2(b)), and (ii) the sum of
(x) third party trade payables and (y) any other liabilities to unaffiliated third parties other than (A) Excluded

Liabilities, (B) any liabilities related to the capacity payments payable under the transportation contract between Pennsylvania Power & Light Company, Interstate Energy Company and Jersey Central Power & Light Company, for the Gilbert Station, dated as of August 12, 1977, and (C) Taxes for which either Seller is liable pursuant to Section 6.4, all as determined from the Balance Sheets.

     "Net Worth" means, with respect to any Person, (a) the total assets of such Person and its Subsidiaries on a consolidated basis, less (b) the total liabilities of such Person and its Subsidiaries, on a consolidated basis, in each case, determined in accordance with GAAP.

     "NJDEP" has the meaning as set forth in Section 6.14.

     "N.J.S.A." has the meaning as set forth in Section 3.20.

     "Northeast Management" means Sithe Northeast Management Company, a Pennsylvania corporation.

     "Opening Balance Sheet" has the meaning as set forth in Section 3.5.

     "Other Transfer Taxes" has the meaning as set forth in Section 6.4.3.2.

     "Payor" has the meaning as set forth in Section 6.4.2.

     "Permits" means permits, certificates, certifications, licenses, franchises and other filings, notices, authorizations, consents and approvals of any Governmental Authority (other than Environmental Permits).

     "Permitted Liens" has the meaning as set forth in Section 3.14.

     "Person" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a Governmental Authority.

     "PJM" means the Pennsylvania - New Jersey - Maryland power pool.

     "Post-Closing Statement" has the meaning as set forth in Section 2.2.4.

     "Preclosing Seller Breach Amount" shall mean the sum of the amount of damages to Buyer, determined without regard to materiality or Material Adverse Effect, resulting from a breach by the Sellers or any Company or any Subsidiary of any Company of (i) the representations set forth in

     (a) Sections 3.4.1 and 4.4 to the effect that the Sellers own 100% of the equity interests in the Companies and each Subsidiary of the Companies free and clear of any Liens, or

     (b) Section 3.4.4 regarding the lack of business activities conducted in the Companies and the Subsidiaries of the Companies other than in connection with the acquisition, ownership, development and operation of the GPU Assets and the absence of any Funded Debt (or any Liens related to any Funded Debt), or

     (ii) the covenants set forth in paragraphs (b), (d), (f), (h) and (i) of
Section 6.5.2. For purposes of this definition, the damages to Buyer with respect to a breach shall be deemed to be the monetary difference between (i) the facts as represented as compared to the actual facts to which a specified representation relates or (ii) the performance required by a specified covenant as compared to actual performance. Such damages shall not include punitive, incidental, special, exemplary or consequential damages, but only such actual monetary differences as provided in the preceding sentence.

     "Preclosing Seller Breach Amount Statement" has the meaning as set forth in Section 2.2.1.

     "Preparer" has the meaning as set forth in Section 6.4.2.

     "Project Office Contracts" shall mean the Contracts which are entered into or administered by the Keystone-Conemaugh Project Office on behalf of the owners of the Keystone and Conemaugh generating stations.
     "PUHCA" means the Public Utility Holding Company Act of 1935, as amended. "Real Property" means those certain parcels of land (including all buildings, facilities and other improvements thereon and all appurtenances thereto and any and all easements and rights of ingress and egress) included in the Acquired Assets, excluding the real property that are assets owned by the York Haven Power Company and those related to the Forked River station (to which the Company or any Subsidiary of the Company have rights pursuant to the Sithe/GPU Agreements).
     "reasonable efforts" means commercially reasonable efforts.
     "Recipient" has the meaning as set forth in Section 6.4.6.1.
     "Release" means release, spill, leak, discharge, dispose of, pump, pour, emit, empty, inject, leach, dump or allow to escape into or through the environment.
     "Remediation" means action of any kind to address a Release or the presence of Hazardous Substances at a Site or an off-Site location including, without limitation, any or all of the following activities to the extent they relate to or arise from the presence of a Hazardous Substance at a Site or an off-Site location: (a) monitoring, investigation, assessment, treatment, cleanup, containment, removal, mitigation, response or restoration work; (b) obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such activity; (c) preparing and implementing any plans or studies for any such activity; (d) obtaining a written notice from a Governmental Authority with jurisdiction over a

Site or an off-Site location under Environmental Laws that no material additional work is required by such Governmental Authority; and (c) the use, implementation, application, installation, operation or maintenance of removal actions on a Site or an off-Site location, remedial technologies applied to the surface or subsurface soils, excavation and off-Site treatment or disposal of soils, systems for long term treatment of surface water or groundwater, engineering controls or institutional controls, provided, that for purposes of the foregoing, references to "off-Site" locations refer to such locations only with respect to the period from November 24, 1999 to the Closing Date.

     "Remediation Agreements" has the meaning as set forth in Section 6.14.

     "RES" has the meaning as set forth in Section 6.18.

     "Sellers" has the meaning as set forth in the first paragraph of this Agreement.

     "Sellers' Representatives" has the meaning as set forth in Section
6.5.5(a).

     "Sellers' Trading Representatives" has the meaning as set forth in Section 6.5.5(b).

     "Senior Facility" means that certain Amended and Restated Senior Secured Revolving Credit Agreement, dated as of December 19, 1997 and amended and restated, among Sithe, certain Subsidiaries of Sithe, Bank of Montreal, as agent, and the financial institutions party thereto, as amended, modified and supplemented.

     "Site" means, with respect to any generating facility included in the Acquired Assets, the Real Property (including improvements) forming a part of, or used or usable in connection with the operation of, such facility, including any disposal sites included in the Real Property. Any reference to the Sites shall include, by definition, the surface and subsurface elements, including the soils and groundwater present at the Sites, and any reference to items "at the Sites" shall include all items "at, on, in, upon, over, across, under and within" the Site.

     "Sithe" has the meaning set forth in the first paragraph of this Agreement.

     "Sithe/GPU Agreements" means, collectively (a) the Purchase and Sale Agreement dated as of October 29, 1998, as amended by Amendments 1 through 9, between Sithe and Jersey Central Power & Light Company, a New Jersey corporation; (b) the Purchase and Sale Agreement dated as of October 29, 1998, as amended by Amendments 1 through 9, between Sithe and Metropolitan Edison Company, a Pennsylvania corporation; (c) the Purchase and Sale Agreement dated as of October 29, 1998, as amended by Amendments 1 through 9, between Sithe and Pennsylvania Electric Company, a Pennsylvania corporation; and (d) the Purchase and Sale Agreement dated as of October 29, 1998, as amended by Amendments 1 through 9, among Jersey Central Power & Light Company, Metropolitan Edison Company, GPU and Sithe; in each case together with related documents, instruments, agreements, including all closing statements, assignments, deeds, Easement Agreements, assumptions, bills of sale and other transfer documents executed or delivered in connection therewith.

     "Sithe Mid-Atlantic" has the meaning as set forth in the Recitals.

     "Sithe Power Marketing" shall mean Sithe Power Marketing, L.P.

     "Subsidiary" of a Person means (i) any corporation, association or other business entity of which 50% or more of the total voting power of shares or other voting securities outstanding thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership or limited liability company (a) the sole general partner or the managing general partner or managing member of which is such Person or one or more of the other Subsidiaries of such Person (or any combination thereof) or (b) the only general partners or members of which are such Person or one or more of the other Subsidiaries of such Person (or any combination thereof). For purposes of clarification, neither the Keystone generation facility nor the Conemaugh generation facility shall be deemed to be Subsidiaries of any Company.

     "Target Date" means the 90th day after the date of this Agreement.

     "Tax Audit" has the meaning as set forth in Section 6.4.6.1.

     "Tax Item" has the meaning as set forth in Section 6.4.12.

     "Taxes" mean all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, fuel, gas import, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever imposed by any governmental entity, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and shall include all liability for the payment of any consolidated or combined income taxes (including, without limitation, any United States federal consolidated income tax liability) that is payable as a result of being a member of, and which may be imposed upon, any affiliated group(as defined in Section 1504 (a) of the Code or other applicable law) of which any Taxpayer or Northeast Management is a member, and the term "Tax" means any one of the foregoing Taxes.

     "Taxpayer" means each Company and each Subsidiary of each Company other than Northeast Management.

     "Tax Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and the term "Tax Return" means any one of the foregoing Tax Returns.

     "Terminated Obligations" means (i) all (a) existing letters of credit set forth on Schedule 2.3 and any replacements thereof entered into in the ordinary course of business or (b) letters of credit issued after the date of this Agreement for the account of (1) any Company or any Subsidiary of any Company and as to which Sithe or any of its Subsidiaries has any reimbursement or other similar obligations or (2) Sithe or any of its Subsidiaries in connection with the GPU Assets, Development Assets or Development Projects, in case of clause
(1) or (2), incurred in the ordinary course of business and consistent with Good Operating Practices or with the consent of Buyer and (ii) the bonds listed on
Schedule 2.3 required by the State of Pennsylvania in connection with permits or licenses issued for the generating facilities of any Company and any Subsidiary of any Company in Pennsylvania.

     "Third Party Claim" has the meaning as set forth in Section 12.2.1.

     "Trading Contracts" has the meaning as set forth in Section 6.5.2(f).

     "Unions" shall mean Local 459 of the International Brotherhood of Electrical Workers, AFL-CIO ("IBEW"), Local 777 of the IBEW, and System Council U-3 (consisting of Local Unions 327 and 1314) of the IBEW.

     "WARN Act" has the meaning as set forth in Section 6.10.

     Section 1.2 Certain Interpretive Matters. In this Agreement, unless the context otherwise requires, the singular shall include the plural, the masculine shall include the feminine and neuter, and vice versa. The term "includes" or "including" shall mean "including without limitation." References to a Section, Article, Exhibit or Schedule shall mean a Section, Article, Exhibit or Schedule of this Agreement, and reference to a given agreement or instrument shall be a reference to that agreement or instrument as modified, amended, supplemented and restated through the date as of which such reference is made.

ARTICLE 2. PURCHASE AND SALE OF INTERCOMPANY NOTES, MID-ATLANTIC STOCK AND LLC INTERESTS

     Section 2.1 Purchase and Sale of Intercompany Notes, Mid-Atlantic Stock and LLC Interests.

           2.1.1 Transfer of Intercompany Notes, Mid-Atlantic Stock and LLC Interests. Upon the terms and subject to the conditions set forth in Articles 7 and 8, on the Closing Date Genco shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Genco, the Intercompany Notes, the Mid-Atlantic Stock and the LLC Interests.

           2.1.2 Aggregate Purchase Price. The aggregate consideration payable by Buyer to Genco for the transfer of the Intercompany Notes, the Mid-Atlantic Stock and the LLC Interests pursuant to Section 2.1.1 shall be US$2,100,000,000 (the "Fixed Purchase Price") plus the Adjustment Amount, which may be a positive or negative number (the Adjustment Amount plus the Fixed Purchase Price, the "Aggregate Purchase Price").

           2.1.3 Allocation of Aggregate Purchase Price. Of the Aggregate Purchase Price, an amount equal to the aggregate principal amount of, and accrued and unpaid interest on, the Intercompany Notes shall be allocated to the purchase of the Intercompany Notes; provided, that such amount shall in no event exceed the Aggregate Purchase Price. The balance of the

Aggregate Purchase Price, if any, shall be allocated to the purchase of the Mid-Atlantic Stock and the LLC Interests.

     Section 2.2 Determination of Adjustment Amount and Preclosing Seller Breach Amount.

             2.2.1 At least 12 Business Days prior to the Closing Date, Buyer shall prepare and deliver to the Sellers a statement (the "Preclosing Seller Breach Amount Statement") which shall include an estimate of the Preclosing Seller Breach Amount, if any, and a description in reasonable detail of (i) each event or fact giving rise to the estimated damages included in such estimated Preclosing Seller Breach Amount and (ii) Buyer's good faith calculation as to the monetary value of the damages attributable to such event or fact, in accordance with the definition of Preclosing Seller Breach Amount set forth in this Agreement. At least ten (10) Business Days prior to the Closing Date, the Sellers shall prepare and deliver to Buyer an estimated closing statement (the "Estimated Closing Statement") that shall set forth the Sellers' best estimate of the Adjustment Amount (the "Estimated Adjustment Amount"), if any, including a calculation of such Estimated Adjustment Amount in reasonable detail, provided that, solely for the purpose of establishing the Estimated Adjustment Amount, the Preclosing Seller Breach Amount shall be deemed to be Buyer's estimate of the Preclosing Seller Breach Amount included in the Preclosing Seller Breach Amount Statement and any supplement thereto submitted by Buyer in accordance with this Section 2.2 no later than three (3) Business Days prior to the Closing Date. Solely for the purpose of establishing the amount of the Adjustment Amount payable by Buyer to Genco at the Closing as part of the Aggregate Purchase Price, the Estimated Adjustment Amount shall be deemed to be the Adjustment Amount and Buyer shall pay the Fixed Purchase Price plus the Estimated Adjustment Amount to Genco at the Closing, subject to this Section 2.2.


          2.2.2 At any time from the date on which Buyer shall have delivered the Preclosing Seller Breach Amount Statement to the Sellers until the 30th day after the Closing Date, the Sellers may object in writing to the estimated Preclosing Seller Breach Amount or any other information included in the Preclosing Seller Breach Amount Statement, which objection should include a description, in reasonable detail, of the basis for such objection. If Sellers so object, the parties shall attempt to resolve such dispute by negotiation. If the parties are unable to resolve such dispute within ten (10) Business Days of receipt by Buyer of any objection by the Sellers, such dispute shall be submitted to final and binding arbitration before J*A*M*S/ENDISPUTE, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. Any party may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with J*A*M*S/ENDISPUTE, with a copy to the other parties. The arbitration will be conducted in accordance with the provisions of J*A*M*S/ENDISPUTE's Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with J*A*M*S/ENDISPUTE and with one another in selecting an arbitrator from J*A*M*S/ENDISPUTE's panel of neutrals, and in scheduling the arbitration proceedings. The arbitrator shall be instructed to make a final determination with respect to the submitted dispute within sixty (60) days of the date of the appointment. The arbitrator shall consider only the alleged breaches described in the Preclosing Seller Breach Amount Statement and in any supplement thereto submitted in writing by Buyer to the Sellers on or prior to the Closing Date (which supplement, if any, shall contain the same type of information required to be included in the Preclosing Seller Breach Amount Statement with respect to any alleged breaches described in such supplement), which breaches may only be with respect to the matters specified in the definition of Preclosing Seller Breach Amount set forth in this Agreement. The Sellers may object to any supplement provided by Buyer in writing prior to the 30th day after the Closing Date, which objection should include a description, in reasonable detail, of the basis for any such objection. The arbitrator shall determine the amount of damages, if any, that constitute the Preclosing Seller Breach Amount in accordance with the definition of Preclosing Seller Breach Amount set forth in this Agreement. In no event may the amount of the Preclosing Seller Breach Amount exceed the estimate of the Preclosing Seller Breach Amount included in the Preclosing Seller Breach Amount Statement and any supplement thereto submitted by Buyer to the Sellers in accordance with this Section 2.2.2. The final determination of the Preclosing Seller Breach Amount resulting from such arbitration shall be final and binding on the parties hereto. The parties covenant that they will participate in the arbitration in good faith. The provisions of this Section 2.2.2 may be enforced by any court of competent jurisdiction.

     2.2.3 In the event that the Preclosing Seller Breach Amount as determined pursuant to Section 2.2.2 (whether by arbitration or by settlement of the parties after the Closing), if any, is less than the estimate of the Preclosing Seller Breach Amount, if any, included in the Preclosing Seller Breach Amount Statement and any supplement thereto submitted by Buyer to the Sellers in accordance with Section 2.2.2, then Buyer shall pay to Genco, no later than five (5) Business Days after such determination pursuant to Section 2.2.2, by wire transfer of immediately available funds to an account designated by Genco, the amount of such difference, plus interest on such amount from and including the Closing Date to the date of payment at an annual rate of 18%. In addition, in the event that the estimate of the Preclosing Seller Breach Amount, if any, included in the Preclosing Seller Breach Amount Statement (and any supplement thereto submitted by Buyer to the Sellers in accordance with Section 2.2.2) is more than 118% of the Preclosing Seller Breach Amount determined pursuant to Section 2.2.2) (whether by arbitration or by settlement of the parties after the Closing), then Buyer shall also include in such payment to Genco the fees and expenses (including reasonable legal and accounting fees and expenses) incurred by the Sellers in connection with the determination of the Preclosing Seller Breach Amount pursuant to Section 2.2.2 (whether by arbitration or by settlement of the parties after the Closing).

     2.2.4 Within ninety (90) days following the Closing Date, the Sellers shall prepare and deliver to Buyer a final closing statement (the "Post-Closing Statement") that shall set forth the amount of the Adjustment Amount (other than the Preclosing Seller Breach Amount). The Post-Closing Statement shall include
(i) the Opening Balance Sheet, expanded to include financial statement footnotes, and (ii) the Closing Balance Sheet. The Sellers shall provide Buyer and Buyer's independent auditors with copies of, or access to, records and other information that Buyer may reasonably request with respect to the information set forth on the Post-Closing Statement (other than the Preclosing Seller Breach Amount). For purposes of the Post-Closing Statement, the values of fuel inventories and materials and supplies inventories on the Closing Balance Sheet will be determined after physical inventory observations, performed in accordance with normal and customary industry practices, performed on or about the Closing

Date, at Buyer's cost, utilizing inventory valuation methods consistent with those used on the Opening Balance Sheet.

     2.2.5 Within thirty (30) days following the delivery of the Post-Closing Statement by the Sellers to Buyer, Buyer may object to the Adjustment Amount (other than the Preclosing Seller Breach Amount) in writing. If Buyer so objects to the Adjustment Amount, the parties shall attempt to resolve such dispute by negotiation. If the parties are unable to resolve such dispute within thirty
(30) days of any objection by Buyer, the parties shall appoint the Independent Accounting Firm, and shall instruct such firm, at Sithe's and Buyer's joint expense, to review the calculation of the Adjustment Amount (other than the Preclosing Seller Breach Amount) and determine the appropriate amount of the Adjustment Amount (other than the Preclosing Seller Breach Amount), in accordance with this Agreement, within thirty (30) days of such appointment. The parties agree to cooperate with the Independent Accounting Firm and provide it with such information as it reasonably requests to enable it to make such determination. The finding of such Independent Accounting Firm shall be binding on the parties hereto.

     2.2.6 Upon final determination of the Adjustment Amount (other than the Preclosing Seller Breach Amount) pursuant to Section 2.2.5, whether by agreement of the parties or as otherwise provided above, and regardless of whether the Preclosing Seller Breach Amount has been finally determined, (a) if the Adjustment Amount (assuming for this purpose that Preclosing Seller Breach Amount is zero) is more than the Estimated Adjustment Amount (assuming for this purpose that Preclosing Seller Breach Amount is zero), Buyer shall pay such difference to Genco and (b) if the Adjustment Amount (assuming for this purpose that Preclosing

Seller Breach Amount is zero) is less than the Estimated Adjustment Amount (assuming for this purpose that Preclosing Seller Breach Amount is zero), Genco shall pay such difference to Buyer, in either case, no later than five (5) Business Days after such determination, by wire transfer of immediately available funds to an account designated by the payee.

     2.2.7 Notwithstanding anything else in this Agreement to the contrary, (a) in no event shall the Closing Balance Sheet or the calculation of Net Working Capital include any accrual, reserve or liability with respect to any matter included in the Preclosing Seller Breach Amount in excess of the accrual, reserve or liability with respect thereto included in the Opening Balance Sheet,
(b) in no event shall any accrual, reserve or liability be included on the Closing Balance Sheet or in the calculation of Net Working Capital with respect to any matter disclosed in Section 3.2, 3.3, 3.6, 3.7, 3.8, 3.11, 3.12, 3.13,
3.14, 3.15, 3.17, 3.18, 3.19, 3.20 or 3.21, including any disclosure schedule relating to any of the foregoing Sections (except (i) to the extent that an accrual, reserve or liability with respect to such matter was included on the Opening Balance Sheet, in which case no adjustment shall be made to such accrual, reserve or liability for purposes of the Closing Balance Sheet and (ii) for accruals for third party trade payables and accrued expenses incurred in the ordinary course of business through the Closing Date) and (c) there shall be no accrual, reserve or liability on the Closing Balance Sheet or in the calculation of Net Working Capital with respect to any event or matter which gave rise to or was part of a Material Adverse Effect.

Section 2.3  Terminated Obligations.

     On the Closing Date, in addition to paying the Fixed Purchase Price and the Estimated Adjustment Amount to the Sellers, Buyer shall provide evidence of the delivery of substitute letters of credit or other security for each of the Terminated Obligations in form and substance satisfactory to the beneficiary of each such Terminated Obligation and use reasonable efforts to deliver to the Sellers releases with respect to all Terminated Obligations as soon as reasonably practicable. If Buyer is unable to effect any such substitution on or prior to the Closing Date, Buyer will also indemnify and hold harmless each Seller from and against any liabilities, claims, demands, judgments, losses, costs, damages or expenses from and after the Closing Date that such Seller may sustain, suffer or incur and that result from or arise out of or relate to that Terminated Obligation until such time as substitutions of all such Terminated Obligations are effected and releases thereto have been obtained; provided that Buyer shall continue to use reasonable efforts to effect such substitution at all times after the Closing Date with respect to the Terminated Obligations until such time when the substitution of all Terminated Obligations has been effected. The Sellers shall cooperate with and use reasonable efforts to assist Buyer in obtaining any such releases; provided that none of the Companies, any Subsidiary of any Company, any Seller or any Affiliate of any Seller shall be obligated to seek any waiver or consent from any issuer of any Terminated Obligation; and provided further, that the failure of either Seller to perform its obligations in this Section shall not constitute an event that would, by itself, give rise to any claim by Buyer or right of Buyer to terminate this Agreement.

     Section 2.4 Senior Credit Facility and BECO Facility. On or prior to the Closing Date, the Sellers shall, with respect to each of the Senior Credit Facility and the BECO Facility, either (i) obtain consent of the lenders under such facility to the consummation of the transactions contemplated by this Agreement or (ii) discharge all outstanding obligations of the

Sellers and their Affiliates under such facility. If the Sellers elect to follow clause (ii), the Sellers and Buyer shall cooperate with one another to arrange mutually satisfactory arrangements for the payment of the Aggregate Purchase Price to assure that the outstanding obligations referred to in such clause (ii) are discharged.

     Section 2.5 Allocation of Aggregate Purchase Price. For United States federal and applicable state income tax purposes, the Aggregate Purchase Price and all other capitalized costs shall be allocated among the Mid-Atlantic Stock and the assets of the other Companies and their Subsidiaries. In connection therewith, Buyer shall prepare and submit to the Sellers a proposed allocation of the Aggregate Purchase Price and all other capitalized costs among the Mid-Atlantic Stock and the assets of the other Companies and their Subsidiaries as soon as reasonably practicable after the Closing. Sellers shall approve and agree to the proposed allocation unless Sellers reasonably determine that the proposed allocation is improper. Each of Buyer and each of the Sellers agrees to file Internal Revenue Service Form 8594, and all federal, state, local and foreign tax returns, in a manner consistent with any such agreed upon allocation. Each of Buyer and each of the Sellers agrees to provide the others promptly with any information required to complete Form 8594. Buyer and the Sellers shall notify and provide the others with reasonable assistance in the event of an examination, audit or other proceeding regarding any allocation of the Aggregate Purchase Price agreed to pursuant to this Section 2.5.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANIES

     Except as otherwise disclosed in this Agreement, or in any Schedule, Sithe hereby represents and warrants to Buyer, as of the date hereof (except where such representation or warranty is expressly made as of another specific date), as follows:

     Section 3.1    Organization, Qualification and Power.

           3.1.1 Sithe Mid-Atlantic is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to transact business as a foreign corporation in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have, individually or in the aggregate, a Material Adverse Effect. Each Company other than Sithe Mid-Atlantic is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to transact business as a foreign business entity in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have, individually or in the aggregate, a Material Adverse Effect. Each Company has full power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted.

           3.1.2 Each Subsidiary of any Company that is a corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each Subsidiary of any Company that is a partnership or limited liability company is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Subsidiary of any Company is duly licensed or qualified to transact business as a foreign corporation, limited liability company or partnership, as applicable, in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Material Adverse Effect. Each Subsidiary of any Company has the requisite corporate or organizational power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted.

     Section 3.2 Condemnation. Except as set forth in Schedule 3.2 and except as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Companies and none of their Subsidiaries has received any written notices of, and Sithe has no knowledge of, any pending or threatened proceedings or governmental actions to condemn or take by power of eminent domain all or any part of the Real Property and there have been no casualties or condemnation proceedings relating to the Acquired Assets since November 24, 1999.

     Section 3.3 No Conflict. Except as set forth in Schedule 3.3, the execution, delivery and performance by the Sellers of this Agreement and the consummation by the Sellers of the transactions contemplated hereby will not
(i) violate, conflict with or result in a breach of any provisions of the Charter Documents of any Company or any Subsidiary of any Company, (ii) violate any law, regulation, order, judgment or decree applicable to any Company or any Subsidiary of any Company, or any order of any Governmental Authority having jurisdiction over any Company or any Subsidiary of any Company, (iii) violate or conflict with, or constitute

(with due notice or lapse of time or both) a default (or give rise to any right of termination, consent, cancellation or acceleration) under (a) any Contract (other than the Project Office Contracts) to which any Company or any Subsidiary of any Company is a party or (b) any Contract (other than the Project Office Contracts) to which Sithe or any Affiliate of Sithe is a party that constitutes a part of the Acquired Assets or (iv) result in the creation or imposition of any Lien on the Acquired Assets or, to Sithe's knowledge, violate or conflict with, or constitute (with due notice or lapse of time or both) a default or give rise to any right of termination, consent, cancellation or acceleration under any Project Office Contract), except, in the case of clauses (ii), (iii) and
(iv), as would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 3.4   Equity Interests.

          3.4.1 Subsidiaries. The authorized, issued and outstanding capital stock of Sithe Mid-Atlantic and each Subsidiary of each Company that is a corporation are as set forth in Schedule 3.4. The limited liability company interests, partnership interests or equity securities of each Company and each Subsidiary of each Company that is not a corporation are as set forth in
Schedule 3.4. The stockholders of record of each Subsidiary of each Company that is a corporation, and the owner or owners of each Subsidiary of each Company that is not a corporation, are as set forth in Schedule 3.4. There is no authorized or outstanding subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or otherwise acquire from any Company or from any Subsidiary of any Company equity interests or partnership interests of any Company or any Subsidiary of any Company. There is no commitment on the part of any Company or any Subsidiary of any Company to issue shares, subscriptions, warrants, options, convertible securities, partnership interests or other similar rights. No equity securities of any Company or any Subsidiary of any Company are reserved for issuance for any such purpose. Neither any Company nor any Subsidiary of any Company has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities. Except for this Agreement and except for the limited liability company operating agreements of the Companies and their Subsidiaries (other than Sithe Mid-Atlantic and Northeast Management), there is no voting trust or agreement, stockholders agreement, pledge agreement, buy-sell agreement, right of first refusal, preemptive right or proxy relating to any equity securities of any Company or any equity securities or partnership interests of any Subsidiary of any Company.

          3.4.2 Duly Authorized Shares. All of the shares of Mid-Atlantic Stock and all of the issued and outstanding shares of capital stock of Northeast Management have been or at the Closing will be duly authorized, validly issued, fully paid and non-assessable.

          3.4.3 Other Equity Interests. Set forth on Schedule 3.4 is (i) a list of each Person (other than any Company or any Subsidiary of any Company) in which either any Company or any Subsidiary of any Company (A) has any direct or indirect equity or other participation in, or (B) has any right (contingent or otherwise) to acquire the same, and (ii) a description of the nature and amount of each interest required to be set forth pursuant to clause (i). With respect to such interests, either a Company or a Subsidiary of a Company owns, of record and beneficially, the interests set forth opposite the name of the Company or the Subsidiary, as the case may be, free and clear of any Liens. On the Closing Date, upon consummation of the transactions contemplated hereby, either a Company or a Subsidiary of a

Company will own such interests free and clear of any Liens, except for any Liens created by or at the behest of Buyer.

     3.4.4 Activities of the Companies. Each of the Companies was formed for the purpose of acquiring, owning, developing and operating the Acquired Assets, and no such Company is currently engaged or in the past has engaged in any activity since the date of its formation other than in connection with the ownership, operation and development of the Acquired Assets. No Subsidiary of any Company which Subsidiary is a limited liability company has conducted any material business activities since the date of its formation, other than the ownership, operation and development of the Acquired Assets, and Northeast Management has not conducted any material business activities since November 24, 1999, other than the ownership, operation and development of the Acquired Assets. None of the Companies and none of the Subsidiaries of the Companies has any Funded Debt.

     Section 3.5 Financial Statements. Attached as Schedule 3.5 are (i) an unaudited combining balance sheet of the Companies and their Subsidiaries at November 24, 1999 (the "Opening Balance Sheet") and (ii) an unaudited combining balance sheet of the Companies and their Subsidiaries at December 31, 1999 (the "December Balance Sheet") and the related combining unaudited statements of income and cash flows of the Companies and their Subsidiaries for the period from November 24, 1999 to December 31, 1999 (such statements specified in clause (i) and (ii) collectively, the "Financial Statements"). Within 45 days after the date hereof (or, if such 45th day is not a Business Day, the next Business Day thereafter), the Sellers shall deliver to Buyer a supplement to
Schedule 3.5 which shall (i) include a balance sheet analysis with respect to each of the Financial Statements and (ii) set forth the components of each balance sheet line item (including the GPU Post Closing Amounts, the liabilities related to the capacity payments payable under the transportation contract between Pennsylvania Power & Light Company, Interstate Energy Company and Jersey Central Power and Light Company for the Gilbert Station, long-term receivables from joint owners, reserves for environmental obligations accrued, the balance in any intercompany account with respect to fuel on the Opening Balance Sheet only, and other reconciling items). Within 45 days after the date hereof (or, if such 45th day is not a Business Day, the next Business Day thereafter), the Sellers shall also provide Buyer with an analysis of the fuel inventory at December 31, 1999, owned by Sithe Power Marketing with respect to the Acquired Assets. The Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition, on a combined and individual basis, of the Companies and their Subsidiaries as of the dates thereof and the results of their operations, on a combined and individual basis, for the period covered thereby, except as set forth on Schedule 3.5 and except for the absence of financial statement footnotes and subject to normal recurring period-end adjustments. Neither any Company nor any Subsidiary of any Company has any liability or obligation (whether accrued, absolute, contingent or otherwise), other than (i) liabilities reflected (but only to the extent so reflected) or reserved against on the Opening Balance Sheet or the December Balance Sheet, (ii) the GPU Liabilities, (iii) liabilities or obligations (other than Funded Debt) that have arisen since November 24, 1999 (with respect to the Opening Balance Sheet) or December 31, 1999 (with respect to the December Balance Sheet) in the ordinary course of business, none of which, individually or in the aggregate, would have a Material Adverse Effect, (iv) liabilities or obligations explicitly disclosed herein or in any

Schedule, or (v) liabilities or obligations (other than Funded Debt) incurred in accordance with the terms of this Agreement or any Contract listed on Schedule 3.8.

     Section 3.6    Litigation; Compliance with Law; Permits.

          3.6.1 Schedule 3.6 lists each action, suit, claim or proceeding (including, but not limited to, any arbitration proceeding) pending or, to Sithe's knowledge, threatened, and each investigation which, to Sithe's knowledge, is pending or threatened, against any Company or any Subsidiary of any Company or Sithe or any Affiliate of Sithe, at law or in equity, or before or by any Governmental Authority that relates to (a) any Company or any Subsidiary of any Company or (b) any Acquired Assets, which (in the case of (a) or (b) above), if determined adversely to any Company or any Subsidiary of any Company or Sithe or any Affiliate of Sithe, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of the preceding sentence, no representation is made with respect to (i) any proceeding before any Governmental Authority initiated by any Company or any Subsidiary of any Company in which any Company or any such Subsidiary of any Company is an applicant for any Permit or Environmental Permit, to the extent the matters considered in such proceeding are limited to the approval or authority requested in such application, or (ii) proceedings initiated by a third party in which any Company or any Subsidiary of any Company is an intervener, and the subject matter of such intervention is of general applicability to similarly-situated parties. Neither any Company nor any Subsidiary of any Company is in default with respect to any order, writ, injunction or decree known to or served upon such entity of any Governmental Authority except for defaults which would not have, individually or in the aggregate, a Material Adverse Effect.

          3.6.2 Except as set forth on Schedule 3.6, the Sellers and their Affiliates controlled by them, including each Company and each Subsidiary of each Company, are in compliance with all laws, rules, regulations and orders applicable to the business and operations of the Acquired Assets and the business of the Companies and their Subsidiaries (other than labor laws, which are addressed in Section 3.11, and other than Environmental Laws, which are addressed in Section 3.17), except where the failure to so comply would not have, individually or in the aggregate, a Material Adverse Effect.

          3.6.3 Except as set forth on Schedule 3.6, each Company and each Subsidiary of each Company has all Permits and Environmental Permits necessary to own, lease or otherwise hold its properties and assets and to conduct its business as currently conducted, except where the failure to obtain the same would not have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed on Schedule 3.6, neither any Company nor any Subsidiary of any Company has received any notification that it is in violation of any such Permits and Environmental Permits except notifications of violations which would not have, individually or in the aggregate, a Material Adverse Effect. Each Company and each Subsidiary of each Company is in compliance with all such Permits and Environmental Permits except where non-compliance would not have, individually or in the aggregate, a Material Adverse Effect.

     Section 3.7    Tax Matters.

          3.7.1 There have been properly completed and filed on a timely basis and in correct form all Tax Returns required to be filed (i) on or prior to the date hereof by any Taxpayer and (ii) after November 24, 1999 and on or prior to the date hereof (and, to Sithe's knowledge on or prior to November 24, 1999), by Northeast Management. As of the time of filing, the foregoing Tax Returns of any Taxpayer and, to Sithe's knowledge, of Northeast Management, were true and complete in all material respects.

          3.7.2 Except as would not, individually or in the aggregate, have a Material Adverse Effect, with respect to all amounts in respect of Taxes
(i) imposed on any Taxpayer with respect to all taxable periods or portions of periods ending on or before the Closing Date and (ii) imposed on Northeast Management with respect to all taxable periods or portions of periods beginning after November 24, 1999 and ending on or before the Closing Date (and, to Sithe's knowledge, with respect to all taxable periods or portions of periods beginning on or before November 24, 1999 and ending on or before November 24,
1999), (a) all applicable Tax laws and regulations have been complied with in all respects and (b) all such amounts required to be paid to taxing authorities or others on or before the date hereof have been paid, except such Taxes, if any, as are set forth in Schedule 3.7 that are being contested in good faith.

          3.7.3 Except as set forth in Schedule 3.7, no adjustments to the Tax liability of any Taxpayer have been proposed in writing (and are currently pending) by any taxing authority in connection with any Tax Return of any Taxpayer, except for adjustments that would not have a Material Adverse Effect. All deficiencies asserted or assessments made as a result of any examinations have been fully paid, or are fully reflected as a liability in the financial statements of the applicable Taxpayer, or are being contested in good faith and are described in Schedule 3.7 except for deficiencies or assessments that would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 3.7, with respect to all taxable periods or portions of periods beginning after November 24, 1999 (and, to Sithe's knowledge, with respect to all taxable periods or portions of periods beginning before November 24, 1999 and ending on or before November 24, 1999) no adjustments to the Tax liability of Northeast Management have been proposed in writing (and are currently pending) by any taxing authority in connection with any Tax Return of Northeast Management, except for adjustments that would not have a Material Adverse Effect. To Sithe's knowledge, all material deficiencies asserted or assessments made as a result of any examination have been fully paid or are fully reflected as a liability in the financial statements of Northeast Management, or are being contested in good faith and are described in Schedule 3.7.

          3.7.4 Except as set forth on Schedule 3.7, there are no liens for Taxes (other than for current Taxes not yet due and payable) on any of the assets of any Company or any Subsidiary of any Company.

          3.7.5 Each of the Companies (other than Sithe Mid-Atlantic) and each Subsidiary of each Company (other than Northeast Management) is properly treated as a disregarded entity for federal income tax purposes.

          3.7.6 No property owned by any Company or any Subsidiary of any Company (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) except for pollution control facilities financed with the proceeds of Pollution Control Revenue Bonds (as described in Section 6.8 of this Agreement), is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

          3.7.7 Genco is not a foreign person within the meaning of Section 1445 of the Code.

          3.7.8 Genco and each of Sithe Mid-Atlantic and Northeast Management are members of a "selling consolidated group" as such term is defined in Treasury Regulation Section 1.338(h)(10)-1(c).

          3.7.9 Except as set forth on Schedule 3.7 and other than the Sithe/GPU Agreements and except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) no Company and no Subsidiary of any Company other than Northeast Management is a party to, is bound by or has any obligations under any Tax sharing agreement, any Tax indemnification agreement or similar contract or arrangement and (ii) to Sithe's knowledge, Northeast Management is not a party to, is not bound by and has no obligation under any Tax sharing agreement, any Tax indemnification agreement or similar contract or arrangement.

          3.7.10 Except as set forth on Schedule 3.7, no tax audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes for which any Company or any Subsidiary of any Company would be liable except for audits or proceedings which would not have a Material Adverse Effect.

          3.7.11 Except as would not have, individually or in the aggregate, a Material Adverse Effect, no Company and no Subsidiary of any Company has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with any taxing authority (i) any agreement, waiver or other document extending or having the effect of extending or waiving the period for assessments or collection of any Taxes for which any Company or any Subsidiary of any Company would or could be liable or (ii) any closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local or foreign tax law that relates to the assets or operations of any Company or any Subsidiary of any Company.


          3.7.12 Except as would not have, individually or in the aggregate, a Material Adverse Effect, no Company and no Subsidiary of any Company has made any payments, is obligated to make any payments, or is a party to any agreement or other arrangement that could obligate it to make any payments that would not be deductible under Section 280G of the Code.

          3.7.13 Except as would not have, individually or in the aggregate, a Material Adverse Effect, each Company and each Subsidiary of each Company has collected and withheld all Taxes that it has been required to collect or withhold and has timely submitted all such collected and withheld Taxes to the appropriate authorities. Each Company and each Subsidiary of each Company has complied and is in compliance with all applicable laws, rules and regulations relating to the payment, withholding and information reporting requirements relating to any Taxes required to be collected or withheld.

          3.7.14 Neither Sithe Mid-Atlantic nor Northeast Management has made an election or filed a consent under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by such entity.

          3.7.15 No claim has ever been made by an authority in a jurisdiction where any Company or any Subsidiary of any Company does not or has not filed tax returns that such Company or such Subsidiary of any Company is or may be subject to taxation by that jurisdiction.

     Section 3.8 Material Contracts. The Contracts listed in Schedule 3.8 include all of the Material Contracts and certain other Contracts that are listed for the information of Buyer; provided, however, that no Contract shall be deemed a Material Contract solely by reason of the fact that it is listed on
Schedule 3.8. Except as otherwise set forth in Schedule 3.8: (i) each Contract listed on Schedule 3.8 and, to Sithe's knowledge, each Project Office Contract, is valid, binding and in full force and effect, and is enforceable by a Company or a Subsidiary of a Company, as applicable, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law), except those Contracts which have expired or been terminated in the ordinary course of business or in accordance with Good Operating Practices, and except as would not, individually or in the aggregate, have a Material Adverse Effect, (ii) each Company and each Subsidiary of a Company that is a party to a Contract listed in Schedule 3.8 has performed in all material respects the obligations required to be performed by it to date under such Contract, except for such failure or failures to perform which would not, individually or in the aggregate, have a Material Adverse Effect and, to Sithe's knowledge, each Company and each Subsidiary of a Company that is a party to a Project Office Contract has performed in all respects the obligations required to be performed by it to date under such Project Office Contract, except for such failure or failures to perform which would not individually or in the aggregate, have a Material Adverse Effect, (iii) there is not, under any Contract listed on
Schedule 3.8, or, to Sithe's knowledge, under any Project Office Contract any default or event which, with notice or lapse of time or both, would constitute a default on the part of any

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
Company or any Subsidiary of any Company and neither any Company nor any Subsidiary of any Company has received any notice of default, notice of force majeure or notice of other suspension of performance or notice exercising a right of renegotiation under any such Contract to which it is a party, except as would not have, individually or in the aggregate, a Material Adverse Effect; and
(iv) none of the Companies or their Subsidiaries is seeking the renegotiation or substitute performance of any Contract listed Schedule 3.8, or to Sithe's knowledge, any Project Office Contract, except as would not have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Section 3.8, the term "Contract listed on Schedule 3.8" shall not include any Project Office Contract.

     Section 3.9 Capital Expenditures. Except as set forth in Schedule 3.9, as of the date of this Agreement, there are no capital expenditures that are planned by any Company or any Subsidiaries of any Company through December 31, 2000.

     Section 3.10 Brokers. None of the Sellers, any Company or any Subsidiary or Affiliate of any Company has any contract, arrangement or understanding with any investment banking firm, broker or finder with respect to the transactions contemplated by this Agreement, except for Goldman, Sachs & Co., whose fees shall be borne by the Sellers.

     Section 3.11 Labor Matters. The Sellers have delivered to Buyer true and correct copies of the agreements listed on Schedule 3.11 (the "Collective Bargaining Agreements"). The Collective Bargaining Agreements constitute all collective bargaining agreements to which any Seller, any Company or any Subsidiary of any Company is a party or is subject and that relate to the business and operations of any Company or any Subsidiary of any Company. Other than as set forth in Schedule 3.11, the applicable Company or the applicable Subsidiary of any Company

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
(a) is in compliance with all applicable laws and regulations regarding employment and employment practices, terms and conditions of employment, and wages and hours; (b) has not received written notice of any unfair labor practice complaint against it pending before the National Labor Relations Board; (c) has no arbitration proceeding pending against it that arises out of or under any collective bargaining agreement that relates to the business or operations of any Company or any Subsidiary of any Company, and (d) is not currently experiencing, and has received no current threat of, any work stoppage, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 3.12   ERISA.

          3.12.1 Schedule 3.12 lists all Employee Benefit Plans and Benefit Arrangements that are sponsored or contributed to by Sithe, any Company or any Subsidiary of any Company covering the employees or former employees of any Company or any Subsidiary of any Company ("Benefit Plans"). With respect to each Benefit Plan, each Company and each Subsidiary of each Company has made available to Buyer a true and correct copy of each of the following, as applicable:

                    3.12.1.1 the current plan document (including all amendments adopted since the most recent restatement) and its most recently prepared summary plan description and all summaries of material modifications prepared since the most recent summary plan description, and all material employee communications relating to such plan;

                    3.12.1.2 a written description of any Benefit Plan for which no plan document exists;

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
                    3.12.1.3 annual reports or Code Section 6039D information returns (IRS Form 5500 Series), including financial statements, if applicable, for the last three years;

                    3.12.1.4 all contracts relating to any Benefit Plan with respect to which any Company or any Subsidiary of any Company has any liability, without limitation, each related trust agreement, insurance contract, service provider contract, subscription or participation agreement, or investment management agreement (including all amendments to each such document);

                    3.12.1.5 the most recent IRS determination letter or other opinion letter with respect to the qualified status under Code Section 401(a) of any Benefit Plan intended to satisfy the qualification requirements of Code
Section 401(a); and

                    3.12.1.6 actuarial reports or valuations for the last three years.

          3.12.2 To Sithe's knowledge, except as set forth in Schedule 3.12 and except as would not have, individually or in the aggregate, a Material Adverse Effect, all Benefit Plans subject to ERISA and the Code covering employees or former employees of any Company or any Subsidiary of any Company comply with ERISA and the Code.

          3.12.3 Except as set forth in Schedule 3.12, all Employee Benefit Plans intended to be qualified under Code Section 401 maintained by any Company or any Subsidiary of any Company have received favorable determinations with respect to such qualified status from the Internal Revenue Service or will be amended as requested by the Internal Revenue Service within the remedial amendment period prescribed under Section 401(b) of the Code so as to

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
obtain such favorable determination. Except as set forth in Schedule 3.12, to Sithe's knowledge, nothing has occurred in the operation of any such plan that would adversely affect its qualification under Section 401(a) of the Code.

     3.12.4 None of the Companies, any Subsidiaries of any Company or their respective ERISA Affiliates currently sponsors, contributes to or has any obligation to contribute to any voluntary employees' beneficiary association, as defined in Section 501(c)(9) of the Code.

     3.12.5 No Employee Benefit Plan that is subject to Title IV of ERISA and is sponsored by any Company or any Subsidiary of any Company or their respective ERISA Affiliates has (i) incurred an accumulated funding deficiency, whether or not waived, within the meaning of Section 412 of the Code or Section 302 of ERISA, or (ii) been a plan with respect to which a reportable event, as defined in Section 4043 of ERISA, to the extent that the reporting of such event to the Pension Benefit Guaranty Corporation has not been waived, has occurred and is continuing, or will occur as a result of the consummation of the transactions contemplated by this Agreement. Except as set forth in
Schedule 3.12, neither any Company nor any Subsidiary of any Company, nor any of their respective ERISA Affiliates, has incurred any liability under Section 4062(b) of ERISA or to the Pension Benefit Guaranty Corporation in connection with any Benefit Plan which is subject to Title IV of ERISA or any withdrawal liability with respect to any Benefit Plan, within the meaning of Section 4201 of ERISA.

     3.12.6 Neither any Company nor any Subsidiary of any Company or their respective ERISA Affiliates sponsors or has previously sponsored, maintained, contributed to or incurred an obligation to contribute to any Multiemployer Plan.

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
     3.12.7 Except as set forth in Schedule 3.12, to Sithe's knowledge, no Person has engaged in or been a party to a transaction that is prohibited under
Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively, in relation to any of the Employee Benefit Plans covering employees or former employees of any Company or any Subsidiary of any Company.

     3.12.8 Except as set forth in Schedule 3.12 or as specifically provided in Sithe/GPU Agreements or the Collective Bargaining Agreements, as of the date hereof, no employee or former employee of any Company or any Subsidiary of any Company shall accrue or receive additional benefits, service or accelerated rights to payment of benefits under any Benefit Plan or become entitled to severance, termination allowance or similar payments as a result of the transactions contemplated by this Agreement.

     3.12.9 Except as set forth in Schedule 3.12 and other than claims for benefits in the ordinary course, there is no material claim pending, or, to Sithe's knowledge, threatened, involving any Benefit Plan by any Person against such Benefit Plan. No Benefit Plan is subject to ongoing audit or other administrative proceeding of the IRS, the Department of Labor or any other governmental agency, and no Benefit Plan is the subject of any pending application for administrative relief under any voluntary compliance program of the IRS, the Department of Labor or any other governmental entity.

     3.12.10 Except as set forth in Schedule 3.12, each Company and each Subsidiary of each Company has made full and timely payment of all amounts required to be contributed under the terms of each Benefit Plan.

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
     3.12.11 Except as set forth in Schedule 3.12, no Benefit Plan provides for the continuation of medical or health benefits or death benefits after an employee's termination of employment (including retirement) except for continuation coverage required pursuant to Section 4980B of the Code and Part 6 of Title I of ERISA and the regulations thereunder.

     3.12.12 Except as set forth in Schedule 3.12, or as specifically provided in the Sithe/GPU Agreements or a Collective Bargaining Agreement, neither any Company nor any Subsidiary of any Company is subject to any legal obligation to enter into any new form of compensation or employment agreement or to establish any new Employee Benefit Plan or benefit program of any nature, including (without limitation) any stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan or policy or to modify or change any existing Benefit Plan. Except as set forth in Schedule 3.12, or as specifically provided in the Sithe/GPU Agreements or a Collective Bargaining Agreement, each Company and/or each Subsidiary of each Company has the right to, in any manner, and without the consent of any employee, beneficiary or dependent, employees' organization or other person, terminate, modify or amend any Employee Benefit Plan (or their participation in any such new Employee Benefit Plan) at any time sponsored, maintained or contributed to by any Company or any Subsidiary of any Company, effective as of any date before, on or after the Closing Date except to the extent that any retroactive amendment would be prohibited by Section 204(g) of ERISA or would adversely affect a vested accrued benefit or a previously granted award under any such plan not subject to Section 204(g) of ERISA.

     Section 3.13   Events Subsequent to November 24, 1999.   Except (a) as set
forth in Schedule 3.13, (b) as specifically provided for by this Agreement or consented to or approved in

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
writing by Buyer or (c) for transactions between or among any Company and any other Company and/or one or more of the Subsidiaries of any Company or between or among Subsidiaries of any Company, since November 24, 1999 neither any Company nor any Subsidiary of any Company, has:

     3.13.1    incurred or guaranteed any Funded Debt;

     3.13.2 acquired or disposed of, in either case in any manner, any Acquired Assets or properties, other than (i) acquisitions and dispositions in the ordinary course of business consistent with Good Operating Practices, (ii) dispositions of obsolete assets, (iii) acquisitions and dispositions in connection with property losses fully covered by insurance, (iv) acquisitions and dispositions in the ordinary course of business in accordance with any Contract listed on Schedule 3.8 or (v) distributions or other payments of Cash Equivalents to any Seller or any Affiliate of any Seller;

     3.13.3 amended its Charter Documents other than amendments to remove the name "Sithe" from the name of any Company or Subsidiary of any Company;

     3.13.4 failed to pay and discharge on a timely basis any liabilities which constitute current liabilities under GAAP, except for (i) liabilities not yet due, (ii) liabilities which are subject to good faith contest for which appropriate reserves have been established or (iii) liabilities for which the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect;

     3.13.5 cancelled any indebtedness owed to any Company or any Subsidiary of any Company or waived any rights of substantial value to any Company or any Subsidiary of any

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
Company, except for any such cancellations or waivers of intercompany indebtedness or which, individually or in the aggregate, do not have a Material Adverse Effect; or

          3.13.6 entered into any agreement or commitment to take any of the actions described in Sections 3.13.1 to 3.13.5.

     Section 3.14 Title to Properties. Except as set forth on Schedule 3.4, the Companies and their Subsidiaries (a) have, or on the Closing Date will have, good and valid title to, or a valid leasehold interest in, the Acquired Assets that consist of Real Property or tangible personal property and (b) own, lease or have rights to use, or have rights with respect to, or on the Closing Date will own, lease or have rights to use or have rights with respect, as applicable, to all other material Acquired Assets (other than, in the case of (a) or (b) above, material GPU Assets and the material Development Assets disposed of in the ordinary course of business and consistent with Good Operating Practices and dispositions that would not result in a breach of the representations set forth in Section 3.13), free and clear of any material Liens, except for: (i) Liens set forth in Schedule 3.14 or Liens incurred in the ordinary course of business in connection with the performance of the terms of any Contract listed on Schedule 3.8; (ii) Liens for current taxes not yet due and payable or being contested in good faith through appropriate proceedings, Liens to lenders incurred on deposits made in the ordinary course of business in connection with maintaining bank accounts, Liens in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, governmental permits, licenses and approvals, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (iii)


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
materialmen's, warehousemen's and mechanics' Liens and other Liens arising by operation of law in the ordinary course of business for sums not yet due, and
(iv) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Authorities, provided, in the case of clauses (ii) and (iii) above, that none of the foregoing would have, individually or in the aggregate, a Material Adverse Effect. The Liens described in the foregoing clauses (i), (ii), (iii) and (iv) are collectively referred to as "Permitted Liens."

     Section 3.15 Insurance. Each Company and the Subsidiaries of each Company hold or are covered by valid policies of insurance of the types and in such amounts as is customary for companies similarly situated. Prior to the Closing Date, the Sellers shall provide a copy of each such policy, or if such policy is not available, a broker's confirmation of coverage or binder, to Buyer. Each Company and each Subsidiary of each Company is a named insured under these policies or covered pursuant to a broad form named insured wording. The Sellers shall use their reasonable efforts to have such policies endorsed to provide that effective at and from the Closing Date, Buyer and its Affiliates will be additional insureds, but only in respect of occurrences prior to the Closing Date. The Sellers shall use reasonable efforts to assist Buyer in filing any claims under such policies. In the event any such policies are "claims-made", prior to the Closing Date the Sellers shall, in consultation with Buyer, obtain terms to extend coverage thereunder for claims reported after the Closing Date. Buyer may, at its option, accept or decline such terms and if accepted, shall pay any premiums and related fees for the coverage extension.

     Section 3.16 Transactions with Certain Persons. Except for liabilities and obligations arising out of their employment relationship with any Company or any Affiliate of any


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
Company, and except as set forth in Schedule 3.8, 3.12 or 3.16, neither any Company nor any Subsidiary of any Company has any outstanding liabilities or obligations owing to or from any officer, director or employee of any Seller or any of Sellers' Affiliates (other than the Companies and their Subsidiaries) nor any member of any such person's immediate family.

     Section 3.17 Compliance With Environmental Laws. (a) Except as set forth in Schedule 3.17, the Companies and their Subsidiaries are in compliance with the applicable Environmental Laws, except where any such instance of non-compliance would not have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Schedule 3.17, (i) no written notice of any violation of the applicable Environmental Laws relating to the operations or properties of any Company or any Subsidiary of any Company has been received by, and is pending against, any Company or any Subsidiary of any Company, except where any such instance of non-compliance would not have, individually or in the aggregate, a Material Adverse Effect and (ii) there are no writs, injunctions, consents, decrees, orders or judgments outstanding, or any pending actions, suits, claims, or proceedings relating to compliance by any Company or any Subsidiary of any Company with or liability of any of them under the applicable Environmental Laws, including any Remediation of Hazardous Substances, except where any such instance of non-compliance or liability would not have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 3.17, there are no pending or, to Sithe's knowledge, threatened investigations, actions, suits, claims, or proceedings relating to compliance by any Company or any Subsidiary of any Company with or liability of any of them under the applicable Environmental Laws except where any such instance of non-compliance or liability would not have, individually or in the aggregate, a Material Adverse

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
Effect. Schedule 3.17 lists all Emission Allowances and Emission Reduction Credits included in the Acquired Assets.

     (b) Except as disclosed on Schedule 3.17, (i) none of the Sellers, the Companies or their Subsidiaries has received any written request for information, or been notified in writing that it is a potentially responsible party, under CERCLA or any similar state law with respect to the Real Property or any other Acquired Asset and (ii) to Sithe's knowledge, since November 24, 1999, no Releases of Hazardous Substances have initiated at, from, in, on, or under any Site, and no Hazardous Substances are present in, on, about or migrating from any such Site that could reasonably be expected to give rise to an Environmental Claim related to the Acquired Assets for which Remediation reasonably could be required, except in any such case to the extent that any such Releases would not, individually or in the aggregate, create a Material Adverse Effect.

     Section 3.18.  Certain Matters Relating to GPU Assets and Development
Assets.

          Except as set forth in Schedule 3.18:

          3.18.1 All conditions precedent to closing set forth in the Sithe/GPU Agreements or in any of the agreements that GPU or any of its Affiliates entered into in connection with the closing of the transactions contemplated by the Sithe/GPU Agreements (including, but not limited to, continuing services agreements, interconnection agreements, transition power purchase agreements and various easement, license, sublease and other agreements) were satisfied or waived and all post-closing obligations thereunder to be performed prior to the date hereof have been satisfied or waived.

          3.18.2 All interconnection agreements contemplated by the Sithe/GPU Agreements, including the interconnection agreements with respect to the Keystone and

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
Conemaugh facilities, have (a) been fully executed and delivered by the intended parties thereto, and (b) been filed with FERC. The filing party has requested that all such interconnection agreements become fully effective as of November 24, 1999.

     3.18.3 No assets provided by the Sithe/GPU Agreements to have been purchased by any Company or any of its Subsidiaries were excluded from purchase under Section 7.3 of such agreements for failure to meet the conditions therein.

     3.18.4 Each of the Keystone and Conemaugh Operating Agreements and the Keystone and Conemaugh Owners' Agreements are in full force and effect and neither Sithe nor any of its Affiliates (including the Companies) has received any notice of or has knowledge of any termination thereunder.

     3.18.5 None of the Sellers or any Affiliates controlled by them has any generation projects under development in the geographic area covered by the PJM other than the Development Projects.

     3.18.6 Except as set forth in the disclosure schedules hereto, or otherwise provided in the Sithe/GPU Agreements, the Acquired Assets include all of the assets and rights material to the operation of the generation facilities included in the GPU Assets in accordance with Good Operating Practices.

     Section 3.19 Consents and Approvals. Except as set forth in Schedule 3.19, no registration or filing with, or consent or approval of or other action by, and Governmental Authority or any other Person is or will be necessary for the valid execution, delivery and performance by the Sellers of this Agreement and the consummation of the transactions contemplated hereby, other than filings required pursuant to the HSR Act.



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
     Section 3.20   Utility Regulation.   Neither any Company nor any Subsidiary
of any Company is a "public utility company", a "holding company" or a "subsidiary company" of a "holding company", each term as defined in PUHCA. Each of the Generator Equity Interests constitutes an "exempt wholesale generator" as such term is defined in PUHCA. As used in this Agreement, "Generator Equity Interest" means any corporation, association, partnership or other business entity owning any electric generating facilities and included in the Acquired Assets. None of the Companies is (i) a "public utility" as that term is defined in Section 102 of the Public Utility Code, 66 Pa. C.S. 102, an "electric distribution company", or "electric generation supplier" as those terms are defined in Section 2803 of the Public Utility Code, 66 Pa.C.S. 2803, (ii) an "electric company" or a "public service company" as defined in Section 1-101 of the Public Utility Companies Article of the Annotated Code of Maryland, (iii) an "electric public utility" as defined in New Jersey Statutes Annotated ("N.J.S.A.") 48:3-51 or a "public utility" as defined in N.J.S.A 48:2-13, (iv) "engaged in the business of an electricity supplier" in the state of Maryland within the meaning of Section 7-507 of the Public Utility Companies Article of the Annotated Code of Maryland or (v) otherwise subject to regulation as to rates or the provision of service by the Pennsylvania Public Utility Commission, the Maryland Public Service Commission or the New Jersey Board of Public Utilities. Sithe New Jersey Holdings LLC is an "electric power generator" as that term is defined in N.J.S.A. 48:3-51.

     Section 3.21   Intellectual Property.   Except as disclosed in Schedule
3.21 (i) none of the Companies or their Subsidiaries is, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default), under any contract to use Intellectual Property, and (ii) to Sithe's knowledge, such Intellectual Property is not being



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
infringed by any other Person. The Sellers have not received notice that they or any of the Companies or the Subsidiaries of the Companies are infringing any Intellectual Property of any other Person in connection with the operation or business of the Acquired Assets, and, to the knowledge of Sellers, none of the Sellers, the Companies or the Subsidiaries of the Companies are infringing any Intellectual Property of any other Person the effect of which, individually or in the aggregate, would have a Material Adverse Effect. "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, copyrights and copyright rights owned by the Companies and their Subsidiaries and necessary for the operation and maintenance of the Acquired Assets, and all pending applications for registrations of patents, trademarks, and copyrights, as set forth as part of Schedule 3.21.

ARTICLE 4.     REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS

     Except as otherwise disclosed in this Agreement or in any Schedule, Sithe represents and warrants to Buyer, as of the date hereof (except where such representation or warranty is expressly made as of another specific date), as follows:

     Section 4.1 Organization and Corporate Power. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Genco has full corporate power and authority to own the Intercompany Notes, the Mid-Atlantic Stock and the LLC Interests and to transfer the Intercompany Notes, the Mid-Atlantic Stock and the LLC Interests as provided in this Agreement, and such transfer has been authorized by all requisite action on the part of the Sellers. Sellers have full corporate power and authority to execute, deliver and perform this Agreement.


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
     Section 4.2 Authorization; Validity. The execution, delivery and performance of this Agreement by each Seller have been duly authorized by all requisite action on the part of such Seller. This Agreement has been duly executed and delivered by each Seller and constitutes the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

     Section 4.3 No Conflict. Except as set forth in Schedule 4.3, the execution, delivery and performance by each Seller of this Agreement and the consummation by each Seller of the transactions contemplated hereby will not
(i) violate the Certificate of Incorporation and By-laws of such Seller, (ii) violate any law or regulation applicable to such Seller, or (iii) violate or conflict with, or constitute (with due notice or lapse of time or both) a default under, any Contract by which such Seller or any of its assets is bound except, in the case of clauses (ii) and (iii) above, as would not materially adversely affect the Sellers' ability to consummate the transactions contemplated hereby.

     Section 4.4 Ownership of Genco, Mid-Atlantic Stock and LLC Interests. Sithe owns, indirectly, all of the issued and outstanding capital stock of Genco. Genco owns all of the issued and outstanding capital stock of Sithe Mid-Atlantic (the "Mid-Atlantic Stock"), free and clear of any Liens. Genco owns all of the limited liability company interests, as defined in Section 18-101 of the Delaware Limited Liability Company Act, of each of the Companies other than Sithe Mid-Atlantic, and all voting and other rights appurtenant to the ownership of such interests (such interests and rights, collectively, the "LLC Interests"), free and clear of any Liens. Except for this Agreement and except for the limited liability company agreements of the Companies and their Subsidiaries (other than Sithe Mid-Atlantic and Sithe Northeast Management), there is no voting trust or agreement, stockholders agreement, pledge agreement, buy-sell agreement, right of first refusal, preemptive right, proxy or agreement or commitment to sell relating to the Mid-Atlantic Stock and the LLC Interests or the capital stock or other equity interests of any Subsidiary of any Company. On the Closing Date, upon the consummation of the transactions contemplated by this Agreement, Buyer will own the Mid-Atlantic Stock and the LLC Interests free and clear of any Liens, except for any Liens created by or at the behest of Buyer.

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Sellers that, as of the date hereof (except where such representation or warranty is expressly made only as of a specific date) as follows:

     Section 5.1 Organization and Corporate Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Buyer has full corporate power and authority to execute, deliver and perform this Agreement.

     Section 5.2 Authorization Validity. The execution, delivery and performance by Buyer of this Agreement have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium

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
or other similar laws now or hereafter in effect relating to creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

     Section 5.3 No Conflict. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate the Certificate of Incorporation or By-Laws of Buyer; (ii) violate any law or regulation applicable to Buyer, or any order of any court or governmental agency or authority having jurisdiction over Buyer, or (iii) violate or conflict with, or constitute (with due notice or lapse of time or both) a default under, any Contract by which Buyer or any of its assets is bound.

     Section 5.4 Consents and Approvals. Except as set forth in Schedule 5.4, no registration or filing with, or consent or approval of or other action by, any Governmental Authority or any other Person is or will be necessary for the valid execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby, other than filings required pursuant to the HSR Act.

     Section 5.5 Brokers. Neither Buyer nor any Subsidiary or Affiliate of Buyer has any contract, arrangement or understanding with any investment banking firm, broker, finder or similar agent with respect to the transactions contemplated by this Agreement, except for Chase Securities Inc. whose fees shall be borne by Buyer.

     Section 5.6 Availability of Funds. At the Closing, Buyer will have sufficient funds to pay the Aggregate Purchase Price and the Estimated Adjustment Amount and to consummate the transactions contemplated hereby.

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

     Section 5.7 No Knowledge of the Sellers' Breach. Buyer has no knowledge of any breach by any Seller of any representation or warranty of such Seller or of any condition or circumstance that would excuse Buyer from its timely performance of its obligations hereunder.

     Section 5.8 Investment. Buyer is not acquiring the Mid-Atlantic Stock or the LLC Interests with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended.

ARTICLE 6.     ACCESS; ADDITIONAL AGREEMENTS

     Section 6.1    Access to Information; Continuing Disclosure

             6.1.1 Access. The Sellers agree that from the date hereof until the Closing Date, subject to the terms of the Confidentiality Agreement (as defined below) and for purposes of transition, upon reasonable notice from Buyer, (i) the Sellers shall, and shall cause each Affiliate controlled by Sithe to, provide to Buyer and its representatives (collectively, the "Buyer Group") reasonable access, at reasonable times during normal business hours, to the employees, auditors, counsel and consultants of the Sellers and the Affiliates controlled by Sithe relating to, and to the properties, books and records of the Sellers and the Affiliates controlled by Sithe relating to, the Acquired Assets and the GPU Liabilities and shall promptly furnish to the Buyer Group information as the Buyer Group may reasonably request; provided, that such access shall be afforded to the Buyer Group as soon as practicable but in no event more than two Business Days after receipt of notice, and only in such manner so as not to unreasonably disturb or interfere with the normal operations of the Companies or their Subsidiaries; and provided further, that neither Seller nor any of their respective Affiliates shall be required to take any action that would

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constitute a waiver of the attorney-client privilege or to supply to the Buyer
Group any information that any Company or any such Subsidiary of any Company is under a legal obligation not to supply, and (ii) as soon as practicable after request by Buyer or its representatives but in no event more than two Business Days after receipt of notice, each Seller shall have, or cause the appropriate Affiliate of Sithe to have, meetings or discussions with the Buyer Group regarding the conduct of the business of each Company and its Subsidiaries, the Acquired Assets, the GPU Liabilities and the effect thereon of the transactions contemplated by this Agreement. All information furnished by or on behalf of any Company or any Subsidiary of any Company hereunder to a member of the Buyer Group shall be subject to the terms of the Confidentiality Agreement dated as of November 16, 1999 between Sithe and Buyer (the "Confidentiality Agreement"). Buyer shall not have the right to perform or conduct any environmental sampling or testing at, in, on or underneath the Acquired Assets.

     6.1.2 Transition. In furtherance of the foregoing Section 6.1.1 and to further transition planning activities, from the date hereof, the Sellers shall permit designated representatives of Buyer and its Affiliates to use office space at the offices of the Companies in Johnstown, Pennsylvania in order to participate in transition planning. The Sellers will also designate certain representatives located in Johnstown to work on a daily basis with Buyer's designated representatives as a "transition team." The Companies shall keep Buyer's designated representatives reasonably informed on a timely basis about significant issues relating to the business of the Companies and their Subsidiaries and the ownership, operation and development of the Acquired Assets. Within 15 days of the date hereof, Buyer and the Sellers shall also establish a transition planning committee, which shall meet (whether in person or telephonically)

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not less than weekly and more frequently as appropriate to discuss matters relating to Closing and the transition to ownership of the Companies and the ownership, operation and development of the Acquired Assets by Buyer.

     Section 6.2  REGULATORY APPROVALS.

          6.2.1 ANTITRUST NOTIFICATION. Buyer and Sithe will as promptly as practicable, but in no event later than fifteen (15) days following the execution and delivery of this Agreement, each file with the United States Federal Trade Commission (the "FTC") and the United States Department of
Justice (The "DOJ") the Notification and Report Form under the HSR Act, if any, required in connection with the transactions contemplated hereby and as promptly as practicable supply additional information, if any, requested in connection herewith pursuant to the HSR Act. Such Notification and Report Form and additional information, if any, submitted to the FTC or the DOJ shall be in substantial compliance with the requirements of the HSR Act. Each of Buyer and Sithe shall furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Each of Buyer and Sithe shall keep the other apprised in a prompt manner of the status and substance of any communications with, and inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of Buyer and Sithe will use its reasonable efforts to obtain the termination or expiration of any applicable waiting period required under the HSR Act for the consummation of the transaction contemplated hereby.

          6.2.2 REGULATORY APPROVAL PROCESS. Buyer and the Sellers shall, as promptly as practical, but in no event later than thirty days following the execution and delivery of this

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Agreement, submit or cause the submission, to the appropriate agency/ies or third party/ies all declarations, filings and registration listed on Schedules 7.4 and 8.4 required to be submitted by such Person or its Subsidiaries. The parties agree to make a joint filing for any approval required under Section 203 of the Federal Power Act. With respect to any filings that will be submitted to the Federal Energy Regulatory Commission ("FERC"), Buyer and the Sellers shall cooperate to share and develop information necessary for such filing(s) and prepare drafts of such filing(s) within fifteen days following execution and delivery of this Agreement and shall give each other reasonable opportunity to comment on and to revise such draft filing(s) before such filing(s) are submitted to FERC.

     Section 6.3 FURTHER ASSURANCES. From time to time from the date hereof until the Closing Date, as and when requested by any party hereto, the requested party shall use reasonable efforts to execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary to consummate the transactions contemplated by this Agreement, including, without limitation, such actions as are necessary in connection with obtaining any third party consent or any regulatory filings (including filings with FERC) identified on Schedule 7.4 or 8.4. Without limiting the generality of the foregoing, the Sellers shall: (i) use reasonable efforts to facilitate communication between Buyer and any Person having the right to consent to the termination or substitution of any Terminated Obligation, or to consent to the release of any obligation set forth on
Schedule 6.16; and (ii) cooperate, and cause the Companies and their Subsidiaries to cooperate, with Buyer in connection with any financing transactions, which cooperation shall consist of making

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management of the Sellers, the Companies and the Subsidiaries of the Companies
available to potential financing sources and other Persons who may be involved in potential financings (the "Financing Parties") (including any rating agencies, attorneys, consultants, potential investors, lenders, placement agents and underwriters) at management's offices on not less than two Business Days' notice and only in such a manner so as not to unreasonably disturb or interfere with the normal operations of Sithe and it Affiliates, and allowing the Financing Parties and their representatives to conduct customary due diligence, in each case, during normal business hours upon reasonable notice and subject to the execution by such Financing Parties and each such representative of a confidentiality agreement with the Sellers in form and substance consistent with the Confidentiality Agreement; provided, however, the failure of either Seller to perform its obligations in this sentence shall not constitute a breach of this Agreement by either Seller or otherwise constitute an event that would, by itself, give rise to any claim by Buyer or right of Buyer to terminate this Agreement. In the event that any Acquired Asset shall not have been effectively assigned, transferred or conveyed to the Companies or the Subsidiaries of the Companies at the Closing, the Sellers shall convey such asset to Buyer as promptly as is practicable after the Closing in the manner set forth in, and subject to the limitations set forth in, the Assignment.

     Section 6.4   Certain Tax Matters.

            6.4.1  Election Under Section 338(h)(10).

                   6.4.1.1 The Sellers and Buyer shall make a joint election for each of Sithe Mid-Atlantic and Northeast Management under Section 338(h)(10) of the Code and under any comparable provisions of state or local law (an "Election") with


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respect to the purchase of the Mid-Atlantic Stock and the deemed purchase of all outstanding capital stock of Northeast Management. The Sellers and Buyer shall mutually execute and complete copies of IRS Form 8023 and any similar state or local forms no later than 60 days prior to the due date (including extensions) for filing such forms or the Tax Returns to which such forms must be attached.
If any changes are required in these forms as a result of information that is first available after such forms are prepared, the parties will promptly agree on such changes.

               6.4.1.2 Buyer shall prepare and submit to the Sellers a proposed allocation of the Modified Adjusted Deemed Sales Price (as defined in Treasury Regulation Section 1.338(h)(10)-1(f)) for each of Sithe Mid-Atlantic and Northeast Management among the assets of each such corporation as soon as practicable after the Closing Date. Sellers shall approve and agree to the proposed allocation unless Sellers reasonably determine that the proposed allocation is improper. Neither Buyer nor the Sellers shall take any action inconsistent with, or fail to take any action necessary for, the validity of the Election, and, if an allocation schedule is agreed to among Buyer and the Sellers, Buyer and the Sellers shall adopt and utilize the asset values as determined on the allocation schedule for the purpose of all Tax Returns filed by them unless otherwise required by applicable law.

          6.4.2 Tax Returns. The Sellers shall cause the Companies and their Subsidiaries to prepare and file at the Sellers' expense (i) all Tax Returns of the Companies and their Subsidiaries which are required to be filed (taking into account extensions of time to file) on or before the Closing Date and (ii) all federal and state income and franchise Tax Returns of the


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Companies and their Subsidiaries for all periods ending on or prior to the
Closing Date. Buyer shall prepare and file (or cause to be prepared and filed) at its own expense all other Tax Returns of the Companies and their Subsidiaries. If either Buyer, on the one hand, or either Seller, on the other hand, may be liable for any material portion of the Tax payable in connection with any Tax Return to be filed by the other, the party responsible under this
Section 6.4.2 for filing such return (the "Preparer") shall prepare and deliver to the other party (the "Payor") a copy of such return and any schedules, work papers and other documentation then available that are relevant to the preparation of the portion of such return for which the Payor is or may be liable hereunder not later than 30 days before the Due Date (as defined in Section 6.4.12 of this Agreement). The Preparer shall not file such return until the earlier of either the receipt of written notice from the Payor indicating the Payor's consent thereto, or the Due Date. The Payor shall have the option of providing to the Preparer, at any time at least 15 days prior to the Due Date, written instructions as to how the Payor wants any, or all, of the items for which it may be liable reflected on such Tax Return. The Preparer shall, in preparing such return, cause the items for which the Payor is liable hereunder to be reflected in accordance with the Payor's instructions (unless, in the opinion of nationally recognized tax counsel to the Preparer, complying with the Payor's instructions would likely subject the Preparer to any criminal penalty or to civil penalties) and, in the absence of having received such instructions, in accordance with past practice.

     If the Preparer fails to satisfy its obligations pursuant to this Section 6.4.2, the Payor shall have no obligation to indemnify the Preparer for any Taxes which are reflected on any such Tax


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Return if and to the extent the Payor was actually prejudiced by such failure, and shall retain any and all remedies it may otherwise have which arise out of such failure.

          6.4.3  Transfer Taxes.

               6.4.3.1 Sales and Real Property Taxes. All sales and use and real property transfer taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Buyer, and Buyer at its own expense shall file, to the extent required by applicable laws and regulations, all necessary Tax Returns and other documentation with respect to all such transfer or sales and use taxes, and, if required by applicable law, Buyer shall cause the Companies and their Subsidiaries to join the execution of any such Tax Returns or other documentation.

               6.4.3.2 Other Transfer Taxes. All excise, transfer (excluding real property transfer or gains taxes and excluding sales and use taxes), stamp, documentary, filing, recordation and other similar taxes (excluding real property transfer or gains taxes and excluding sales and use taxes), together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, resulting directly from the sale and transfer by the Sellers to Buyer of the Mid-Atlantic Stock and the LLC Interests (the "Other Transfer Taxes"), shall be borne by Buyer. Notwithstanding Section 6.4.2 of this Agreement, which shall not apply to Tax Returns relating to Transfer Taxes, any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by Buyer, and Buyer will use its reasonable efforts to provide such Tax Returns to the Sellers at least 10 days prior to the Due Date for such Tax Returns.


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          6.4.4  Indemnification.

                 6.4.4.1 Sellers' Indemnification of Buyer. The Sellers shall indemnify Buyer from, against and in respect of any Taxes imposed on any Company or any Subsidiary of a Company with respect to any taxable period, or portion thereof, ending on or before the Closing Date; provided, however, that with respect to Northeast Management, the Sellers shall have no obligation to indemnify Buyer for taxes with respect to any taxable period or portion thereof ending on or before November 24, 1999.

                 6.4.4.2 Buyer's Indemnification of the Sellers. The Buyer shall indemnify the Sellers from, against and in respect of any liability of the Sellers or their Subsidiaries for (A) any Taxes imposed on any Company or any Subsidiary of a Company with respect to any taxable period, or portion thereof, beginning on or after the Closing Date; and (B) any Transfer Taxes for which Buyer is liable pursuant to Section 6.4.3 hereof.

          6.4.5  Computation of Tax Liabilities.

                 6.4.5.1 Proration of Taxes and Earnings and Profits. To the extent permitted by law or administrative practice, the taxable years of each Company and each Subsidiary of each Company shall end on and include the Closing Date. Whenever it is necessary to determine the liability for Taxes, or the earnings and profits, of any Company or any Subsidiary of a Company for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes or the earnings and profits for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the


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taxable year or period ended on and included the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis and annual property taxes shall be prorated on the basis of the number of days in the annual period elapsed through the Closing Date as compared to the number of days in the annual period elapsing after the Closing Date.

                 6.4.5.2 Standalone Basis. Whenever it is necessary to determine the liability of any Company or any Subsidiary of a Company for Taxes, such liability shall be computed as if such Company or such Subsidiary of a Company was not a member of Sithe's or Genco's consolidated, affiliated, combined or unitary group for Tax purposes.

          6.4.6  Contest Provisions.

                 6.4.6.1 Notification of Contests. Each of Buyer, on the one hand, and the Sellers, on the other hand (the "Recipient"), shall notify the Vice President - Taxes or chief tax officer of the other party in writing within 45 days of receipt by the Recipient of written notice of any pending or threatened audits, adjustments or assessments (a "Tax Audit") which are likely to affect the liability for Taxes of such other party. If the Recipient fails to give such prompt notice to the other party, it shall not be entitled to indemnification for any Taxes arising in connection with such Tax Audit if and to the extent that such other party is actually prejudiced by such failure to give notice.

                 6.4.6.2  Which Party Controls.

                 6.4.6.2.1 Sellers' Items. If such Tax Audit relates to any taxable period, or portion thereof, ending on or before the Closing Date or for any Taxes for


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which the Sellers are liable in full hereunder, the Sellers shall at their expense control the defense and settlement of such Tax Audit.

     6.4.6.2.2. Buyer's Item. If such Tax Audit relates to any taxable period, or portion thereof, beginning on or after the Closing Date or for any Taxes for which Buyer is liable in full hereunder, Buyer shall at its expense control the defense and settlement of such Tax Audit.

     6.4.6.2.3. Combined and Mixed Items. If such Tax Audit relates to Taxes for which both the Sellers and Buyers are liable hereunder, to the extent practicable such Tax Items (as defined in Section 6.4.12 of this Agreement) will be distinguished and each party will control the defense and settlement of those Taxes for which it is so liable. If such Tax Audit relates to a taxable period, or portion thereof, beginning before and ending after the Closing Date and any Tax Item cannot be identified as being a liability of only one party or cannot be separated from a Tax Item for which the other party is liable, the party which has greater potential liability for those Tax Items that cannot be so attributed or separated (or both) shall control the defense of the Tax Audit, provided that such party defends the items as reported on the relevant Tax Return and provided further that no such matter shall be settled without the written consent of both parties, not to be unreasonably withheld.

     6.4.6.2.4. Participation Rights. Any party whose liability for Taxes may be affected by a Tax Audit shall be entitled to participate at its expense in such defense and to employ counsel of its choice at its expense.

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     6.4.7  Buyer's Claiming, Receiving or Using of Refunds and Overpayments. If
after the Closing, Buyer, any Company, or any Subsidiary of a Company (A) receives any refund or (B) utilizes the benefit of any overpayment of Taxes which, in each case (A) and (B), (x) relates to Taxes paid by the Sellers or any Company, or any Subsidiary of a Company with respect to a taxable period, or portion thereof, ending on or before the Closing Date, or (y) is the subject of indemnification by the Sellers pursuant to this Agreement, Buyer shall promptly transfer, or cause to be transferred, to the Sellers the entire amount of the refund or overpayment (including interest) resolved or utilized by Buyer, any Company, or any Subsidiary of a Company. The Buyer agrees to notify the Sellers within 15 days following the discovery of a right to claim any such refund or overpayment and the receipt of any such refund or utilization of any such overpayment. The Buyer agrees to claim any such refund or to utilize any such overpayment as soon as possible and to furnish to the Sellers all information, records and assistance necessary to verify the amount of the refund or overpayment.

     6.4.8 Resolution of All Tax-Related Disputes. In the event that the Sellers and Buyer cannot agree on the calculation of any amount relating to Taxes or the interpretation or application of any provision of this Agreement relating to Taxes, such dispute shall be resolved by a nationally recognized accounting firm mutually acceptable to each of the Sellers and Buyer, whose decision shall be final and binding upon all Persons involved and whose expenses shall be shared equally by the Sellers, on the one hand, and Buyer on the other hand.

     6.4.9 Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements or arrangements, written or unwritten, binding any Company or any Subsidiary of a Company, shall be terminated as of the Closing.

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     6.4.10    Assistance and Cooperation. The parties agree that, after the
Closing Date:

               6.4.10.1 Buyer, on the one hand, and the Sellers, on the other hand, shall each assist the other (and cause its respective Affiliates to assist) the other party in preparing any Tax Returns which such other party is responsible for preparing and filing;

               6.4.10.2 Buyer, on the one hand, and the Sellers, on the other hand, shall cooperate fully in preparing for any Tax audits, or disputes with taxing authorities, relating to any Tax Returns or Taxes of any Company or any Subsidiary of a Company;

               6.4.10.3 Buyer, on the one hand, and the Sellers, on the other hand, shall make available to each other upon written request and to any taxing authority as reasonably requested in writing all relevant books and records relating to Taxes but only to the minimum extent necessary to enable the other party to prepare Tax Returns or resolve disputes with taxing authorities relating to Tax Returns or Taxes of a Company or a Subsidiary of a Company. Any such information shall be kept strictly confidential;

               6.4.10.4 Buyer, on the one hand, and the Sellers, on the other hand, shall promptly furnish the other party with copies of all relevant correspondence received from any taxing authority in connection with any Tax Audit or information request relating to Taxes for which such other party may have an indemnification obligation under this Agreement; and

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               6.4.10.5  Except as otherwise provided herein, the party
requesting assistance or cooperation shall bear the other party's out-of-pocket expenses in complying with such request to the extent that those expenses are attributable to fees and other costs of unaffiliated third-party service providers.

          6.4.11 This Section 6.4 alone shall govern the procedure for all Tax indemnification claims, notwithstanding any provision of Article 12.

          6.4.12 For purposes of this Agreement, "Due Date" shall mean, with respect to any Tax Return, the date such return is due to be filed (taking into account any valid extensions); and "Tax Item" shall mean, with respect to Taxes, any item of income, gain, deduction, loss or credit or other tax attribute.

     Section 6.5    Ordinary Course of Business.

          6.5.1     Prior to the Closing, except (i) as set forth on Schedule
3.13 or 6.5 or actions taken in the ordinary course of business pursuant to or in connection with Contracts listed on Schedule 3.8, (ii) as specifically provided for by this Agreement or consented to or approved in writing by Buyer or (iii) for transactions between or among any Company and any other Company and/or one or more of the Subsidiaries of any Company or between or among Subsidiaries of any Company, the Sellers shall cause each Company and each Subsidiary of each Company to:

          (a) conduct its business in the ordinary course of business, consistent with Good Operating Practices;

          (b) maintain the insurance coverage described in Section 3.15, including the filing and prosecution of any claims related to the Acquired Assets; and

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     (c)  comply with all applicable laws and regulations relating to the
Acquired Assets, including without limitation, all Environmental Laws, except where the failure to so comply would not result, individually or in the aggregate, in a Material Adverse Effect.

     6.5.2     Without limiting the generality of the foregoing, and, except as
(i) contemplated in this Agreement, (ii) described in Schedule 6.5 or (iii) required under applicable laws and regulations or by any Governmental Authority, prior to the Closing, without the prior written consent of Buyer, the Sellers shall not, directly or indirectly through their Subsidiaries, with respect to the Acquired Assets:

     (a) make any material change in the levels of Inventories customarily maintained with respect to the GPU Assets and Development Assets, other than changes in the ordinary course of business consistent with Good Operating Practice or that would not have, individually or in the aggregate, a Material Adverse Effect;

     (b) sell, lease (as lessor), encumber, pledge, transfer or otherwise dispose of any of the Acquired Assets (except for (i) Acquired Assets, used, consumed or replaced in the ordinary course of business consistent with Good Operating Practices, (ii) dispositions of obsolete assets in the ordinary course of business consistent with Good Operating Practices, (iii) property losses,
(iv) dispositions in the ordinary course of business in accordance with any Contract listed on Schedule 3.8 and (v) dispositions of Acquired Assets not to exceed $10.0 million in the aggregate, except that no such disposition shall be of any Acquired Assets necessary for the operation of a generating facility included in the Acquired Assets), other than to encumber Acquired Assets with Permitted Liens;
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     (c)  modify, amend, voluntarily terminate, waive or permit to expire prior to the scheduled expiration date any Contracts listed on Schedule 3.8, Real Property leases or any of the Permits or Environmental Permits associated with such Acquired Assets other than (i) in the ordinary course of business, to the extent consistent with Good Operating Practices, (ii) as may be required in connection with the transactions contemplated by this Agreement or the Sithe/GPU Agreements or (iii) as may be required by applicable law, rule or regulation;

     (d) (i) enter into any commitment for the purchase, sale, or transportation of fuel unless (A) such commitment is terminable on or before the Closing Date either (1) automatically or (2) by option of any Company or any Subsidiary of any Company (or after the Closing, by Buyer) without penalty or premium in its sole discretion, (B) such commitment will by its terms be fully performed on or before the Closing Date, (C) such commitment is for an amount of fuel necessary to produce electricity sufficient to satisfy the obligations of the Sellers or their Subsidiaries pursuant to any Contract entered into pursuant to Section 6.5.2 9(d)(ii)(C) or (D) the aggregate payment under such commitment for fuel and all other outstanding commitments for fuel not previously approved by Buyer would not exceed $5.0 million, or (ii) enter into any commitment for the purchase or sale of electricity, capacity or related products unless (A) such commitment is terminable on or before the Closing Date either (1) automatically or (2) by option of any Company or any Subsidiary of any Company (or after the Closing, by Buyer) without penalty or premium in its sole discretion, (B) such commitment will by its terms be fully performed on or before the Closing Date, (C) such commitment is for the sale of electricity into the PJM Energy Interchange Market, or a similar daily spot market, (1) for an amount of electricity not to exceed, with respect to any generating facility included in the GPU

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
Assets, the maximum capacity for such generating facility at the time such commitment is made and (2) for a term not to extend beyond the next Business Day following such commitment or (D) the aggregate payment under such commitment for electricity, capacity or related products and all other outstanding commitments for electricity, capacity or related products not previously approved by Buyer would not exceed $5.0 million;

     (e) sell, lease or otherwise dispose of Emission Allowances, or Emission Reduction Credits identified in Schedule 3.17, except to the extent necessary to operate any of the Acquired Assets in accordance with this Section 6.5 or in accordance with Good Operating Practices;

     (f) enter into any Contract relating to the Acquired Assets (other than any such Contract described in Section 6.5.2(d)) unless (i) such Contract is terminable on or before the Closing Date either (A) automatically or (B) by option of any Company or any Subsidiary of any Company (or, after the Closing, by Buyer) without penalty or premium in its sole discretion, (ii) such Contract will by its terms be fully performed on or before the Closing Date, (iii) the aggregate payments under any such Contract entered into after the date hereof and not previously approved by Buyer would not exceed $500,000 individually or together with all other such Contracts, $5,000,000 in the aggregate, (iv) such Contract relates to any outage and is entered into in accordance with Good Operating Practices or (v) such Contract is (A) listed on Schedule 6.5.2(f)(A) or (B) entered into by Sithe Power Marketing with the consent of Buyer and set forth on Schedule 6.5.2(f)(B), as such schedule may be amended from time to time in accordance with Section 6.5.5(b) (any Contract referred to in this clause
(v), a "Trading Contract", and all such Contracts collectively, the "Trading Contracts"); provided that notwithstanding anything else

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herein to the contrary, any Seller or any Subsidiary of any Seller may at any
time prior to the Closing Date amend, modify, supplement or terminate any Contract set forth on Schedule 6.5.2(f)(A), or remove any such Contract from
Schedule 6.5.2(f)(A), with or without the consent of Buyer.

     (g) except as otherwise required by the terms of the Collective Bargaining Agreements or the Sithe/GPU Agreements or, with the prior written consent of Buyer not to be unreasonably withheld, as Sithe believes is necessary for the operation of the business of the Companies and their Subsidiaries in accordance with Good Operating Practices: (i) hire any new employees prior to the Closing on terms that provide for an annual salary of more than $100,000; (ii) increase salaries or wages of employees prior to the Closing other than in the ordinary course of business and in accordance with the past practices of Sithe or any Affiliate of Sithe; (iii) take any action prior to the Closing to effect a change in a Collective Bargaining Agreement;
(iv) take any action prior to the Closing to increase the aggregate benefits payable to its employees other than increases for non-union employees in the ordinary course of business and in accordance with past practices of Sithe or any Affiliate of Sithe; or (v) enter into any employment contracts or any collective bargaining agreements with labor organizations representing such employees;

     (h) modify, amend, voluntarily terminate, waive or permit to expire prior to the scheduled expiration date any rights under or agree to any termination of any of the Contracts listed on Schedule 6.5.2, to the extent that any such amendment, modification, waiver or termination could reasonably be expected to affect the rights of the Companies and their Subsidiaries after the Closing Date without the prior consent of Buyer not to be unreasonably withheld, other than such amendments, modifications or alterations as (i) have already been

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agreed upon, in substance (as disclosed on Schedule 6.5) or (ii) reasonably incidental to the operation of the Acquired Assets in the ordinary course of business;

     (i) make any Capital Expenditures or incur any Development Costs except for (1) Budgeted Capital Expenditures plus additional Capital Expenditures in an amount of up to 10% of the amount of Budgeted Capital Expenditures, (2) Budgeted Development Costs plus additional Development Costs in an amount of up to 10% of the amount of Budgeted Development Costs, (3) Capital Expenditures necessary in order to comply with (A) applicable law or the rules and regulations of any Governmental Authority or other entity having the legal authority to regulate the activities of the Companies, the Subsidiaries of the Companies or the Acquired Assets (including, without limitation, rules and regulations relating to PJM) and (B) to comply with the decisions of the owners of the Keystone and/or Conemaugh generating facilities with respect to the operation of such facilities, and (4) Capital Expenditures for the account of Sithe and its Subsidiaries, other than the Companies and their Subsidiaries; and

     (j) make any changes in scheduled outages for the generating facilities included in the Acquired Assets, which scheduled outages are set forth on
Schedule 6.5.2(j), except in accordance with Good Operating Practices; and

     (k) except as otherwise provided herein, enter into any written or oral contract, agreement, commitment or arrangement with respect to any of the proscribed transactions set forth in the foregoing paragraphs (a) through (j).

     6.5.3 Notwithstanding Section 6.5.1 or 6.5.2, (a) any Company and any Subsidiary of any Company shall be permitted to distribute or otherwise pay Cash Equivalents to any other Company or Subsidiary of any Company or any Seller or any Affiliate of any Seller

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(other than Cash Equivalents constituting proceeds from a disposition of assets made by a Company or a Subsidiary of a Company in breach of this Agreement without regard to materiality), (b) Sithe Northeast Management may enter into Contracts on behalf of the station owners under the Keystone and Conemaugh Operating Agreements, (c) Sithe Pennsylvania Holdings, LLC may enter into Contracts and otherwise perform its obligations as an owner in the Keystone and Conemaugh stations that are contemplated under the Keystone or Conemaugh annual station plan, under the Keystone coal supply plan or under the Conemaugh coal, natural gas and limestone supply plan and (d) Sithe and its Subsidiaries (other than the Companies and their Subsidiaries) may enter into letters of credit that satisfy the requirements of clause (b) of the definition of "Terminated Obligations".

     6.5.4 The Sellers shall cause one or more of their executive officers set forth on Schedule 1D to make due inquiry of (a) each plant manager of the generating facilities included in the Acquired Assets and (b) Martin Rosenberg, as to the accuracy of the representations and warranties contained in Sections 3.2, 3.3, 3.6.1, 3.8 and the third sentence of Section 3.17 as of the date hereof and the Closing Date (except that, with respect to the plant managers, due inquiry regarding the representations and warranties contained in Section
3.3 and Section 3.8 shall be as of the Closing Date only), to the extent that any such representation or warranty is qualified as to Sithe's knowledge.

     6.5.5 (a) Buyer hereby designated the two representatives of Buyer or its Affiliates listed on Schedule 6.5 under the heading "Buyer's
Representatives" or such other representatives as Buyer may designate upon written notice to the Sellers (the "Buyer's Representatives"), to be responsible for determining whether consent to any action prohibited by

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this Section 6.5 (other than any action described in clause (b) below) shall be given by Buyer. The Sellers hereby designate the two representatives of the Sellers listed on Schedule 6.5 under the heading "Sellers' Representatives" or such other representatives as the Sellers may designate upon written notice to Buyer (the "Sellers' Representatives"), to contact Buyer's Representatives with requests for consent to any action prohibited by this Section 6.5 (other than any action described in clause (b) below). Buyer's Representatives shall respond promptly (in writing) to any request for consent (which must be written, except as set forth below) to the taking of any action under this
Section 6.5 and Buyer shall not unreasonably withhold (taking into account Buyer's interests) the requested consent. If Buyer's Representatives do not respond to any request within three (3) Business Days of its receipt, such consent will be deemed to have been given. The Sellers' Representatives may rely on any consent given by either of Buyer's Representatives. The time periods within which Buyer's Representatives must respond shall commence on the date on which either of Buyer's Representatives receives a written request for consent.

     (b)  Buyer hereby designates the two representatives of Buyer listed on
Schedule 6.5 under the heading "Buyer's Trading Representatives" or such other representatives as Buyer may designate upon written notice to the Sellers (the "Buyer's Trading Representatives"), to be responsible for determining whether any consent to any action that relates to a commitment referenced in Section 6.5.2(d) and that is to be entered into on the Business Day of the request shall be given by Buyer. The Sellers hereby designate the two representatives of the Sellers listed on Schedule 6.5 under the heading "Sellers' Trading Representatives" or such other representatives as the Sellers may designate upon written notice (the "Sellers' Trading

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Representatives") to contact Buyer's Trading Representatives with respect to any such commitment. Such request may be made orally and such consent (x) shall not be unreasonably withheld (taking into account Buyer's interests), (y) shall be given as soon as practicable and (z) shall be deemed to have been given if Buyers Trading Representatives do not respond within 2 hours of receipt of such request. The Sellers' Trading Representatives may rely on any consent given by either of Buyer's Trading Representatives. The time periods within which Buyer's Trading Representatives must respond shall commence on the date and time on which either of Buyer's Trading Representatives receives a request for consent.

     Section 6.6 Notice of Changes. Prior to the Closing, each party will promptly advise the other in writing with respect to any matter arising after execution of this Agreement of which that party obtains knowledge (including, without limitation, knowledge that if in existence on the date of this Agreement and not disclosed by Buyer would have resulted in the breach of
Section 5.7) and which, if existing or occurring at the date of this Agreement, would have been required to be set forth in this Agreement, including any of the Schedules.

     Section 6.7 Collective Bargaining Agreements. Effective as of the Closing, Buyer shall cause each Company and each Subsidiary of each Company to perform its respective obligations under any Collective Bargaining Agreement that covers the employees of any such entity for the duration of the term of any such Collective Bargaining Agreement. Effective as of the Closing, Buyer shall assume the Collective Bargaining Agreements in place of Sithe and shall thereafter recognize the Unions in place of Sithe and comply with all applicable obligations in place of Sithe under the Collective Bargaining Agreements. If, after the Closing, Buyer sells, transfers, or otherwise conveys any of the Acquired Assets covered by one or more of the

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Collective Bargaining Agreements, whether by transfer, lease, assignment, corporate reorganization or otherwise, Buyer shall require, as an absolute precondition of such sale, transfer, or conveyance, that the purchaser, transferee, lessee or assignee of such assets assume the applicable Collective Bargaining Agreement(s) and agree to be bound by the terms, conditions and obligations thereof.

     Section 6.8 Pollution Control Bonds. Notwithstanding any other provision hereof, Buyer covenants and agrees that, after the Closing Date, Buyer will not make any modifications to the "Purchased Assets" as defined under the Sithe/GPU Agreements or take any action which, in and of itself, results in a loss of the exclusion of interest on the "Pollution Control Revenue Bonds" as defined under the Sithe/GPU Agreements issued on behalf of Jersey Central Power & Light Company, Metropolitan Edison Company and Pennsylvania Electric Company (the "GPU Sellers") in connection with such Purchased Assets from gross income for federal income tax purposes under Section 103 of the Code. Actions with respect to Purchased Assets shall not constitute a breach by Buyer of this Section 6.8 in the following circumstances: (i) Buyer ceases to use or decommissions any of the Purchased Assets or subsequently repowers such Purchased Assets that are no longer used or decommissioned (but does not hold such Purchased Assets for sale); (ii) Buyer acts with respect to Purchased Assets in order to comply with requirements under applicable federal, state or local environmental or other laws or regulations; or (iii) Buyer acts in a manner the GPU Seller (i.e., a reasonable private provider of electricity of similar stature as the GPU Seller) would have acted during the term of the Pollution Control Revenue Bonds (including, but not limited to, applying new technology). In the event Buyer acts or anticipates acting in a manner that will cause a loss of the exclusion of interest on the Pollution

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Control Revenue Bonds from gross income for federal income tax purposes, Buyer shall give prompt written notice to such effect. Buyer further covenants and agrees that, in the event that Buyer transfers any of the "Purchased Assets" (as described above), Buyer shall obtain from its transferee a covenant and agreement that is analogous to Buyer's covenant and agreement pursuant to this
Section 6.8, including this sentence. In addition, Buyer shall not, without at least 60 days' advance written notice to the GPU Seller, take any action which would result in (x) a change in the use of the assets financed with the Pollution Revenue Control Bonds from the use in which such assets were originally intended, or (y) a sale of such assets separate from the generating assets to which they relate; provided that no notice is required of the events set forth in clause (i), (ii), or (iii) above. This covenant shall survive the Closing and shall continue in effect so long as the Pollution Control Revenue Bonds remain outstanding.

     Section 6.9    Certain Benefits Matters.

          6.9.1 Following the Closing, Buyer agrees to cause each Company and each Subsidiary of each Company to honor and perform the obligations of such Company and such Subsidiary under each Benefit Plan in accordance with the terms of any such Benefit Plan and in accordance with the obligations imposed under the Sithe/GPU Agreements and the Collective Bargaining Agreements; provided, however, that Buyer, any Company and any Subsidiary of any Company may make any lawful changes to any such Benefit Plan, or terminate any Benefit Plan, to the extent permitted under the terms of such Benefit Plan, the Sithe/GPU Agreements, the Collective Bargaining Agreements and applicable law. Effective as of the Closing, Buyer shall assume in place of Sithe all the obligations of Sithe under the Sithe/GPU Agreements that pertain to the Benefit Plans and shall cause
Sithe to be released from all such obligations. In the event

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that any employees of a Company or Subsidiary of a Company are covered under a
Benefit Plan sponsored by Sithe that is required to be maintained on behalf of such employees pursuant to the Sithe/GPU Agreements or a Collective Bargaining Agreement, Buyer shall, or shall cause the Company or the Subsidiary of any Company that employs such employees either to assume the sponsorship of such Benefit Plan, accept a spin-off of the portion of such Benefit Plan covering such employees, adopt a new Employee Benefit Plan or amend an existing Employee Benefit Plan to provide the required benefits, as Buyer may determine, provided that Buyer shall notify Sithe of the manner in which it will meet the obligation described in this sentence at least thirty (30) days before the Closing and cause Sithe to be released from its obligations under the Sithe/GPU Agreements effective upon the Closing. Nothing in this Agreement shall preclude a subsequent agreement by Buyer to assume the obligation to provide benefits under any Employee Benefit Plan to any group of employees under one or more of the Collective Bargaining Agreements with respect to service earned with a Company or a Subsidiary of any Company for the period commencing November 24, 1999 and ending on the Closing Date, subject to reimbursement of Buyer by Sithe for the cost of any such benefits, calculated as Buyer and Sithe may agree, and subject to the agreement of the Union that represents the affected employees.

     6.9.2 Following the Closing, Buyer shall cause each Company and each Subsidiary of each Company to (A) waive all pre-existing conditions, exclusions, and waiting periods with respect to participation and coverage requirements applicable to the employees of such Company and each such Subsidiary and their covered dependents under any group health plan, within the meaning of Section 5000(b)(1) of the Code, in which such employees may be


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eligible to participate after the Closing Date except to the extent that such pre-existing conditions, exclusions and waiting periods were in effect in the Benefit Plans that covered such employees prior to the Closing; (B) provide each employee of such Company and each such Subsidiary with credit for payments made by such employee or his covered dependents prior to the Closing Date for purposes of satisfying any applicable deductible or out-of-pocket requirements under any such group health plan, and (C) give credit, to employees of such Company and each such Subsidiary, for purposes of satisfying any eligibility or vesting requirements of (but not for purposes of benefit accrual under) any Employee Benefit Plan, or other benefit program or arrangement in which employees of such Company and each such Subsidiary may be eligible to participate after the Closing Date, for services rendered by such employees prior to the Closing Date to such Company and each such Subsidiary or, to the extent recognized by the Benefit Plans, for services rendered to any other Person; provided, that the foregoing shall not apply to the extent it would result in duplication of benefits.

     Section 6.10 WARN Act. Sellers and the Companies will provide Buyer on or prior to the Closing Date with a written list of all employees of the Companies or their Subsidiaries whose employment has been terminated and whose work hours have been reduced within 90 calendar days preceding the Closing Date. Such list will indicate the employee's site of employment, position or job title, name, starting and ending dates of employment and date of employment loss, termination, layoff and, if applicable, the amount of hour reduction. If a plant closing or a mass layoff occurs or is deemed to occur with respect to any Company or any Subsidiary of any Company or any of their respective facilities in connection with the transactions contemplated in this Agreement or at any time after the Closing, Buyer shall be

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solely responsible for providing all notices required under the Work Adjustment and Retraining Notification Act, 29 U.S.C. Section 2109 et seq. or the regulations promulgated thereunder (the "WARN Act") and for taking all remedial measures, including, without limitation, the payment of all amounts, penalties, liabilities, costs and expenses if such notices are not provided.

     Section 6.11 Sithe Release from GPU Liabilities. If requested by Sithe, Buyer shall use reasonable efforts to cause all third parties to release Sithe and its Affiliates and their successors and assigns (other than the Companies and their Subsidiaries) from all GPU Liabilities and to obtain the acknowledgment or consent of any third party of or to the assumption by Buyer of the GPU liabilities as provided in Article 12; provided that the failure to cause such release or obtain such acknowledgment or consent shall not affect Buyer's obligations under Article 12.

     Section 6.12 Change of Entity Names. Buyer acknowledges and agrees that the trade name "Sithe" shall not be deemed an Acquired Asset and that the Sellers shall be permitted (but shall not be required), on or prior to the Closing, to cause each Company and each Subsidiary of each Company to change its name such that the name "Sithe" is not used in any such entity's name. Following the Closing Date, Buyer shall, upon the request of any Seller, cause any Company or any Subsidiary of any Company the name of which includes the name "Sithe" to change its name within 90 days of such request to exclude the name "Sithe."

     Section 6.13 Interim Services Agreement. As promptly as practicable but in any event within 30 days of the date of this Agreement, Buyer and Sithe shall negotiate in good faith and use reasonable efforts to enter into an Interim Services Agreement with respect to the services and on the terms and conditions described in Schedule 1C; provided that the execution and

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delivery of the Interim Services Agreement shall not be a condition to the performance by any party of any of such party's obligations under this Agreement.

     Section 6.14 Environmental Matters/ISRA. Buyer acknowledges that Sithe New Jersey Holdings, LLC has entered into agreements with the New Jersey Department of Environmental Protection ("NJDEP") pursuant to the New Jersey Industrial Site Recovery Act ("ISRA"), N.J.S.A. Sections 13:1K-6 et seq., ("Remediation Agreements") which obligate Sithe New Jersey Holdings, LLC to conduct a Remediation of the Glen Gardner, Sayreville, Werner and Gilbert generating facilities in conformance with applicable State standards. The Sellers shall cause Sithe New Jersey Holdings, LLC to take such actions as are necessary to obtain such authorizations as are required to consummate the transactions contemplated by this Agreement in compliance with ISRA, including the filings of any General Information Notices and any other required ISRA documents and applications. Buyer agrees to cooperate with the Sellers and Sithe New Jersey Holdings, LLC in these efforts, which cooperation shall include, but shall not be limited to, execution of, or consenting to, ISRA related applications, submissions or remediation agreements with NJDEP and the establishment of remediation funding sources satisfactory to NJDEP. Buyer agrees that the Sellers and their Affiliates shall have no responsibility for compliance with ISRA after Closing. Pursuant to Section 12.1 of this Agreement, at Closing, Buyer shall assume all of the Sellers' ISRA obligations and liabilities related to the GPU Assets and shall indemnify and hold harmless the Sellers, their Affiliates (other than the Companies and their Subsidiaries) and their shareholders for any costs or liabilities associated with the remediation of the GPU Assets, including those obligations and liabilities addressed in the existing Remediation Agreements between Sithe New Jersey Holdings, LLC and NJDEP and any

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further ISRA obligations or liabilities arising as a result of this Agreement, provided, that Buyer's obligation to indemnify and hold harmless the Sellers, their Affiliates (other than the Companies and their Subsidiaries) and their shareholders shall not apply to any fines or penalties imposed by NJDEP arising out of Sellers' decision to close the transactions provided for in this Agreement without obtaining NJDEP's authorizations pursuant to ISRA.

     Section 6.15 CERTAIN RIGHTS UNDER AMENDED AND RESTATED TRANSITION
                  POWER PURCHASE AGREEMENTS.

     Buyer shall promptly (but in no event later than 5:00 p.m., Eastern time, on February 23, 2000 provide the Sellers with written instructions setting forth the amount, if any, of capacity with respect to which the applicable Affiliates of the Sellers should exercise the put options. The Sellers shall cause the applicable Affiliates to exercise the put options or refrain from such exercise, in accordance with such instructions; provided, that Buyer shall have consulted with the Sellers regarding the benefits to the Companies and their Subsidiaries of complying with such instructions, and such instructions shall not be inconsistent with the operation of the Companies and their Subsidiaries in accordance with Good Operating Practices; and provided further, that in the absence of any such written instructions from Buyer at or prior to 5:00 p.m., Eastern time, on February 23, 2000, Buyer shall be deemed to have consented to either the exercise of such options (in whole or in part) or to a determination not to exercise such options, in either case, as determined by either Seller (or the applicable Affiliates) in the sole discretion of any such Person; and provided, further, that neither the Sellers nor Buyer (nor their respective Affiliates) shall be liable for any losses or damages alleged to have occurred as a result of or arising out of any action or inaction consistent with any instructions from Buyer given pursuant to this Section

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6.15 or, failing delivery of such instruction from Buyer at or prior to
5:00 p.m., Eastern time, on February 23, 2000, any discretionary action or inaction by either Seller (or any of their Affiliates) with respect to
Section 3.06 of any of the Amended and Restated Transition Power Purchase Agreements. The Sellers shall provide to Buyer copies of any and all correspondence from GPU or any of its Affiliates regarding the "put option" or the "call option" under any of the Amended and Restated Transition Power Purchase Agreements immediately after receipt thereof.

     Section 6.16 RELEASE OF CERTAIN AGREEMENTS. Buyer and Sellers shall use reasonable efforts to obtain for the benefit of each Seller and its Affiliates (other than the Companies and their Subsidiaries) a release from any and all obligations and liabilities of such Seller and such Affiliates arising under, or in connection with, each of the Contracts listed on Schedule 6.16.

     Section 6.17 GPU POST CLOSING AMOUNTS. The Sellers shall indemnify and hold harmless Buyer from and against any liabilities, claims, demands, judgments, losses, costs, damages or expenses from and after the Closing Date that Buyer may sustain, suffer or incur and that result from or arise out of or relate to the GPU Post Closing Amounts.

     Section 6.18 TRADING CONTRACTS. On or prior to the Closing Date, the Sellers shall cause Sithe Power Marketing, and Guarantor shall cause Reliant Energy Services, Inc. ("RES") to enter into "back-to-back" Contracts pursuant to which Sithe Power Marketing shall purchase from (or sell to) RES any fuel, electricity, capacity or related products required to be sold by (or purchased by) Sithe Power Marketing, as the case may be, pursuant to each Trading Contract on substantially the same terms and conditions as are applicable to Sithe Power Marketing under such Trading Contract. The Sellers shall use reasonable efforts to cause Sithe Power Marketing to enter into the Trading Contracts described in Section 6.5.2(f)(v)(B) using the form of enabling

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agreement provided to the Sellers by Buyer with such changes thereto as shall be mutually acceptable to RES and Sithe Power Marketing.

     Section 6.19 Matters Relating to Keystone and Conemaugh. From the date hereof until the Closing Date, the Sellers shall, and shall cause Sithe Pennsylvania Holdings LLC to, promptly notify Buyer of, and consult with Buyer with respect to, any proposed vote of the owners under the Keystone and Conemaugh Owners' Agreements. Buyer shall direct the vote of Sithe Pennsylvania Holdings LLC or any other Subsidiary of Sellers entitled to vote under such agreements with respect to any such matter, provided that Buyer agrees to execute such vote in a manner consistent with Good Operating Practices. Notwithstanding the foregoing, in the event that Buyer does not provide written direction to Sithe reasonably in advance of such proposed vote, but in any event no later than one Business Day preceding the date of such proposed vote, Buyer shall be deemed to have granted to Sithe Pennsylvania Holdings LLC the right to exercise discretion with respect to the matter subject to such vote. Neither the Sellers nor their Affiliates shall be liable for any losses or damages alleged to have occurred as a result of or arising out of any vote by Sithe Pennsylvania Holdings LLC under the Keystone and Conemaugh Owners' Agreements made in accordance with this Section 6.19.

ARTICLE 7.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

     The obligations of Buyer under this Agreement shall be subject to the satisfaction (or waiver by Buyer in its sole discretion), at or before the Closing, of each of the following conditions, and the Sellers shall use reasonable efforts to cause each of such conditions to be satisfied on or before the Target Date and, in any event, as promptly as practicable:

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     Section 7.1  No Injunction.  No Governmental Authority shall have issued any injunction or other order (whether temporary, preliminary or permanent) or enacted any statute, rule or regulation that prohibits the consummation of the transactions contemplated hereby; provided, that the parties shall use their reasonable efforts to litigate against, and obtain the lifting of, any such injunction or order.

     Section 7.2 Representations and Warranties. The representations and warranties of each Seller contained in Articles 3 and 4 shall be true and correct in all material respects as of the Closing Date (in each case except
(a) where such representation or warranty is expressly made only as of a date other than the date hereof, in which case such representation or warranty shall be true and correct in all material respects as of such date, and (b) where such representation or warranty is qualified by reference to materiality or a Material Adverse Effect, in which case such representation or warranty shall be true in all respects) as though such representations and warranties were made at and as of the Closing Date, except as otherwise contemplated by this Agreement or as may be specified in amendments to any of the Schedules provided at the Closing (none of which amendments may disclose the occurrence of any event or development which, individually or in the aggregate, would have a Material Adverse Effect); and Buyer shall have received at the Closing (i) a certificate of each Seller dated the Closing Date and signed on behalf of such Seller by an executive officer of such Seller to such effect, but only insofar as it is applicable to the representations and warranties set forth in Article 3, which certificate shall include a representation that one or more of the executive officers listed on Schedule 1D have made due inquiry of (A) the plant managers and (B) Martin Rosenberg not earlier than three (3) Business Days prior to the Closing Date for purposes of affirming those representations and

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warranties referred to in Section 6.5.4 that are qualified as to Sithe's knowledge, and (ii) a certificate of each Seller dated the Closing Date and signed by an executive officer of such Seller, to such effect, but only insofar as it is applicable to the representations and warranties set forth in Article 4.

     Section 7.3 Performance. Each Seller shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by such Seller at or prior to the Closing (except where a covenant or agreement is qualified by reference to materiality or Material Adverse Effect, in which case such covenant or agreement shall be performed in all respects); and Buyer shall have received at the Closing a certificate of each Seller dated the Closing Date and signed on behalf of such Seller by an executive officer of such Seller to such effect.

     Section 7.4 Approvals and Filings. All Permits, Environmental Permits, consents, authorizations and approvals form, and all declarations, filings and registrations with, Governmental Authorities or third parties that are listed on
Schedule 7.4 shall have been obtained or made without any conditions or terms that, individually or in the aggregate, have or would have a Material Adverse Effect. All waiting periods under the HSR Act shall have expired or been properly terminated.

     Section 7.5 Opinion of Counsel. Buyer shall have received an opinion or opinions dated the Closing Date of counsel to the Sellers, covering the matters set forth on Schedule 7.5.

     Section 7.6 No Material Adverse Effect. Since the date of this Agreement, no events that have or would have, individually or in the aggregate, a Material Adverse Effect shall have occurred and be continuing.

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     Section 7.7    Buyer Permits. Buyer shall have obtained all Permits and
Environmental Permits listed on Schedule 7.4, to the extent necessary, to own and operate the generating facilities included in the Acquired Assets in accordance with past emissions and operating practices, except for those Permits and Environmental Permits the absence of which would not individually or in the aggregate have a Material Adverse Effect.

     Section 7.8 Resignations. Buyer shall have received the written resignations of the directors, limited liability company managers and officers of each of the Companies and their Subsidiaries, effective as of the Closing Date.

ARTICLE 8.     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH SELLER

     The obligations of Sellers under this Agreement shall be subject to the satisfaction (or waiver by the Sellers in their sole discretion) at or before the Closing, of each of the following conditions, and Buyer shall use reasonable efforts to cause each of such conditions to be satisfied on or before the Target Date and, in any event, as promptly as practicable:

     Section 8.1 No Injunction. No Governmental Authority shall have issued any injunction or other order (whether temporary, preliminary or permanent) or enacted any statute, rule or regulation that prohibits the consummation of the transactions contemplated hereby; provided, that the parties shall use their reasonable efforts to litigate against, and obtain the lifting of, any such injunction or order.

     Section 8.2 Representations and Warranties. The representations and warranties of Buyer and Guarantor contained in Articles 5 and 13, respectively, shall be true and correct in all material respects as of the Closing Date (in each case except (a) where such representation or

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warranty is expressly made only as of a date other than the date hereof, in which case such representation or warranty shall be true and correct in all material respects as of such date) as though such representations and warranties were made at and as of the Closing Date, except as otherwise contemplated by this Agreement; and the Sellers shall have received at the Closing (i) a certificate, dated the Closing Date, signed on behalf of Buyer by an executive officer of Buyer to such effect, but only insofar as it is applicable to the representations and warranties set forth in Article 5, and (ii) a certificate, dated the Closing Date, signed on behalf of Guarantor by an executive officer of Guarantor to such effect, but only insofar as it is applicable to the representations and warranties set forth in Article 13.

     Section 8.3 Performance. Buyer shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing (except where a covenant or agreement is qualified by reference to materiality or Material Adverse Effect, in which case such covenant or agreement shall be performed in all respects); and the Sellers shall have received at the Closing a certificate, dated the Closing Date, signed on behalf of Buyer by an executive officer of Buyer to such effect.

     Section 8.4 Approvals and Filings. All Permits, Environmental Permits, consents, authorizations and approvals from, and all declarations, filings and registrations with, Governmental Authorities or third parties that are listed on Schedule 8.4 shall have been obtained or made. All waiting periods under the HSR Act shall have expired or been properly terminated.

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     Section 8.5  Opinion of Counsel. The Sellers shall have received an opinion or opinions dated the Closing Date of counsel to Buyer and Guarantor, covering the matters set forth in Schedule 8.5.

ARTICLE 9.  CLOSING

     Section 9.1 Time and Place. Subject to the provisions of Articles 7 and 8, the closing of the sale by the Sellers and the purchase by Buyer of the Intercompany Notes, the Mid-Atlantic Stock and the LLC Interests and the consummation of the transactions contemplated by Article 2 (the "Closing") shall take place at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022 on the Target Date; provided, however, that, if all of the conditions in Articles 7 and 8 are not satisfied by the Target Date, then, subject to Article 10, the Closing shall take place on the fifth Business Day after the date on which such conditions are satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions); and provided, further that, notwithstanding the foregoing, the Closing may take place at such other place, at such other time, or on such other date as the parties hereto may mutually agree (the date on which the Closing occurs being herein referred to as the "Closing Date").

     Section 9.2  Payments and Terminated Obligations.

          9.2.1 Payment for Intercompany Notes, Mid-Atlantic Stock and LLC Interests. At the Closing, upon the terms and subject to the conditions set forth herein, Buyer shall pay to Genco, by wire transfer of immediately available funds to an account designated by the Sellers,

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the Fixed Purchase Price, as adjusted by the Estimated Adjustment Amount, in
United States dollars.

          9.2.2 Terminated Obligations; Releases. At the Closing, upon the terms and subject to the conditions set forth herein, (a) Buyer shall deliver to the applicable Company or Subsidiary of a Company (i) any letters of credit in substitution for the Terminated Obligations that are required to be delivered pursuant to Section 2.3 or (ii) evidence of other arrangements made in satisfaction of Section 2.3 and (b) each Seller shall receive the releases obtained pursuant to Sections 6.11 and 6.16.

     Section 9.3    Deliveries.

          9.3.1 Transfer Instruments. Genco shall deliver to Buyer (a) the Intercompany Notes, duly endorsed in blank for transfer, (b) certificate(s) evidencing the Mid-Atlantic Stock, duly endorsed in blank for transfer or accompanied by a stock power duly executed in blank, (c) instruments of transfer in substantially the form attached hereto as Schedule 9.3A, in order to effectuate the transfer of the LLC Interests and (d) a general transfer and conveyancing instrument with respect to the Acquired Assets in substantially the form attached hereto as Schedule 9.3B duly executed by the Sellers.

          9.3.2 Certificates; Opinions. Buyer and the Sellers shall deliver to each other the certificates, opinions of counsel and other items described in Article 7 and 8.

          9.3.3 Other Closing Transactions. Each of the parties shall take such other actions required hereby to be performed by it prior to or on the Closing Date, including, without limitation, satisfying the conditions set forth in Articles 7 and 8, and providing evidence of such satisfaction consisting of (i) the certificates required by Sections 7.2, 7.3, 8.2 and 8.3;
(ii) copies


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of the consents, authorizations, approvals, declarations, filings and registrations listed on Schedules 7.4 and 8.4, and (iii) copies of the opinions of counsel required by Sections 7.5 and 8.5.

          9.3.4 Senior Credit Facility and Beco Facility. The Sellers shall deliver to Buyer, with respect to each of the Senior Credit Facility and the BECO Facility, either (i) evidence of consent of the lenders under such facility to the consummation of the transactions contemplated by this Agreement or (ii) a payoff letter evidencing the discharge of all outstanding obligations of the Sellers and their Affiliates under such facility.

          9.3.5 Additional Documents. Each party shall execute and deliver to the other parties all documents which the other reasonably determines are necessary to consummate the transactions contemplated hereby or to demonstrate or evidence compliance with the terms or the accuracy of any representation and warranty set forth herein. At the Closing, the Sellers shall deliver to Buyer the stock certificates, certificates of organization, limited liability company agreements and/or other instruments evidencing the Companies' ownership of their respective Subsidiaries.

ARTICLE 10.  TERMINATION AND ABANDONMENT

     Section 10.1 Methods of Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time prior to the Closing Date:

          10.1.1 by mutual consent of Sithe and Buyer; or

          10.1.2 by Buyer at any time after September 30, 2000 if any of the conditions provided for in Article 7 of this Agreement shall not have been satisfied or waived in writing by

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Buyer in its sole discretion prior to such date; provided, that if any condition in Article 7 has not been so satisfied or waived and diligent efforts are being undertaken to satisfy such condition, including, but not limited to, efforts to cure any breach of any representation or warranty, then the references to September 30, 2000 in this Section 10.1.2 shall be extended for up to 90 days so long as such diligent efforts continue; or

          10.1.3 by Sithe at any time after September 30, 2000 if any of the conditions provided for in Article 8 of this Agreement shall not have been satisfied or waived in writing by Sithe in its sole discretion prior to such date; provided, that if any condition in Article 8 has not been so satisfied or waived and diligent efforts are being undertaken to satisfy such condition, including, but not limited to, efforts to cure any breach of any representation or warranty, then the references to September 30, 2000 in this Section 10.1.3 shall be extended for up to 90 days so long as such diligent efforts continue; or

          10.1.4 (a) by Buyer, upon not less than 30 days' prior written notice, there has been a violation or breach by any Seller of any agreement, representation or warranty contained in this Agreement which, individually or in the aggregate, has or would have a Material Adverse Effect and which is not susceptible to cure (or if so susceptible is not the subject of diligent efforts on the part of the breaching party to cure; provided that no such efforts shall affect the time periods set forth in Section 10.1.2); provided, that Buyer is not in material violation or breach of its agreements, representations or warranties contained in this Agreement, or (b) by Sithe upon not less than 30 days, prior written notice, if there has been a material violation or breach by Buyer of any agreement, representation or warranty contained in this Agreement;

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provided, that the Sellers are not in material violation or breach of their agreements, representations or warranties contained in this Agreement.

     Section 10.2 Procedure Upon Termination and Consequences. Buyer or Sithe, as the case may be, may terminate this Agreement when permitted pursuant to
Section 10.1 by delivering written notice of such termination, and such termination shall be effective upon delivery of such notice in accordance with
Section 14.3. If this Agreement is terminated as provided herein:

          10.2.1 Buyer will deliver all documents, work papers and other materials relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the Sellers; and

          10.2.2 no party hereto shall have any liability or further obligation to any other party to this Agreement (i) except with respect to the Confidentiality Agreement, which shall survive the termination of this Agreement, including with respect to information that is subject to the Confidentiality Agreement pursuant to Section 6.1, and the confidentiality agreement dated February 8, 2000 between Buyer and Sithe which shall survive the termination of this Agreement, (ii) except for such legal and equitable rights and remedies which any party may have by reason of any breach or violation of this Agreement by any other party prior to such termination and
(iii) except pursuant to Section 14.6.

ARTICLE 11. SURVIVAL

     Section 11.1 Survival. The several representations and warranties of each Seller contained in Article 4 (and in the certificate delivered pursuant to Section 7.2(ii)), the

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representations and warranties of Buyer contained in Sections 5.1, 5.2 and 5.3
(and the certificate delivered pursuant to Section 8.2(i) (only insofar as applicable to Sections 5.1, 5.2 and 5.3), the representations and warranties of Guarantor contained in Sections 13.2.1, 13.2.2 and 13.2.3 (and the certificate delivered pursuant to Section 8.2(ii) (only insofar as applicable to Sections 13.1, 13.2 and 13.3), the covenants and agreements of the Sellers contained in Sections 2.2, 2.3, 2.4, 2.5, the last sentence of Section 6.3, 6.4, 6.16, 6.17,
10.2.1, Articles 11, 12 and 14, the covenants and agreements of Buyer contained in Sections 2.2, 2.3, 2.4, 2.5, 6.4, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12, 6.14,
6.16, Articles 11, 12 and 14, and the covenants and agreements of Guarantor contained in Articles 11 and 13, shall survive the Closing. Except as provided in the preceding sentence, the representations, warranties, covenants and agreements contained in this Agreement and in any certificate delivered pursuant to this Agreement shall not survive the Closing and shall terminate simultaneously therewith, and from and after the Closing no party shall have any liability with respect to any such terminated representation, warranty, covenant or agreement.

ARTICLE 12.  ASSUMPTION OF GPU LIABILITIES; INDEMNIFICATION

     Section 12.1 Assumption of GPU Liabilities; Indemnification. At the Closing, Buyer shall assume, pursuant to an instrument substantially in the form attached hereto as Schedule 12.1, all obligations and liabilities of any kind, whether fixed, contingent, accrued or otherwise, that any Seller or any Affiliate of any Seller (other than any Company or any Subsidiary of any Company) or any of their respective successors or assigns may have under, with respect to or in connection with the GPU Liabilities. Buyer shall indemnify, defend and hold harmless each Seller, their Affiliates (other than the Companies and their Subsidiaries) and their respective

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officers, directors, employees, shareholders, Affiliates and agents (each, an
"Indemnitee") from and against any and all claims, demands, suits, losses, liabilities, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all actions, suits, proceedings, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and reasonable disbursements in connection therewith) (each, an "Indemnifiable Loss"), asserted against or suffered by any Indemnitee relating to, resulting from or arising out of (i) the GPU Liabilities or (ii) any Third Party Claims against any Indemnitee arising out of or in connection with the Acquired Assets, including the acquisition, ownership or operation thereof.

     Section 12.2  Defense of Claims.

          12.2.1 If any Indemnitee receives notice of the assertion of any claim or of the commencement of any claims, action, or proceeding made or brought by any Person (including Guarantor, Buyer, their respective Affiliates, officers, directors and shareholders, and the successors and assigns of any such Person) (a "Third Party Claim") with respect to which indemnification is to be sought from a Person that is required to indemnify such Indemnitee (an "Indemnifying Party"), the Indemnitee shall give such Indemnifying Party reasonably prompt written notice thereof but in any event such notice shall not be given later than ten (10) calendar days after the Indemnitee's receipt of notice of such Third Party Claim. Such notice shall describe the nature of the Third Party Claim in reasonable detail and shall indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. In addition, the Indemnitee shall transmit to the Indemnifying Party a copy of all papers served with respect to such claim (if any). The Indemnitee shall cooperate in good faith

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in such defense at the Indemnifying Party's expense. If the Indemnifying
Party shall acknowledge in writing to the Indemnitee that the Indemnifying Party shall be obligated to indemnify the Indemnitee under the terms of its indemnity hereunder in connection with such Third Party Claim, then the Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third Party Claim at such Indemnifying Party's expense and by employing such Indemnifying Party's own counsel; provided that the counsel for the Indemnifying Party who shall conduct the defense of such Third Party Claim shall be reasonably satisfactory to the Indemnitee. If an Indemnifying Party elects not to assume the defense of any Third Party Claim, the Indemnitee may compromise or settle such Third Party Claim over the objection of the Indemnifying Party, which settlement or compromise shall conclusively establish the Indemnifying Party's liability pursuant to this Agreement.

     12.2.2 (i) if, within ten (10) calendar days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claims, the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in Section 12.2.1, the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party shall fail to take reasonable steps necessary to defend diligently such Third Party Claim within twenty (20) calendar days after receiving notice from the Indemnitee, the Indemnitee may assume its own defense and the Indemnifying Party shall be liable for all reasonable expenses thereof. (ii) Without the prior written consent of the Indemnitee, the Indemnifying Party shall not enter into any settlement of

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any Third Party Claim which would lead to liability or create any financial or other obligation or restriction on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten (10) calendar days after its receipt of such notice, the Indemnifying Party shall be relieved of its obligations to defend such Third Party Claim and the Indemnitee may contest or defend such Third Party Claim. In such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will be the amount of such settlement offer plus reasonable costs and expenses paid or incurred by Indemnitee up to the date of said notice.

     12.2.3 Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim") shall be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable, and the Indemnifying Party shall have a period of thirty
(30) calendar days after the Indemnifying Party's receipt of such notice within which to respond to such Direct Claim. If the Indemnifying Party does not respond within such thirty (30) calendar days period, the Indemnifying Party shall be deemed to have accepted such claim. If the Indemnifying Party rejects such claim, the Indemnitee will be free to seek enforcement of its rights to indemnification under this Agreement.

     12.2.4 Notwithstanding anything to the contrary contained herein:


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               12.2.4.1  Any Indemnitee shall use reasonable efforts to
mitigate all losses, damages and the like relating to a claim under these indemnification provisions, including availing itself of any defenses, limitations, rights of contribution, claims against third Persons and other rights at law or equity. The Indemnitee's reasonable efforts shall include the reasonable expenditure of money to mitigate or otherwise reduce or eliminate any loss or expenses for which indemnification would otherwise be due, provided that the Indemnitee shall only be required to make expenditures if and to the extent that the Indemnifying Party shall have advanced funds to the Indemnitee for such expenditures after notice from the Indemnitee to the Indemnifying Party that such an expenditure would be required.

               12.2.4.2 Any Indemnifiable Loss shall be net of the dollar amount of any insurance or other proceeds actually received by the Indemnitee with respect to the Indemnifiable Loss, but shall not take into account any income tax benefits to the Indemnitee, or any income taxes attributable to the receipt of any indemnification payments hereunder. Any party seeking indemnity hereunder shall use reasonable efforts to seek coverage (including both costs of defense and indemnity) under applicable insurance policies with respect to any such Indemnifiable Loss; provided, that the failure to seek or obtain such coverage shall affect such party's rights pursuant to this Article 12, and provided, further, that no such party seeking indemnification shall be required to enter into or maintain any insurance policy or incur additional insurance premiums pursuant to this Section 12.2.4.2.

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     The expiration or termination of any covenant or agreement shall not affect the parties' obligations under this Section of the Indemnitee provides the Indemnifying Party with proper notice of the claim or event for which indemnification is sought prior to such expiration, termination or extinguishment.

     Notwithstanding anything to the contrary herein, no party (including an Indemnitee) shall be entitled to recover from any other party (including an Indemnifying Party) for any liabilities, damages, obligations, payments, losses, costs, or expenses under this Agreement any amount in excess of the actual compensatory damages, court costs and reasonable attorney's fees and other advisor fees suffered by such party. Buyer and the Sellers waive any right to recover punitive, incidental, special, exemplary and consequential damages arising in connection with or with respect to this Agreement. The provisions of this last paragraph of Section 12.2.4.2 shall not preclude recovery of an Indemnifiable Loss by an Indemnitee to the extent such Indemnifiable Loss is payable to a third party in connection with a Third Party Claim.

     12.2.5 A failure to give timely notice as provided in this Section 12.2 shall not affect the rights or obligations of any party hereunder expect if, and only to the extent that, as a result of such failure, the party which was entitled to receive such notice was actually prejudiced as a result of such failures.

     12.2.6 If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by, from or against any other entity, the amount of such reduction, less

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any costs or expenses incurred in connection therewith shall promptly be repaid by the Indemnitee to the Indemnifying Party.

ARTICLE 13.  OBLIGATIONS OF GUARANTOR

     Section 13.1 Guarantee. In order to induce the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, and for other good and valuable consideration received, Guarantor irrevocably and unconditionally guarantees Buyer's obligation to pay promptly when due the Aggregate Purchase Price in accordance with the terms of this Agreement (the "Guaranteed Obligations"). No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations, or of any security therefor, shall affect, impair or be a defense to the foregoing guarantee nor shall any other circumstances which may otherwise constitute a defense available to, or legal or equitable discharge of, Guarantor in respect of the Guaranteed Obligations, or of any security therefor, or in respect of the foregoing guarantee affect, impair or be a defense to the foregoing guarantee. The liability of Guarantor hereunder is absolute, primary and unconditional and shall not be subject to any offset, defense or counterclaim of Guarantor. Guarantor also agrees that no Seller need attempt to collect any part of the Guaranteed Obligations from Guarantor or others, but may require Guarantor to make immediate payment of the Guaranteed Obligations when due or at any time thereafter. To the fullest extent permitted by law, Guarantor hereby waives all defenses, counterclaims and all suretyship defenses.

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     Section 13.2  Representations and Warranties Regarding Guarantor.
Guarantor represents and warrants to the Sellers that, as of the date hereof (except where such representation or warranty is expressly made only as of a specific date) as follows:

          13.2.1 Organization and Corporate Power. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Guarantor has full corporate power and authority to execute, deliver and perform this Agreement.

          13.2.2 Authorization; Validity. The execution, delivery and performance by Guarantor of this Agreement have been duly authorized by all requisite corporate action on the part of Guarantor. This Agreement has been duly executed and delivered by Guarantor and constitutes the valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

          13.2.3 No Conflict. The execution, delivery and performance by Guarantor of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate the articles of incorporation or by-laws of Guarantor; (ii) violate any law or regulation applicable to Guarantor, or any order of any Governmental Authority having jurisdiction over Guarantor, or (iii) violate or conflict with, or constitute (with due notice or lapse of time or both) a default under, any Contract by which Guarantor or any of its assets is bound.

          13.2.4 Consents and Approvals. No registration or filing with, or consent or approval of or other action by, any Governmental Authority or any other Person is or will be

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necessary for the valid execution, delivery and performance by Guarantor of its obligations under this Agreement.

     Section 13.3   Covenants Relating to Buyer.

          13.3.1 Guarantor hereby covenants and agrees that, for a period commencing on the Closing Date and terminating on the second anniversary of the Closing Date, Guarantor shall cause Buyer at all times to maintain (i) a Net Worth equal to the greater of (a) $611 million or (b) an amount that is not significantly less than the Net Worth of Buyer immediately after the Closing, and (ii) sufficient net assets to discharge and perform its obligations pursuant to this Agreement. Not later than forty five (45) days after the Closing Date, Guarantor shall deliver to the Sellers a certificate of the Chief Financial Officer of Guarantor (or an officer of Guarantor serving in a similar capacity)(the "Chief Financial Officer of Guarantor") setting forth the Net Worth of Buyer and its Subsidiaries as of the end of the calendar month immediately preceding the month in which the Closing occurs, on a pro forma basis to give effect to the purchase of the Intercompany Notes, the LLC Interests and the Sithe Mid Atlantic Stock (the "CFO Certificate") and certifying that the amount set forth in the CFO Certificate has been derived from a historical balance sheet prepared in accordance with GAAP and that the adjustments thereto are based upon reasonable assumptions. Not later than (y) the 45th day after the last day of each of the first, second and third fiscal quarters of Buyer and (z) the 100th day after the last day of each fiscal year of Buyer, Guarantor shall provide Sithe with a certificate of the Chief Financial Officer of Guarantor to the preceding fiscal quarter (or fiscal year, in the case of any such certificate delivered with respect to a fiscal year-end balance sheet).

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          13.3.2  Upon the reasonable request of Sithe in connection with a possible acquisition, merger, consolidation, financing or other similar transaction, Buyer shall provide to Sithe, upon not less than 10 Business Days' prior notice, the most recent year-end audited consolidated balance sheet of Buyer and its Subsidiaries (and, if such request is made later than the 135th day following the last day of Buyer's fiscal year, the most recent unaudited consolidated balance sheet of Buyer and its Subsidiaries) together with a certificate of the Chief Financial Officer of Buyer that such balance sheet or balance sheets have been prepared in accordance with GAAP; provided that in no event shall Buyer be required to deliver the foregoing balance sheets pursuant to this Section 13.3.2: (a) more frequently than twice in any 365-day period; and (b) unless Buyer and Sithe (and any third party to which Sithe proposes to provide copies of such balance sheets) shall have executed a confidentiality agreement reasonably satisfactory to Buyer and Sithe. In addition, if there is a claim or threatened claim against Sithe or any of its Affiliates with respect to any matter as to which Buyer is obligated to provide indemnification pursuant to Article 12 and, based on the advice of Sithe's independent auditors, in the absence of evidence of Buyers ability to satisfy such obligation, such claim or threatened claim will be required to be disclosed, in footnotes or otherwise, in Sithe's consolidated financial statements, then upon the reasonable request of Sithe, Buyer shall provide to Sithe, upon not less than 10 Business Days' prior notice, the financial statements referred to the preceding sentence, but without regard to the number of other requests that Sithe may have delivered during the preceding 365-day period.

          13.3.3 Notwithstanding Section 13.3.1, Guarantor may elect, at any time on or prior to the second anniversary of the Closing Date, to terminate
Section 13.3.1 by delivering to the Sellers a guarantee of all of Buyer's obligations hereunder in form and substance satisfactory

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to the Sellers in their sole discretion by either (a) Guarantor or (b) another
Person, provided that such other Person has (i) a Net Worth greater than or equal to the Net Worth of Guarantor immediately prior to the date of such assumption and (ii) either (A) securities listed on a national securities exchange in the United States, Britain, Japan, France, Germany, the Netherlands or Belgium, (B) an investment grade credit rating for long term unsecured indebtedness from either Standard and Poors Rating Group, a division of the McGraw-Hill Industries, Inc., or Moody's Investors Services, Inc. or (C) a financial condition reasonably acceptable to Sithe, as determined based upon financial statements that are mutually acceptable to Guarantor and Sithe. Any such guarantee shall terminate on the second anniversary of the Closing Date.

ARTICLE 14.  MISCELLANEOUS

     Section 14.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of Buyer and Sithe.

     Section 14.2 Waiver of Compliance. Any failure of Buyer, on the one hand, or any Seller, on the other hand, to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by Sithe, in the event of any such failure by Buyer, or by Buyer, in the event of any such failure by any Seller, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 14.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery, (b) facsimile transmission,

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(c) registered or certified mail, postage prepaid, return receipt requested, or
(d) overnight courier service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder).

     If to either Seller, to:

               Sithe Energies, Inc.
               335 Madison Avenue, 28th Floor
               New York, New York  10017
               Attn:  Chief Executive Officer
                      Telecopy: (212) 351-0015
                      General Counsel
                      Telecopy: (212) 351-0019

     with copies to:

               Latham & Watkins
               885 Third Avenue, Suite 1000
               New York, New York  10022-4802
               Attn:  Roger H. Kimmel, Esq.
                      Samuel A. Fishman, Esq.
                      Telecopy: (212) 751-4864

     or to such other Person or address as Sithe shall designate by notice to Buyer.


     If to Buyer to:

               Reliant Energy Power Generation, Inc.
               1111 Louisiana
               Houston, Texas  77002
               Telecopy No.: 713-207-9605
                    Attn:  J. Douglas Divine
                           Senior Vice President
                           Generation Development, Wholesale Group


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

     with a copy to:

          Reliant Energy, Incorporated
          1111 Louisiana
          Houston, Texas 77002
          Telecopy: 713-207-0116
               Attn: Michael L. Jines
                     Vice President and General Counsel, Wholesale Group

     or to such other Person or address as Buyer shall designate by notice to Sithe.

     All such notices, requests, demands, waivers and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) in the case of a facsimile transmission, transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above by first class mail or by an overnight courier service, postage prepaid. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

     Section 14.4 Binding Nature; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without prior written consent of (i) in the case of an assignment by Buyer or Guarantor, Sithe or (ii) in the case of an assignment by any Seller, Buyer; provided, that Buyer may assign and delegate its rights, interests and obligations hereunder to one or more wholly-owned direct or indirect Subsidiaries of Buyer or of Guarantor, upon written notice to

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Sithe (which shall contain a representation that the assignee is a wholly-owned
Subsidiary of Buyer or Guarantor) at or before the Closing Date, in which event Buyer shall remain liable for all of its obligations under this Agreement and such Subsidiary or Subsidiaries shall, together with Buyer, be jointly and severally liable for such obligations. Nothing contained herein, express or implied, is intended to confer on any Person other than the parties hereto or their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Notwithstanding the proviso contained in the immediately preceding sentence, Buyer may not assign its rights, interests and obligations hereunder if such assignment could reasonably be expected to result in a delay or impediment to consummating those transactions hereunder which by their terms are to be performed on the Closing Date, including, without limitation, due to the need to obtain the consent of any third party, including any Governmental Authority, not required for Buyer to consummate the transactions contemplated hereby.

     Section 14.5 Entire Agreement. This Agreement, including the Schedules and the Confidentiality Agreement, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement, including the Schedules, the Confidentiality Agreement and the confidentiality agreement, dated February 8, 2000 between Buyer and Sithe, supersede all prior drafts, agreements and understandings between or among any or all of the parties with respect to such subject matter and supersede any letters, memoranda or other documents or communications, whether oral, written or electronic, submitted or made by (i) Buyer or its agents or representatives to either Seller, Goldman, Sachs & Co. or any of their respective Affiliates, agents or representatives, or (ii) either Seller, Goldman, Sachs & Co. or their respective agents or representatives to Buyer or any of its agents or representatives, in connection with the bidding process which occurred prior to the execution of this Agreement or otherwise in connection with the negotiation and execution of this Agreement. No communications by or on behalf of any Seller, including responses to any questions or inquiries, whether orally, in writing or electronically, and no information provided in any data room or any copies of any information from any data room provided to Buyer or any other information shall be deemed to (i) constitute a representation, warranty or an agreement of such Seller, or (ii) be part of this Agreement.

     Section 14.6 Expenses. Except as otherwise expressly provided in Section 2.2.3, each party to this Agreement will pay its own expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated herein.

     Section 14.7 Press Releases and Announcements; Disclosure. Prior to the Closing Date, no press release or other public announcement or disclosure related to this Agreement or the transactions contemplated herein (including but not limited to the terms and conditions of this Agreement) shall be issued or made without the prior approval of Buyer and Sithe. The foregoing shall not prohibit any disclosure required by law, provided such disclosure is made pursuant to the Confidentiality Agreement and that the disclosing party shall consult with the other parties in advance of such disclosure.

     Section 14.8 Acknowledgment.

          14.8.1 Buyer acknowledges that neither any Seller, any Company, any Subsidiary of any Company nor any other Person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding any Seller, any

Company or any Subsidiary of any Company not included in this Agreement and the Schedules. Without limiting the generality of the foregoing, no representation or warranty is made with respect to any information in the Confidential Offering Memorandum dated November 1999 or any supplement or amendment thereto provided in connection with the solicitation of proposals to enter into the transactions contemplated by this Agreement, such information having been provided for the convenience of Buyer in order to assist Buyer in framing its due diligence efforts.

          14.8.2 Buyer further acknowledges that (i) Buyer, either alone or together with any Persons Buyer has retained to advise it with respect to the transactions contemplated hereby ("Advisors"), has knowledge and experience in transactions of this type and in the business of the Companies and their Subsidiaries and is therefore capable of evaluating the risks and merits of acquiring the Intercompany Notes, the Mid-Atlantic Stock and the LLC Interests and the consummation of the transactions contemplated hereby, (ii) it has relied on its own independent investigation, and has not relied on any information or representations furnished by any Seller, any Company, any Subsidiary of any Company or any representative or agent of any thereof or any other Person (except as specifically set forth herein), in determining to enter into this Agreement, (iii) neither any Seller, any Company, any Subsidiary of any Company nor any representative or agent of any thereof or any other Person has given any investment, legal or other advice or rendered any opinion as to whether the purchase of the Intercompany Notes, the Mid-Atlantic Stock and the LLC Interests or the consummation of the transactions contemplated hereby is prudent, and Buyer is not relying on any representation or warranty by any Seller, any Company, any Subsidiary of any Company or any representative or agent of any thereof or any other Person except as set forth in this Agreement, (iv) Buyer has conducted extensive due diligence, including a review of the documents contained in a data room prepared by or on behalf of the Sellers, the Companies and the Subsidiaries of the Companies; and (v) the Sellers made available to Buyer all documents, records and books pertaining to the Companies and the Subsidiaries of the Companies that Buyer's attorneys, accountants, Advisors, if any, and Buyer have requested, and Buyer and its Advisors, if any, have had the opportunity to visit the Companies and the Subsidiaries of the Companies, their facilities, plants, development sites, offices and other properties, and ask questions and receive answers concerning the Companies, the Subsidiaries of the Companies and the terms and conditions of this Agreement.

     Section 14.9 Disclaimer Regarding Assets. Except as otherwise expressly provided herein, each Seller expressly disclaims any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of the assets or operations of the Companies or the Subsidiaries of the Companies or the prospects (financial and otherwise), risks and other incidents of the Companies or the Subsidiaries of the Companies and each Seller specifically disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to such assets, or any part thereof, or as to the workmanship thereof, or the absence of any defects therein, whether latent or patent, or compliance with environmental requirements, or as to the condition of, or the rights of any Company or any Subsidiary of any Company, or their title to, any of their assets, or any part thereof, or whether any Company or any Subsidiary of any Company possesses sufficient Real Property or personal property interests to own or operate such assets. Except as expressly provided herein, no Schedule or exhibit to this Agreement, nor any other material or information provided by or communications made by any Seller, any Company, any Subsidiary of any Company, or any of their respective representatives will cause or create any warranty, express or implied, as to the condition, value or quality of such assets. Without limiting the generality of the foregoing, no representation or warranty is made with respect to the accuracy of any information provided in any site tours or on any web site, or in any meetings with management or other personnel of any Seller, any Company, any Subsidiary of any Company or their respective representatives, except as expressly set forth herein.

     Section 14.10 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law principles thereof which would require the application of the laws of a jurisdiction other than New York. Each party consents to personal jurisdiction in any action arising out of or relating to this Agreement brought in the U.S. District Court for the Southern District of New York, or any New York court within the County and State of New York having subject matter jurisdiction as to a matter arising out of or relating to this Agreement (and the appropriate appellate courts), and each of the parties hereto agrees that (except as provided in Sections 2.2.2 and 2.2.3) any action instituted by either of them against the other arising out of or relating to this Agreement will be instituted exclusively in one of the above specified courts.

     Section 14.11 Nonforeign Affidavit. At or prior to the Closing, Genco shall furnish Buyer an affidavit, stating, under penalty of perjury, that the indicated number is the transferor's United States taxpayer identification number and that the transferor is not a foreign person, pursuant to Section 1445(b)(2) of the Code. In the event that Genco fails to furnish such affidavit to Buyer, Buyer shall be entitled to deduct and withhold from the Aggregate Purchase

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
Price federal income taxes to the extent required to be withheld pursuant to
Section 1445(a) of the Code.

     Section 14.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 14.13 Interpretation. The article and section headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof.

     Section 14.14 Confidentiality. (a)(i) The terms and conditions of the Confidentiality Agreement are hereby incorporated by reference into this Agreement as of the Closing Date, as though fully set forth herein, except for the following amendments: (A) the provisions thereof shall terminate five years from the Closing Date; (B) the term "Confidential Information" as used therein shall mean all information, whether written, oral or otherwise and on whatever medium that is furnished to the Recipient (as defined in the Confidentiality Agreement) and its Representatives (each as defined in the Confidentiality Agreement) by Sithe which concerns Sithe, its affiliates, properties or assets or the properties or assets of GPU, and all analyses, compilations, forecasts, studies or other documents prepared by Recipient (as defined in the Confidentiality Agreement) or its Representatives which contain such information; and (C) the provisions of the Confidentiality Agreement shall not apply to any Confidential Information relating to the Acquired Assets (the "Confidential Acquired Asset Information"). From and after

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
the Closing Date, the term "Confidentiality Agreement" shall mean the Confidentiality Agreement as so incorporated by reference herein and as so modified.

          (b) From and after the Closing Date, Sithe agrees to maintain in confidence any Confidential Acquired Asset Information Sithe or any of its Subsidiaries have (with the exception of any publicly available information) for a period of five (5) years from the Closing Date to the same extent and subject to the same terms, conditions and exceptions as apply to the Recipient pursuant to Section 14.14(a) with respect to Confidential Information (including, without limitation, those terms, conditions and exceptions that were incorporated by reference therein), mutatis mutandis as though such terms, conditions and exceptions were set forth in this Section 14.14(b).

     Section 14.15 Limitation on Due Inquiry. To the extent due inquiry is required to be made of Martin Rosenberg with respect to any representation or warranty made under this Agreement as of any date after Martin Rosenberg ceases to be an employee of Sithe or of an Affiliate of Sithe, such requirement shall be deemed to have been satisfied if such due inquiry is made within fourteen
(14) days prior to or 14 days after the date on which Mr. Rosenberg ceases to be an employee of Sithe or an Affiliate of Sithe.

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
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

                         SITHE ENERGIES, INC.

                         By:
                             ______________________________________________
                         Name:
                         Title:


                         SITHE NORTHEAST GENERATING COMPANY, INC.

                         By:
                             ______________________________________________
                         Name:
                         Title:


                         RELIANT ENERGY POWER GENERATION, INC.

                         By:
                             ______________________________________________
                         Name:
                         Title:


                         Reliant Energy, Incorporated, is executing this Agreement solely for the purposes specified in
                         Article 13.

                         RELIANT ENERGY, INCORPORATED, as Guarantor

                         By:
                             ______________________________________________
                         Name:
                         Title:

                                   SCHEDULES


TO THE PURCHASE AGREEMENT DATED AS OF FEBRUARY 19TH, 2000 (THE "AGREEMENT") AMONG RELIANT ENERGY POWER GENERATION, INC., A DELAWARE CORPORATION ("BUYER"), RELIANT ENERGY, INCORPORATED, A TEXAS CORPORATION ("GUARANTOR"), SITHE ENERGIES, INC., A DELAWARE CORPORATION ("SITHE"), AND SITHE NORTHEAST GENERATING COMPANY, INC., A DELAWARE CORPORATION AND AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF SITHE ("GENCO" AND, TOGETHER WITH SITHE, THE "SELLERS").


Capitalized terms used but not defined in the Schedules have the meaning assigned to them in the Agreement. All references to Contracts herein shall be to such Contracts as they may have been amended, modified, supplemented or replaced.


Schedule 1A              -              Development Assets
Schedule 1B              -              GPU Project Documents
Schedule 1C              -              General Description of Interim Services
                                             Agreement
Schedule 1D              -              Executive Officers
Schedule 1E              -              Budgeted Development Costs
Schedule 2.3             -              Terminated Obligations
Schedule 3.2             -              Condemnation
Schedule 3.3             -              Conflicts
Schedule 3.4             -              Capital Stock
Schedule 3.5             -              Financial Statements
Schedule 3.6             -              Litigation; Compliance with Law; Permits
Schedule 3.7             -              Tax Matters
Schedule 3.8             -              Material Contracts
Schedule 3.9             -              Capital Expenditures
Schedule 3.11            -              Labor Matters
Schedule 3.12            -              ERISA
Schedule 3.13            -              Events Subsequent to November 24, 1999
Schedule 3.14            -              Title to Properties
Schedule 3.16            -              Transactions with Certain Persons
Schedule 3.17            -              Environmental Matters

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
Schedule 3.18            -        Certain GPU Matters

Schedule 3.19            -        Sellers' Consents and Approvals

Schedule 3.21            -        Intellectual Property

Schedule 4.3             -        Sellers' Conflicts

Schedule 5.4             -        Buyer Consents and Approvals

Schedule 6.5             -        Exceptions to Ordinary Course of Business

Schedule 6.5.2           -        Contracts Not to be Amended

Schedule 6.5.2(f)(A)     -        Trading Contracts at Signing

Schedule 6.5.2(f)(B)     -        Trading Contracts Executed Between Signing and
                                  Closing

Schedule 6.5.2(j)        -        Outages

Schedule 6.16            -        Agreements to be Released

Schedule 7.4             -        Approvals and Filings to be Obtained or Made
                                  Prior to Closing

Schedule 7.5             -        Opinion of Sellers' Counsel

Schedule 8.4             -        Approvals and Filings to be Obtained or Made
                                  Prior to Closing

Schedule 8.5             -        Opinion of Buyer's Counsel

Schedule 9.3A            -        Form of Transfer Instrument for LLC Interests

Schedule 9.3B            -        General Transfer and Conveyancing Instruments

Schedule 12.1            -        Form of Assumption Instrument


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
                                  SCHEDULE 1A

                               DEVELOPMENT ASSETS

1. HUNTERSTOWN

Letter from PJM Interconnection, LLC to Sithe, dated April 15, 1999, regarding PJM Generator Interconnection Queue Position; Hunterstown Project.

2. ERIE WEST

Letter from PJM Interconnection, LLC to Sithe, dated April 15, 1999, regarding PJM Generator Interconnection Queue Position; Erie West Project.


Sithe has made a $10.0 million initial payment pursuant to a Memorandum of Understanding between General Electric Company and Sithe for Equipment Sale entered into on March 26, 1999, for the purchase of 9 7FB-combustion turbine generators, three of which will be used for the Erie West project. $6.689 million of such deposit shall be credited to Buyer and included as a Development Asset. Sithe will take delivery of the first three turbines scheduled for delivery under the Memorandum of Understanding. The remaining six turbines will be allocated to the Buyer.

3. PORTLAND

Letter from PJM Interconnection, LLC to Sithe, dated April 15, 1999, regarding PJM Generator Interconnection Queue Position; Portland Project.

Sithe has made a $10.0 million initial payment pursuant to a Memorandum of Understanding between General Electric Company and Sithe for Equipment Sale entered into on March 26, 1999, for the purchase of 9 7FB-combustion turbine generators, three of which will be used for the Portland project. $6.689 million of such deposit shall be credited to Buyer and included as a Development Asset. Sithe will take delivery of the first three turbines scheduled for delivery under the Memorandum of Understanding. The remaining six turbines will be allocated to the Buyer.

4. ATLANTIC

Letter from PJM Interconnection, LLC to Sithe, dated April 15, 1999, regarding PJM Generator Interconnection Queue Position; Atlantic Project.

5.  GILBERT

Letter from PJM Interconnection, LLC to Sithe, dated April 15, 1999, regarding PJM Generator Interconnection Queue Position; Gilbert Project.

6.  SEWARD

Letter from Sithe to PJM Interconnection, LLC, dated November 16, 1999, regarding Sithe's request for Generation Interconnection Expansion. While Sithe has not received written notice of the Seward project's queue position, at February 17, 2000, the Seward project was posted on PJM's website at position B34 in Queue B.

For the avoidance of doubt the $6.689 million relating to the six turbines to be allocated to Buyer and referred to in sections 2 and 3 above is a single amount applicable to all six turbines.

                                  SCHEDULE 1B

                             GPU PROJECT DOCUMENTS

1. Purchase and Sale Agreement between Metropolitan Edison Company ("Met-Ed") and Sithe, dated as of October 29, 1998, as amended by Amendment Nos. 1-9.

2. Purchase and Sale Agreement between Pennsylvania Electric Company ("Penelec") and Sithe, dated as of October 29, 1998, as amended by Amendment Nos. 1-9.

3. Purchase and Sale Agreement between Jersey Central Power & Light Company ("JCP&L") and Sithe, dated October 29, 1998, as amended by Amendment Nos. 1-9.

4. Purchase and Sale Agreement between Met-Ed, JCP&L, GPU, Inc. ("GPU"), and Sithe, dated as of October 29, 1998, as amended by Amendment Nos. 1-9.

5. Bill of Sale between Met-Ed and Sithe Pennsylvania Holdings LLC, dated as of November 24, 1999.

6. Bill of Sale between Penelec, Sithe Pennsylvania Holdings LLC and Sithe Maryland Holdings LLC, dated as of November 24, 1999.

7. Bill of Sale between JCP&L and Sithe New Jersey Holdings LLC, dated as of November 24, 1999.

8. Bill of Sale between Met-Ed, JCP&L, and Sithe Pennsylvania Holdings LLC, dated as of November 24, 1999.

9. Assignment and Assumption Agreement between Met-Ed, Sithe Pennsylvania Holdings LLC, Sithe Maryland Holdings LLC, Sithe New Jersey Holdings LLC, Sithe Mid-Atlantic Power Services, Inc. (collectively, the "Companies") and Sithe Northeast Management Company ("Northeast Management"), dated as of November 24, 1999, and the agreements transferred thereunder.

10. Assignment and Assumption Agreement between the Companies, Penelec and Northeast Management, dated as of November 24, 1999, and the agreements transferred thereunder.

11. Assignment and Assumption Agreement between the Companies, JCP&L and Northeast Management, dated as of November 24, 1999, and the agreements transferred thereunder.

12. Assignment and Assumption Agreement between Met-Ed, JCP&L, Sithe Pennsylvania Holdings LLC, Sithe Maryland Holdings LLC, Sithe New Jersey Holdings LLC and Northeast Management, dated as of November 24, 1999, and the agreements transferred thereunder.

13. Assignment and Assumption Agreement between Conemaugh Station Owners and Sithe Power Marketing, L.P., dated as of November 24, 1999.

14. Assignment and Assumption Agreement between Keystone Station Owners and Sithe Power Marketing, L.P., dated as of November 24, 1999.

15. Put-Call Notice under Transition Power Purchase Agreement between GPU and Sithe, dated as of March 29, 1999.

16. Amended and Restated Transition Power Purchase Agreement between Met-Ed, Sithe, Sithe Pennsylvania Holdings LLC and Sithe Power Marketing, L.P., dated as of November 24, 1999.

17. Amended and Restated Transition Power Purchase Agreement between Penelec, Sithe, Sithe Pennsylvania Holdings LLC, Sithe Maryland Holdings LLC and Sithe Power Marketing, L.P., dated as of November 24, 1999.

18. Amended and Restated Transition Power Purchase Agreement between JCP&L, Sithe, Sithe New Jersey Holdings LLC and Sithe Power Marketing, L.P., dated as of November 24, 1999.

19. Interconnection Agreement between Conemaugh Station Owners and Conemaugh Switching Station Owners, dated as of November 19, 1999.

20. Interconnection Agreement between Keystone Station Owners and Penelec dba GPU Energy, dated as of November 19, 1999.

21. Amended and Restated Interconnection Agreement between Met-Ed and Sithe Pennsylvania Holdings LLC, dated as of November 24, 1999.

22. Amended and Restated Interconnection Agreement between Penelec, Sithe Pennsylvania Holdings LLC and Sithe Maryland Holdings LLC, dated as of November 24, 1999.

23. Amended and Restated Interconnection Agreement between JCP&L and Sithe New Jersey Holdings LLC, dated as of November 24, 1999.

24. Conemaugh Switchyard Operating Agreement between Conemaugh Station Owners and Penelec dba GPU Energy, dated as of November 24, 1999.

25. Energy Service Agreement between Conemaugh Station Owners and Sithe Power Marketing, L.P., dated as of November 24, 1999.

26. Energy Service Agreement between Keystone Station Owners and Sithe Power Marketing, L.P., dated as of November 24, 1999.

27. Interim Revenue Metering Agreement between Met-Ed, JCP&L, Penelec dba GPU Energy, Sithe Pennsylvania Holdings LLC, Sithe New Jersey Holdings LLC and Sithe Maryland Holdings LLC, dated as of November 24, 1999.

28. Reactive Power Compensation Agreement between Met-Ed, JCP&L, Penelec dba GPU Energy, Sithe Pennsylvania Holdings LLC, Sithe New Jersey Holdings LLC and Sithe Maryland Holdings LLC, dated as of November 24, 1999.

29. Revenue Meter Work Agreement between Met-Ed, JCP&L, Penelec dba GPU Energy, Sithe Pennsylvania Holdings LLC, Sithe New Jersey Holdings LLC and Sithe Maryland Holdings LLC, dated as of November 24, 1999.

30. Continuing Services Agreement between GPU Service, Inc. and Sithe, dated as of November 24, 1999.

31. Pre-Closing Services Letter Agreement between GPU Service, Inc. and Sithe, dated as of October 22, 1999.

32. Pre-Closing Installation of Improvements at GPU Generation, Inc. Facilities Letter Agreement between GPU Service, Inc. and Sithe, dated as of July 9, 1999.

33. Amendment to Pre-Closing Installation of Improvements Letter Agreement between GPU Service, Inc. and Sithe, dated as of August 6, 1999.

34. Proprietary Application License Agreement between Met-Ed, JCP&L, Penelec dba GPU Service, Inc. and Northeast Management, dated as of November 24, 1999.

35. Intellectual Property Assignment Agreement between Met-Ed and Northeast Management, dated as of November 24, 1999.

36. Intellectual Property Assignment Agreement between Penelec and Northeast Management, dated as of November 24, 1999.

37. Intellectual Property Assignment Agreement between JCP&L and Northeast Management, dated as of November 24, 1999.

38. Interim License Agreement between Electric Power Research Institute, Inc. and Sithe, dated as of July 1, 1999.

39. Agreement between New Energy Installation and Sales and Sithe, dated as of July 16, 1999.

40. Unit Commitment/PJM Data Interface between Integ Enterprise Consulting, Inc. and Sithe, dated as of August 3, 1999.

41. Master Services Agreement between Pavilion Technologies, Inc. and Sithe Northeast Holdings, Inc., dated as of September 30, 1999.

42. Master License Agreement between Pavilion Technologies, Inc. and Sithe Northeast Holdings, Inc., dated as of September 30, 1999.

43. ATW Software License Agreement between Electric Software Products, Inc. and Sithe, dated as of November 12, 1999.

44. CEM Reporting Workstation Software and DCM Software License Agreement between Electric Software Products, Inc. and Sithe, dated as of November 12, 199.

45. Agreements of Representation between GPU and Sithe Pennsylvania Holdings LLC, dated as of November 5, 1999, for the following Met-Ed stations (in connection with the Transfer of Allowances): Hamilton, Hunterstown, Mountain, Orrtanna, Portland, Shawnee, Titus and Tolna.

46. Agreements of Representation between GPU and Sithe Pennsylvania Holdings LLC, dated as of November 5, 1999, for the following Penelec stations (in connection with the Transfer of Allowances): Blossburg, Seward, Shawville, Warren, Wayne and Williamsburg.

47. Agreements of Representation between GPU and Sithe New Jersey Holdings LLC, dated as of November 5, 1999, for the following JCP&L stations (in connection with the Transfer of Allowances); Gilbert, Glen Gardner, Sayreville and Werner.

48. Third Amendment to Agreement of Representation for the Conemaugh Station (in connection with the Transfer of Allowances) between the Conemaugh Station Owners and GPU Generation, Inc., dated as of November 24, 1999.

49. Third Amendment to Agreement of Representation for the Keystone Station (in connection with the Transfer of Allowances) between the Keystone Station Owners and GPU Generation, Inc., dated as of November 24, 1999.

50. ERC Administration Letter Agreement between Penelec and Sithe Pennsylvania Holdings LLC, dated as of November 24, 1999.

51. NOx Allowances Letter Agreement between JCP&L and Sithe New Jersey Holdings LLC, dated as of November 24, 1999.

52. ISRA Remediation Agreements between New Jersey Department of Environmental Protection and Sithe New Jersey Holdings LLC, dated as of November 24, 1999, for the following JCP&L stations: Gilbert, Glen Gardner, Sayreville and Werner.

53. Application for Self-Guarantees (regarding ISRA) signed by Sithe and dated as of November 24, 1999 for the following JCP&L stations: Gilbert, Glen Gardner, Sayreville and Werner.

54. Deeds from Met-Ed to Sithe Pennsylvania Holdings LLC, dated as of November 19, 1999, for the following Met-Ed properties: Hamilton, Hunterstown, Mountain, Orrtanna, Portland, Bangor Quarry (aka Portland Ash Site), Shawnee, Titus, Tolna, Jackson, North Bangor, North Hershey and Portland Adjacent.

55. Deeds from Penelec to Sithe Pennsylvania Holdings LLC and from Penelec to Sithe Maryland Holdings LLC (for Deep Creek), dated as of November 19, 1999, for the following Penelec properties: Blossburg, Brookville, Genco Headquarters, Piney, Seward (for Indiana and Westmoreland Counties), Shawville, Warren, Wayne, Deep Creek, Coho, East Sayre, Erie West, Philipsburg, Scottsville and Williamsburg.

56. Deeds from JCP&L to Sithe New Jersey Holdings LLC, dated as of November 19, 1999, for the following JCP&L properties: Gilbert Station, Gilbert Tank Farm, Glen Gardner, Sayreville, Werner, Atlantic, East Flemington, H.C. Thuerk, Pequest River and Pohatcong.

57. Deed from Met-Ed to Sithe Pennsylvania Holdings LLC, dated as of November 19, 1999, for the Conemaugh Station.

58. Deeds from JCP&L to Sithe Pennsylvania Holdings LLC, dated as of November 19, 1999, for the Keystone Station (for Armstrong and Indiana Counties).

59. Easement and License Agreements between Met-Ed and Sithe Pennsylvania Holdings LLC, dated as of November 19, 1999, for the following Met-Ed properties: Hamilton, Hunterstown, Mountain, Orrtanna, Portland, Bangor Quarry (aka Portland Ash Site), Shawnee, Titus, Tolna, Jackson, North Bangor, North Hershey and Portland Adjacent.

60. Easement and License Agreements between Penelec and Sithe Pennsylvania Holdings LLC and between Penelec and Sithe Maryland Holdings LLC (for Deep Creek), dated as of November 19, 1999, for the following Penelec properties: Blossburg, Genco Headquarters, Piney, Seward (for Indiana and Westmoreland Counties), Shawville, Warren, Wayne, Deep Creek, Coho, East Sayre, Erie West, Philipsburg and Williamsburg.

61. Easement and License Agreements between JCP&L and Sithe New Jersey Holdings LLC, dated as of November 19, 1999, for the following JCP&L properties:
     Gilbert Station, Glen Gardner, Sayreville, Werner, Atlantic, East Flemington, H.C. Thuerk, Pequest River and Pohatcong.

62. Easement and License Agreement between Met-Ed and Sithe Pennsylvania Holdings LLC, dated as of November 19, 1999, for the Conemaugh Station.

63. Easement Agreement (short form) from Sithe Pennsylvania Holdings LLC to Met-Ed, dated as of November 19, 1999, for the following Met-Ed Properties:
     Bangor Quarry (aka Portland Ash Site), Shawnee, North Hershey and Portland Adjacent.

64. Easement from Med-Ed to Sithe Pennsylvania Holdings LLC, dated as of November 19, 1999, for access to Met-Ed Property adjacent to Tolna.

65. Easement Agreement (short form) from Sithe Pennsylvania Holdings LLC to Penelec, dated as of November 19, 1999, for the following Penelec
     Properties: Brookville, Seward, Warren, Coho and Scottsville.

66. Easement Agreement (short form) from Sithe New Jersey Holdings LLC to JCP&L, dated as of November 19, 1999, for the following JCP&L properties:
     Gilbert Station and Glen Gardner.

67. Indenture from Sithe Pennsylvania Holdings LLC to Owners of Conemaugh Station, dated as of November 22, 1999.

68. Access Easement for Erie West from Penelec to Sithe Pennsylvania Holdings LLC, dated as of November 19, 1999.

69. Agreement Respecting Erie West Primary Access between Sithe Pennsylvania Holdings LLC and Penelec, dated as of November 19, 1999.

70. Agreement Respecting Erie West between Sithe Pennsylvania Holdings LLC and Penelec, dated as of November 19, 1999.

71. Agreement of Assignment and Assumption of Easements for Gilbert Tank Farm (Northampton County, PA) from JCP&L to Sithe New Jersey Holdings LLC, dated as of November 19, 1999.

72. Agreement of Assignment and Assumption of Easements for Gilbert Tank Farm (Bucks County, PA) from JCP&L to Sithe New Jersey Holdings LLC, dated as of November 19, 1999.

73. Lease Agreement for Titus between Met-Ed and Sithe Pennsylvania Holdings LLC, dated as of November 24, 1999.

74. Lease Agreement for Brookville between Penelec and Sithe Pennsylvania Holdings LLC, dated as of November 24, 1999.

75. Lease Agreement for office space for Genco Headquarters between Penelec and Sithe Pennsylvania Holdings LLC, dated as of November 24, 1999.

76. Lease Agreement for Sayreville between JCP&L and Sithe New Jersey Holdings LLC, dated as of November 24, 1999.

77. Merrill Creek Sublease Agreement between Met-Ed and Sithe Pennsylvania Holdings LLC, dated as of November 24, 1999.

78. Merrill Creek Administration Agreement between Met-Ed and Sithe Pennsylvania Holdings LLC, dated as of November 24, 1999.

79. Merrill Creek Sublease Agreement between JCP&L and Sithe New Jersey Holdings LLC, dated as of November 24, 1999.

80. Merrill Creek Administration Agreement between JCP&L and Sithe New Jersey Holdings LLC, dated as of November 24, 1999.

81. Letter Agreement regarding crafts trades under the National Maintenance Agreement from the National Maintenance Agreement Policy Committee, Inc. to GPU Generation, Inc., dated as of May 4, 1999.

82. Maintenance Services Agreement for Pennsylvania and Maryland facilities between GPU Service, Inc., Sithe Pennsylvania Holdings LLC and Sithe Maryland Holdings LLC, dated as of November 24, 1999.

83. Maintenance Services Agreement for New Jersey facilities between GPU Service, Inc. and Sithe New Jersey Holdings LLC, dated as of November 24, 1999.

84. Shared Use Agreement between Met-Ed, Penelec, JCP&L dba GPU Energy, Sithe Pennsylvania Holdings LLC, Sithe New Jersey Holdings LLC and Sithe Maryland Holdings LLC, dated as of November 24, 1999.

85. Johnstown Area Heritage Association ("JAHA") Side Letter Agreement from Sithe, dated as of April 1, 1999.

86. Seward License Agreement between Penelec and Sithe Pennsylvania Holdings LLC, dated as of November 24, 1999.

87. Memorandum of Owners' Agreement Conemaugh Steam Electric Station among Conemaugh Station Owners dated as of August 1, 1966.

88. Conemaugh Operating Agreement between Penelec and Conemaugh Station Owners dated as of December 1, 1967, as amended by Amendments dated June 4, 1969, May 8, 1973, February 27, 1978, December 1, 1978, June 30, 1983, March 25,
     1998 and November 24, 1999.

89. Memorandum of Owners' Agreement Keystone Steam Electric Station among Keystone Station Owners, dated as of December 7, 1964.

90. Keystone Operating Agreement between Penelec and Keystone Station Owners, dated as of December 1, 1967, as amended by Amendments dated May 8, 1973, February 27, 1978, December 1, 1978, June 30, 1983 and March 25, 1998.

91. SPH Operating Agreement between Sithe Pennsylvania Holdings LLC and Northeast Management, dated as of November 24, 1999.

92. Coal Supply Agreement between Met-Ed and Eighty-Four Mining Company, dated September 8, 1997, as amended December 10, 1998 and February 7, 2000 by Sithe Power Marketing, L.P. and Consol Inc., authorized agent for and on behalf of Eighty-Four Mining Company, Consol Pennsylvania Coal Company, Nineveh Coal Company and Greenon Coal Company.

93.  All agreements listed on Schedules 3.8A and 3.14.

94.  All agreements listed on Schedule 3.11.

95. Agreement and Release between JCP&L, Conemaugh Station Owners, and GPU, dated as of December 3, 1999.

96. Agreement and Release between Met-Ed, Keystone Station Owners, and GPU, dated as of December 3, 1999.

97. Master Automobile Lease Agreement Between NationsBanc Leasing Corporation and GPU Service Corporation, Met-Ed, Penelec, JCP&L and GPU Nuclear Corporation, dated as of October 5, 1993, as amended by that certain Transfer and Assumption Agreement, by and among GPU, Northeast Management, Sithe Pennsylvania Holdings LLC, Sithe New Jersey Holdings LLC, Sithe Maryland Holdings LLC and Banc of America Leasing & Capital, LLC, successor by merger to NationsBanc Leasing Corporation, dated as of December 7, 1999.

98.   Agreements listed on Schedule 6.5.2(f)(A).

99. Release No. 0759182 to Master Agreement 0567911 between Sithe Pennsylvania Holdings LLC, Sithe New Jersey Holdings LLC, Sithe Maryland Holdings LLC, Northeast Management and ABB Alstom Power, effective February 15, 2000.


100. Contract No. 0758667 by Genco, on behalf of the owner(s) and NPS Energy Services, Inc., dated as of February 1, 2000.

101. Contract No. 0758946 by Genco, on behalf of the owner(s) and URS Greiner Woodward Clyde, effective February 7, 2000.

102. Contract No. 0757857 by Genco, on behalf of the owner(s) and Burnham Insulation Services, Inc., dated as of January 12, 2000.

103. Contract No. 0758019 by Fidelity Leasing, Inc. and Genco, executed on December 8, 1999.

104. Contract No. 0756525 by Genco, on behalf of the owner(s) and Siemens Westinghouse Power Corp., dated as of December 2, 1999.

105. Contract No. 0757253 by Genco, on behalf of Northeast Management and Beckwith Machinery Company, dated as of December 23, 1999.

106. Service Agreement for Gas Transportation and/or Standby Service by and between Columbia Gas of Pennsylvania, Inc. and Sithe Power Marketing, L.P., dated as of December 2, 1999.

107. Addendum to Services Agreement and Lease by and between New Jersey Natural Gas Company and JCP&L, dated as of September 1, 1980.

108. Large Volume Daily Service Agreement between Penn Fuel Gas, Inc. and Sithe Power Marketing, L.P., dated as of November 29, 1999.

109. Third Party Supplier Service Agreement by and between Elizabethtown Gas Company and Sithe Power Marketing, L.P., dated as of October 14, 1999.

110. Agreement to Provide Gas Transportation Service to Sithe Energies Gilbert and/or Glen Gardner Generating Stations in New Jersey for the Period November 24, 1999 through March 31, 2000, dated January 12, 2000.

111. Memorandum of Assignment between GPU/Penelec Warren and Sithe Power Marketing, L.P., dated as of December 2, 1999.

112. Rate IL Service Agreement by and between Sithe Power Marketing, L.P. and UGI Utilities, Inc., dated as of November 24, 1999.

                                  SCHEDULE 1C
               GENERAL DESCRIPTION OF INTERIM SERVICES AGREEMENT

1.   Services to be Performed by Sithe

     The services to be performed by Sithe pursuant to this agreement, if any, are separate and apart from Sithe's obligations pursuant to Section 6.1 of the Agreement. Upon the written request of Buyer to Sithe, Sithe will provide the following services:

     1.1  Pre-close and cut over

          1.1.1. Assist in preparing HR, benefits and payroll to cut over to Buyer (includes testing)

          1.1.2. Continue development of SAP plant maintenance system (includes purchasing)

          1.1.3.  Continue development of ABB GMS system

          1.1.4.  Continue development of ABB GIMS system

          1.1.5. Assist in applying for and administering the transfer of licenses and permits (including the bifurcation or partial transfer of software licenses)

          1.1.6.  Assist in cut over of phones, e-mail and desktop systems

          1.1.7.  Assist in re-routing WAN to separate it from the Sithe network

          1.1.8. Assist in cut over of finance and accounting systems to Buyer's formats

          1.1.9. Support split of SAP data relating to Acquired Assets from Sithe corporate SAP system

          1.1.10. If permitted by applicable license agreements, temporary sharing of HP servers to host SAP until split into separate instance to support Buyer provided, however that Buyer shall notify Sithe of Buyer's intention to request the services set forth in Sections 1.1.2, 1.1.3 and 1.1.4 above no later than 5:00 p.m., New York City time, February 25, 2000.

     1.2  Post-close

          1.2.1. Upon the written request of Buyer to Sithe, Sithe will provide the following services (These services will be performed from Johnstown, Pennsylvania; New York, New York or such other location as may be appropriate):

                  1.2.1.1.  Financial accounting and related services

     1.2.1.2.  Purchasing and logistics support
     1.2.1.3.  Payroll and benefits services
     1.2.1.4.  Information technology support
     1.2.1.5.  Permitting and licensing assistance
     1.2.1.6.  Scheduling/Dispatching
     1.2.1.7.  Fuel
     1.2.1.8.  Power in and out (interconnection)
     1.2.1.9.  Trading support
     1.2.1.10. Settlement of bilateral trades

     1.3 Any additional tasks are subject to mutual agreement and additional compensation.

2.   Terms and Conditions

     2.1. Compensation

          2.1.1.    Fixed hourly rate for Sithe personnel: $100

          2.1.2. Third-party costs will be billed at actual cost. Buyer shall only be required to reimburse Sithe for such costs if Buyer has consented in advance to Sithe's incurrence of such costs. Third-party costs shall include, without limitation, ABB GMS development/implementation until close, 50% of ABB GIMS development/implementation until close and SAP plant maintenance development/implementation until close, if and only if Buyer has requested such services as provided in
                    Section 1.1.

          2.1.3. Buyer to reimburse reasonable travel costs incurred in performing services

          2.1.4. Buyer will reimburse any new or increased out-of-pocket costs that Sithe may incur in order to perform the services (e.g., new equipment or software, third party service providers) if Buyer has consented in advance in writing to Sithe's incurrence of such costs.

          2.1.5. Payment: Monthly invoices, payment due 15 days after receipt, interest on late payments of prime plus 5 percentage points

     2.2. Limitations on resources that Sithe commits to services

          2.2.1.    Commitment of personnel subject to reasonable availability

           2.2.2. No investment in infrastructure (other than as agreed in advance) unless Buyer requests that Sithe make such investment and bears cost

     2.3.  Standard of Care

           2.3.1. Devote reasonable commercial efforts to delivering the services and resolving any system interruptions or defects

           2.3.2. Disclaimer of warranty that services will be uninterrupted or defect-free

           2.3.3.    Force majeure clause

     2.4.  Indemnities

           2.4.1. Buyer and Sithe to agree on mutually satisfactory indemnity provisions to indemnify Sithe against usual and customary liabilities

     2.5.  Confidentiality (unless already covered by another agreement)

     2.6.  Project Management

           2.6.1. Each party designates a manager for day-to-day management of the relationship

     2.7.  Term and Termination

           2.7.1.    Maximum term of 180 days.

           2.7.2.    Terminates in the event of termination of the Purchase
                     Agreement

     2.8. Survival: Indemnities, confidentiality, and payment (for accrued charges and costs) obligations survive

     2.9.  Jurisdiction, governing law: New York

     2.10. Liability Limitations

           2.10.1.   Exclusion of consequential damages

           2.10.2. Overall liability cap equal to fees paid (does not include pass-throughs to third parties), with carve-out for indemnities

                                  SCHEDULE 1D

                               EXECUTIVE OFFICERS

1.   Sithe

     William V. Kriegel - Chief Executive Officer, President and Chairman

     Barry F. Sullivan - Vice Chairman

     W. Harrison Wellford - Vice Chairman

     Richard J. Cronin III - Chief Financial Officer and Senior Vice President

     Ralph J. Grutsch - Senior Vice President, Operations

     William C. Hughes, Jr. - Vice President, Operations

     Sandra J. Manilla - Treasurer and Vice President

     Hyun Park - Secretary and General Counsel

2.   Genco

     William V. Kriegel - Chief Executive Officer

     Barry F. Sullivan - Vice Chairman

     W. Harrison Wellford - Vice Chairman

     Jeffrey D. Tranen - President and Chief Operating Officer

     David Tohir - Senior Vice President

     Richard J. Cronin III - Senior Vice President and Chief Financial Officer

     Ralph J. Grutsch - Senior Vice President, Operations

     Hyun Park - Senior Vice President, General Counsel and Secretary

     Sandra J. Manilla - Vice President and Treasurer

3.   Buyer

     Joe Bob Perkins - President and Chief Operating Officer

     J. Douglas Divine - Senior Vice President, Generation Development

     David G. Tees - Senior Vice President, Power Operations

     John H. Stout - Vice President, California Asset Commercialization

     Michael L. Jines - Corporate Secretary

     James E. Hammelman - Treasurer

     Rufus S. Scott - Assistant Corporate Secretary

     Lloyd A. Whittington - Assistant Treasurer

                                  SCHEDULE 1E
                           BUDGETED DEVELOPMENT COSTS

                                                           (DOLLARS IN THOUSANDS)
                                        -------------------------------------------------------------
                                                           2000 BUDGETED SPENDING
                                        -------------------------------------------------------------
          PROJECT                         QTR 1        QTR 2        QTR 3        QTR 4        TOTAL
          -------                         -----        -----        -----        -----        -----
Atlantic                                $  562.8     $  518.8     $  321.8    $   301.8     $ 1,705.0
Gilbert                                    565.5        490.5        396.5        386.5       1,839.0
                                        -------------------------------------------------------------
  Total Sithe New Jersey Holdings LLC    1,128.3      1,009.3        718.3        688.3       3,544.0
                                        -------------------------------------------------------------
Erie West                                  561.8        458.8        374.8        236.8       1,632.0
Hunterstown                                887.5        481.5        490.5        433.5       2,293.0
Portland                                   483.8        519.8        408.8        308.8       1,721.0
Seward                                     525.8        489.8        492.8      5,412.8       6,921.0
                                        -------------------------------------------------------------
  Total Pennsylvania Holdings LLC        2,458.8      1,949.8      1,766.8      6,391.8      12,567.0
                                        -------------------------------------------------------------
Engine Deposits                               --           --           --     17,884.0      17,884.0
Grand Total                             $3,587.0     $2,959.0     $2,485.0    $24,964.0     $33,995.0
                                        ==============================================================

                                  SCHEDULE 2.3

                             TERMINATED OBLIGATIONS


___________________________________________________________________________________________________
                                LETTER OF CREDIT       LETTER OF CREDIT
        FACILITY                     NUMBER                 AMOUNT              FINAL BOND AMOUNT
___________________________________________________________________________________________________


Conemaugh                         90001320               $5,189,925              $15,969,000

Keystone East Valley              90001321               $2,592,000              $10,368,000

Portland Bangor Ash Site          90001322               $2,143,086               $2,143,086

Seward Closed Ash Site            90001323                 $308,000                 $308,000

Shawville Closed Ash Site         90001324                 $400,000                 $400,000

Shawville New Ash Site            90001325               $5,073,916               $5,073,916

Titus Beagle Club Ash Site        90001326               $1,830,940               $1,830,940

Warren North Ash Site             90001225                 $130,000                 $130,000

Warren South Ash Site             90001226               $6,051,000               $6,051,000

Williamsburg New Ash Site         90001223                  $50,000                  $50,000

Williamsburg Old Ash Site         90001227                  $68,000                  $68,000



                                  SCHEDULE 3.2

                                  CONDEMNATION

     The references to the following matters are for the information of Buyer. The inclusion of each such matter does not constitute a representation with respect to its materiality, is not intended to establish a standard of materiality or significance and shall not be deemed to have such effect.

     See title exception for condemnation proceeding for the Warren Station on
Schedule 3.14.

     In order to comply with Article 5 of the license for the Piney Project (FERC No. 309), GPU is currently pursuing two condemnation actions against the owners of certain lands around the reservoir in order to eliminate certain title issues. Article 5 requires that the licensee obtain and retain throughout the term of the license the right to use projects lands in perpetuity. Section 21 of the Federal Power Act authorizes licensees to bring eminent domain actions to secure lands necessary for a project.

                                  SCHEDULE 3.3

                                   CONFLICTS

     No Contract shall be deemed a Material Contract solely by reason of the fact that it is referred to in this Schedule 3.3. The inclusion of the following Contracts does not constitute a representation with respect to their materiality, is not intended to establish a standard of materiality or significance and shall not be deemed to have such effect.

     The following GPU Project Document contains a change of control restriction that may be violated if consent is not obtained from lessor by the Closing.

     Master Automobile Lease Agreement Between NationsBanc Leasing Corporation and GPU Service Corporation, Met-Ed, Penelec, JCP&L and GPU Nuclear Corporation, dated as of October 5, 1993, as amended by that certain Transfer and Assumption Agreement, by and among GPU, Northeast Management, Sithe Pennsylvania Holdings LLC, Sithe New Jersey Holdings LLC, Sithe Maryland Holdings LLC and Banc of America Leasing & Capital, LLC, successor by merger to NationsBanc Leasing Corporation, dated as of December 7, 1999.

     See also agreements listed on Schedule 3.19.

                                  SCHEDULE 3.4

                                 CAPITAL STOCK

Authorized, Issued and Outstanding Capital Stock.

                                            Authorized                 Issued and
Entity                                        Shares               Outstanding Shares
--------------------------------------      ----------             ------------------
Sithe Mid-Atlantic Power Services, Inc.      1,500                          100

Sithe Northeast Management Company           2,500                         2,500

Sithe Pennsylvania Holdings LLC               N/A                           N/A

Sithe Maryland Holdings LLC                   N/A                           N/A

Sithe New Jersey Holdings LLC                 N/A                           N/A

Sithe Hunterstown LLC                         N/A                           N/A

Sithe Erie West LLC                           N/A                           N/A

Sithe Portland LLC                            N/A                           N/A

Sithe Titus LLC                               N/A                           N/A

Sithe Seward LLC                              N/A                           N/A

Sithe Gilbert LLC                             N/A                           N/A

Sithe Atlantic LLC                            N/A                           N/A

Ownership


     The Companies are wholly-owned by Genco.


     Each of the Subsidiaries is directly wholly-owned by one of the Companies.


Other Equity Interests

Owner                     Percentage Interest      Nature of Interest                 Person
-----                     -------------------      ------------------            -----------------
Sithe Pennsylvania
Holdings LLC                     16.45%            Tenancy in Common             Conemaugh Station

Sithe Pennsylvania
Holdings LLC                     16.67%            Tenancy in Common             Keystone Station

                             GPU ASSET ACQUISITION
                   COMBINING CASH FLOW STATEMENT (UNAUDITED)
        FOR THE PERIOD FROM NOVEMBER 24, 1999 THROUGH DECEMBER 31, 1999

                                       SITHE          SITHE             SITHE           SITHE           SITHE
                                   PENNSYLVANIA     NEW JERSEY        MARYLAND        NORTHEAST      MID-ATLANTIC         SITHE
                                   HOLDINGS LLC    HOLDINGS LLC     HOLDINGS LLC     MGMT CO. INC.   PWR SVCS, INC.    PORTLAND LLC
                                   ------------    ------------     ------------     -------------   --------------    ------------
Cash flows from operating
  activities:
  Net income (loss)              $    (6,318,652)  $ 1,075,196      $    (69,748)     $(1,730,807)   $      (60)        $        --

  Adjustments to reconcile
    net income (loss) to net
    cash provided (used) by
    operating activities
      Depreciation and
        amortization                   3,694,923       483,900            55,206
      Changes in operating
        assets and liabilities
         Fuel inventory                1,591,021            --                --
         M&S inventory                  (189,197)        7,875                --
         Other current assets         (5,424,627)           --                --       (1,307,802)
         Accounts payable             (1,676,790)           --                --        1,641,422
         Other current
           liabilities                 3,819,633       357,062            13,534        2,547,039       100,413
                                 ---------------------------------------------------------------------------------------------------
Net cash provided (used) by
  operating activities                (4,503,689)    1,924,033            (1,008)       1,149,852       100,353
                                 ---------------------------------------------------------------------------------------------------
Cash flows from investing
  activities:
  Acquisition of generating
    assets from GPU               (1,456,280,544) (165,828,342)      (13,530,466)        (50,000)
  Capital expenditures                (4,419,307)           --                --                                         (2,861,086)
                                 ---------------------------------------------------------------------------------------------------
Net cash used in investing
  activities                      (1,460,699,851) (165,828,342)      (13,530,466)        (50,000)            --          (2,861,086)
                                 ---------------------------------------------------------------------------------------------------
Cash flows from investing
  activities:
  Capital contribution                35,000,000    18,129,215         1,480,000          50,000
  Proceeds from intercompany
    notes                          1,441,352,286   148,838,672        12,143,495
  Net change in intercompany
    accounts                         (10,553,059)   (3,063,578)          (92,021)     (1,149,852)      (100,353)         (2,861,086)
                                 ---------------------------------------------------------------------------------------------------
Net cash provided (used) by
  investing activities             1,465,799,227   163,904,309        13,531,474      (1,099,852)      (100,353)         (2,861,086)
                                 ---------------------------------------------------------------------------------------------------
Net Increase (decrease) in cash
  and cash equivalents                   595,687            --                --              --             --                  --

Cash and cash equivalents at
  beginning of period                         --            --                --              --             --                  --
                                 ---------------------------------------------------------------------------------------------------
Cash and cash equivalents at
  end of period                  $       595,687  $         --       $        --     $        --      $      --        $         --

                                 ===================================================================================================





                                     SITHE            SITHE            SITHE           SITHE            SITHE             SITHE
                                 HUNTERSTOWN LLC    SEWARD LLC     ERIE WEST LLC    ATLANTIC LLC     GILBERT LLC         SUBTOTAL
                                 ---------------    ----------     -------------   -------------    ------------        ---------
Cash flows from operating
  activities:
  Net income (loss)                  $       --       $      --     $        --        $      --    $      --       $   (7,044,071)

  Adjustments to reconcile
    net income (loss) to net
    cash provided (used) by
    operating activities
      Depreciation and
        amortization                                                                                                      4,234,029
      Changes in operating
        assets and liabilities
         Fuel inventory                                                                                                   1,591,021
         M&S inventory                                                                                                     (181,322)
         Other current assets                                                                                            (6,732,429)
         Accounts payable                                                                                                   (35,368)
         Other current
           liabilities                                                                                                    6,837,681
                                 ---------------------------------------------------------------------------------------------------
Net cash provided (used) by
  operating activities                       --              --              --               --           --            (1,330,459)
                                 ---------------------------------------------------------------------------------------------------
Cash flows from investing
  activities:
  Acquisition of generating
    assets from GPU                                                                                                  (1,635,689,352)
  Capital expenditures                 (552,553)       (120,382)     (2,807,359)        (338,966)    (214,637)          (11,314,290)
                                 ---------------------------------------------------------------------------------------------------
Net cash used in investing
  activities                           (552,553)       (120,382)     (2,807,359)        (338,966)    (214,637)       (1,647,003,642)
                                 ---------------------------------------------------------------------------------------------------
Cash flows from investing
  activities:
  Capital contribution                                                                                                   54,659,215
  Proceeds from intercompany
    notes                                                                                                             1,602,334,453
  Net change in intercompany
    accounts                            552,553         120,382       2,807,359          338,966      214,637            (8,063,880)
                                 ---------------------------------------------------------------------------------------------------
Net cash provided (used) by
  investing activities                  552,553         120,382       2,807,359          338,966      214,637         1,648,929,788
                                 ---------------------------------------------------------------------------------------------------
Net Increase (decrease) in cash
  and cash equivalents                       --              --              --               --           --               595,687

Cash and cash equivalents at
  beginning of period                        --              --              --               --           --                    --
                                 ---------------------------------------------------------------------------------------------------
Cash and cash equivalents at
  end of period                       $      --       $      --     $        --        $      --    $      --       $       595,687

                                 ===================================================================================================


                                  ELIMINATION           COMBINED
                                  ADJUSTMENTS             TOTAL
                                  -----------           --------
Cash flows from operating
  activities:
  Net income (loss)               $       --       $    (7,044,071)

  Adjustments to reconcile
    net income (loss) to net
    cash provided (used) by
    operating activities
      Depreciation and
        amortization                                     4,234,029
      Changes in operating
        assets and liabilities
         Fuel inventory                                  1,591,021
         M&S inventory                                    (181,322)
         Other current assets                           (6,732,429)
         Accounts payable                                  (35,368)
         Other current
           liabilities                                   6,837,681
                                 ----------------------------------
Net cash provided (used) by
  operating activities                    --            (1,330,459)
                                 ----------------------------------
Cash flows from investing
  activities:
  Acquisition of generating
    assets from GPU                       --        (1,635,639,352)
  Capital expenditures                50,000           (11,314,290)
                                 ----------------------------------
Net cash used in investing
  activities                          50,000        (1,646,953,642)
                                 ----------------------------------
Cash flows from investing
  activities:
  Capital contribution               (50,000)           54,609,215
  Proceeds from intercompany
    notes                                            1,602,334,453
  Net change in intercompany
    accounts                                            (8,063,880)
                                 ----------------------------------
Net cash provided (used) by
  investing activities               (50,000)        1,648,879,788
                                 ----------------------------------
Net Increase (decrease) in cash
  and cash equivalents                    --               595,687

Cash and cash equivalents at
  beginning of period                     --                    --
                                 ----------------------------------
Cash and cash equivalents at
  end of period                  $        --       $       595,687
                                 ==================================

                          SITHE GPU ASSET ACQUISITION
                      COMBINING BALANCE SHEET (UNAUDITED)
                               DECEMBER 31, 1999


                             SITHE          SITHE           SITHE          SITHE         SITHE
                          PENNSYLVANIA    NEW JERSEY       MARYLAND      NORTHEAST     MID-ATLANTIC       SITHE          SITHE
                          HOLDINGS LLC   HOLDINGS LLC    HOLDINGS LLC   MGMT CO, INC.  PWR SVCS, INC.  PORTLAND LLC  HUNTERSTOWN LLC
                          ------------   ------------    ------------   -------------  --------------  ------------  ---------------
ASSETS

  Cash                         595,687
  Fuel Inventory             5,296,789
  M&S Inventories           36,527,172    16,890,111
  Other Current Assets       5,424,627       215,520                       1,307,802

  Land                      22,695,335     5,279,769          179,000
  Property, Plant &
    Equipment            1,109,190,667   139,232,314       13,141,000
  Construction Work
    in Progress                752,780
  Accumulated
    Depreciation            (2,838,259)     (459,472)        (54,754)
  Project Development
    Cost                                                                                                  2,861,086          552,553
  Investment in Sithe
    Northeast Management
    Co, Inc.                    50,000
  Long-term Receivables
    from Joint Owners       11,237,181
  Goodwill                 329,766,500    10,011,213         215,849          50,000
  Accumulated
    Amortization of
    Goodwill                  (856,664)      (24,428)           (452)
                         -----------------------------------------------------------------------------------------------------------
TOTAL ASSETS             1,517,841,815   171,145,027      13,480,643       1,357,802              --      2,861,086          552,553
                         ===========================================================================================================
LIABILITIES AND
  STOCKHOLDER'S EQUITY
  Accounts Payable          (1,676,790)                                    1,641,422
  Other Current
    Liabilities             51,798,475    4,279,410           18,917       2,547,039         100,413
  Other Liabilities         17,000,000    7,759,445
  Intercompany Accounts    (19,313,504)  (8,936,911)         (92,021)     (1,149,852)       (100,353)     2,861,086          552,553
  Portion of Loan from
    Vivendi used for
    GPU Acquisition      1,441,352,286  148,838,672       12,143,495
                         -----------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES        1,489,160,467  151,940,616       12,070,391       3,038,609              60      2,861,086          552,553

  Capital                   35,000,000   18,129,215        1,480,000          50,000
  Retained Earnings
    (Deficit)               (6,318,652)   1,075,196          (69,748)     (1,730,807)            (60)            --               --
                         -----------------------------------------------------------------------------------------------------------
STOCKHOLDER'S EQUITY        28,681,348   19,204,411        1,410,252      (1,680,807)            (60)            --               --
                         -----------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY   1,517,841,815  171,145,027       13,480,643       1,357,802              --      2,861,086          552,553
                         ===========================================================================================================



                             SITHE          SITHE           SITHE          SITHE
                           SEWARD LLC    ERIE WEST LLC   ATLANTIC LLC   GILBERT LLC     SUBTOTAL
                          ------------   ------------    ------------   ------------  --------------
ASSETS

  Cash                                                                                        595,687
  Fuel Inventory                                                                            5,296,789
  M&S Inventories                                                                          53,417,283
  Other Current Assets                                                                      6,947,949

  Land                                                                                     28,154,104
  Property, Plant &
    Equipment                                                                           1,261,563,981
  Construction Work
    in Progress                                                                               752,780
  Accumulated
    Depreciation                                                                           (3,352,485)
  Project Development
    Cost                       120,382      2,807,359         338,966        214,637        6,894,983
  Investment in Sithe
    Northeast Management
    Co, Inc.                                                                                   50,000
  Long-term Receivables
    from Joint Owners                                                                      11,237,181
  Goodwill                                                                                340,043,562
  Accumulated
    Amortization of
    Goodwill                                                                                 (881,544)
                          ---------------------------------------------------------------------------
TOTAL ASSETS                   120,382      2,807,359         338,966        214,637    1,710,720,270
                          ===========================================================================
LIABILITIES AND
  STOCKHOLDER'S EQUITY
  Accounts Payable                                                                            (35,368)
  Other Current
    Liabilities                                                                            58,744,254
  Other Liabilities                                                                        24,759,445
  Intercompany Accounts        120,382      2,807,359         338,966        214,637      (22,697,658)
  Portion of Loan from
    Vivendi used for
    GPU Acquisition                                                                     1,602,334,453
                          ---------------------------------------------------------------------------
TOTAL LIABILITIES              120,382      2,807,359         338,966        214,637    1,663,105,126

  Capital
  Retained Earnings                                                                        54,659,215
    (Deficit)                       --             --              --             --       (7,044,071)
                          ---------------------------------------------------------------------------
STOCKHOLDER'S EQUITY                --             --              --             --       47,615,144
                          ---------------------------------------------------------------------------
TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY         120,382      2,807,359         338,966        214,637    1,710,720,270
                          ===========================================================================


                              ADJUSTING ENTITIES
                          ---------------------------      COMBINED
                             DEBT            CREDIT          TOTAL
                          ------------   ------------    ------------
ASSETS

  Cash                                                         595,687
  Fuel Inventory                                             5,296,789
  M&S Inventories                                           53,417,283
  Other Current Assets                                       6,947,949

  Land                                                      28,154,104
  Property, Plant &
    Equipment                                            1,261,563,981
  Construction Work
    in Progress                                                752,780
  Accumulated
    Depreciation                                            (3,352,485)
  Project Development
    Cost                                                     6,894,983
  Investment in Sithe
    Northeast Management
    Co, Inc.                                   50,000               --
  Long-term Receivables
    from Joint Owners                                       11,237,181
  Goodwill                                                 340,043,562
  Accumulated
    Amortization of
    Goodwill                                                  (881,544)
                          --------------------------------------------
TOTAL ASSETS                        --         50,000    1,710,670,270
                          ============================================
LIABILITIES AND
  STOCKHOLDER'S EQUITY
  Accounts Payable                                             (35,368)
  Other Current
    Liabilities                                             58,744,254
  Other Liabilities                                         24,759,445
  Intercompany Accounts                                    (22,697,658)
  Portion of Loan from
    Vivendi used for
    GPU Acquisition                                      1,602,334,453
                          --------------------------------------------
TOTAL LIABILITIES                   --             --    1,663,105,126

  Capital                       50,000
  Retained Earnings                                         54,609,215
    (Deficit)                                      --       (7,044,071)
                          --------------------------------------------
STOCKHOLDER'S EQUITY            50,000             --       47,565,144
                          --------------------------------------------
TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY          50,000             --    1,710,670,270
                          ============================================

                          Sithe GPU Asset Acquisition
                     Combining Income Statement (Unaudited)
        For the period from November 24, 1999 through December 31, 1999



                           SITHE           SITHE           SITHE          SITHE           SITHE
                        PENNSYLVANIA     NEW JERSEY       MARYLAND      NORTHEAST      MID-ATLANTIC       SITHE           SITHE
                        HOLDINGS LLC    HOLDINGS LLC    HOLDINGS LLC   MGMT CO. INC.  PWR SVCS, INC.   PORTLAND LLC  HUNTERSTOWN LLC
                        ------------    ------------    ------------   -------------  --------------   ------------  ---------------
Revenue                  $ 25,391,255    $  4,017,054    $   118,055    $        --    $ --            $--           $--

Cost of sales:
  Fuel                     10,687,542          66,274             --             --
  Operations and
    maintenance             6,279,860       1,249,549         39,569        483,425
  Depreciation              2,838,259         459,472         54,754             --
                         --------------------------------------------------------------------------------------------------------
                           19,805,661       1,775,295         94,323        483,425      --             --            --
                         --------------------------------------------------------------------------------------------------------

Gross profit                5,585,594       2,241,759         23,732       (483,425)     --             --            --

Other operating income
  (expenses)
  General and
    administrative
    expenses                  (25,701)         (2,590)            --     (1,247,382)
  Amortization of
    goodwill                 (856,664)        (24,428)          (452)            --
                         --------------------------------------------------------------------------------------------------------

Operating income            4,703,229       2,214,741         23,280     (1,730,807)     --             --            --

Non-operating income
  (expenses):
  Interest expense        (11,023,964)     (1,139,545)         (93,028)          --      --
  Other income, net             2,083              --               --           --     (60)
                         --------------------------------------------------------------------------------------------------------
Net income (loss)        $ (6,318,652)    $ 1,075,196     $    (69,748) $(1,730,807)   $(60)           $--           $--
                         ========================================================================================================


                                                                                               ADJUSTING ENTRIES
                           SITHE         SITHE         SITHE          SITHE                    -----------------      COMBINED
                         SEWARD LLC   ERIE WEST LLC  ATLANTIC LLC  GILBERT LLC    SUBTOTAL     DEBIT      CREDIT       TOTAL
                         ----------   -------------  ------------  -----------    --------     -----      ------      --------
Revenue                  $--          $--            $--           $--            $29,526,364  $--        $--        $29,526,364

Cost of sales:
  Fuel                                                                             10,753,816                         10,753,816
  Operations and
    maintenance                                                                     8,052,403                          8,052,403
  Depreciation                                                                      3,352,485                          3,352,485
                         -------------------------------------------------------------------------------------------------------
                          --           --             --            --             22,158,704   --         --         22,158,704
                         -------------------------------------------------------------------------------------------------------

Gross profit              --           --             --            --              7,367,660   --         --          7,367,660

Other operating income
  (expenses)
  General and
    administrative
    expenses                                                                       (1,275,673)                        (1,275,673)
  Amortizaton of
    goodwill                                                                         (881,544)                          (881,544)
                         --------------------------------------------------------------------------------------------------------

Operating income          --           --             --            --              5,210,443   --         --          5,210,443

Non-operating income
  (expenses):
  Interest expense                                                                (12,256,537)                       (12,256,537)
  Other income, net                                                                     2,023                              2,023
                         --------------------------------------------------------------------------------------------------------
Net income (loss)        $--          $--            $--           $--            $(7,044,071)  $--        $--       $(7,044,071)
                        ========================================================================================================

                                  SCHEDULE 3.5

                              FINANCIAL STATEMENTS



1. Unaudited combining balance sheet of the Companies and their Subsidiaries at November 24, 1999.

2. Unaudited combining balance sheet of the Companies and their Subsidiaries at December 31, 1999. The balance on the Project Development Costs line item on the December 31, 1999 unaudited combining balance sheet shall be increased by $1,489,000 to reflect the agreed upon increase in the allocated costs (from $5,200,000 to $6,689,000) associated with engine deposits and the related conforming changes.

3. Combining unaudited statements of income and cash flows of the Companies and their Subsidiaries for the period from November 24, 1999 to December 31, 1999.

                          SITHE GPU ASSET ACQUISITION
                      COMBINING BALANCE SHEET (UNAUDITED)
                               NOVEMBER 24, 1999


                                 Sithe         Sithe         Sithe          Sithe          Sithe
                              Pennsylvania   New Jersey     Maryland      Northeast     Mid-Atlantic      Sithe           Sithe
                              Holdings LLC  Holdings LLC  Holdings LLC  Mgmt Co. Inc.  Pwr Svcs. Inc.  Portland LLC  Hunterstown LLC
                             -------------  ------------  ------------  -------------  --------------  ------------  ---------------
ASSETS
   Cash
   Fuel Inventory                6,887,810
   M&S Inventories              36,337,975    16,897,986
   Other Current Assets                          215,520

   Land                         22,695,335     5,279,769      179,000
   Property, Plant &
     Equipment               1,105,524,140   139,232,314   13,141,000
   Construction Work
     in Progress
   Accumulated
     Depreciation
   Project Development
     Costs                                                                                               2,792,603         415,663
   Investment in Sithe
     Northeast Management
     Co. Inc.                       50,000
   Long-term Receivables
     from Joint Owners           8,363,521
   Goodwill                    314,416,536     7,345,810        5,383       50,000
   Accumulated Amortization
     of Goodwill
                             -----------------------------------------------------------------------------------------------------
   TOTAL ASSETS              1,494,275,317   168,971,399   13,325,383       50,000                --      2,792,603        415,663
                             =====================================================================================================


LIABILITIES AND
 STOCKHOLDER'S EQUITY
   Accounts Payable
   Other Current Liabilities    47,978,842     3,922,348        5,383
   Other Liabilities            17,000,000     7,759,445
   Intercompany Accounts        (8,760,445)   (5,873,333)                                                 2,792,603        415,663
   Portion of Loan from
     Vivendi used for GPU
     Acquisition             1,403,056,920   145,033,724   11,840,000
                             -----------------------------------------------------------------------------------------------------
TOTAL LIABILITIES            1,459,275,317   150,842,184   11,845,383           --               --       2,792,603        415,663

   Capital                      35,000,000    18,129,215    1,480,000       50,000               --
   Retained Earnings
     (Deficit)
                             -----------------------------------------------------------------------------------------------------
Stockholder's Equity            35,000,000    18,129,215    1,480,000       50,000                --             --             --
                             -----------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY        1,494,275,317  168,971,399   13,325,383       50,000                --      2,792,603        415,663
                             =====================================================================================================



                                                                                                   Adjusting Entries
                               Sithe         Sithe      Sithe            Sithe                     -----------------    Combined
                             Seward LLC  Erie West LLC  Atlantic LLC  Gilbert LLC    Subtotal       Debit    Credit       Total
                             ----------  -------------  ------------  -----------  --------------  -------   -------  -------------
ASSETS
   Cash                                                                                        --                                --
   Fuel Inventory                                                                       6,887,810                         6,887,810
   M&S Inventories                                                                     53,235,961                        53,235,961
   Other Current Assets                                                                   215,520                           215,520

   Land                                                                                28,154,104                        28,154,104
   Property, Plant &
     Equipment                                                                      1,257,897,454                     1,257,897,454
   Construction Work
     in Progress                                                                               --                                --
   Accumulated
     Depreciation                                                                              --                                --
   Project Development
     Costs                   90,869      2,748,156       254,828        158,033         6,460,152                         6,460,152
   Investment in Sithe
     Northeast Management
     Co. Inc.                                                                              50,000            50,000              --
   Long-term Receivables
     from Joint Owners                                                                  8,363,521                         8,363,521
   Goodwill                                                                           321,817,729                       321,817,729
   Accumulated Amortization
     of Goodwill                                                                               --                                --
                             ------------------------------------------------------------------------------------------------------
   TOTAL ASSETS              90,869       2,748,156      254,828        158,033     1,683,082,251      --    50,000   1,683,032,251
                             ======================================================================================================


LIABILITIES AND
 STOCKHOLDER'S EQUITY
   Accounts Payable                                                                            --                                --
   Other Current Liabilities                                                           51,906,573                        51,906,573
   Other Liabilities                                                                   24,759,445                        24,759,445
   Intercompany Accounts     90,869       2,748,156      254,828        158,033        (8,173,626)                       (8,173,626)
   Portion of Loan from
     Vivendi used for GPU
     Acquisition                                                                    1,559,930,644                     1,559,930,644
                             ------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES            90,869       2,748,156      254,828        158,033     1,628,423,036      --        --   1,628,423,036

   Capital                                                                             54,659,215  50,000                54,609,215
   Retained Earnings
     (Deficit)                                                                                 --                                --
                             ------------------------------------------------------------------------------------------------------
Stockholder's Equity             --              --           --             --        54,659,215  50,000        --      54,609,215
                             ------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY       90,869       2,748,156      254,828        158,033     1,683,082,251  50,000        --   1,683,032,251
                             ======================================================================================================

                                  SCHEDULE 3.6

                                  LITIGATION;
                          COMPLIANCE WITH LAW; PERMITS


     The references to the following matters are for the information of Buyer. The inclusion of each such matter does not constitute a representation with respect to its materiality, is not intended to establish a standard of materiality or significance and shall not be deemed to have such effect.

          1. See Schedule 3.17 for environmental matters.

          2. In order to comply with Article 5 of the license for the Piney Project (FERC No. 309), GPU is currently pursuing two condemnation actions against the owners of certain lands around the reservoir in order to eliminate certain title issues. Article 5 requires that the licensee obtain and retain throughout the term of the license the right to use projects lands in perpetuity. Section 21 of the Federal Power Act authorizes licensees to bring eminent domain actions to secure lands necessary for a project.

          3. Application for renewal of Anchorage Lease at Sayreville sent to Sithe New Jersey Holdings LLC directly from New Jersey Tidelands Council.

          4. There are bankruptcy proceedings of Material Recovery Group, to which Sithe and its affiliates are not parties, relating to the Erie West Primary Access (see #69 of Schedule 1B).

          5. In connection with its ownership of the GPU Assets and the conduct of its business as currently conducted, Seller, by or through its subsidiaries, has applied for or filed for amendments, renewals, or reissuance of certain Environmental Permits. Applications for such amended, renewed, or reissued permits or activities initiated by Governmental Authorities that are still pending before the relevant Governmental Authorities include:

               i. Reissuance of the Residual Solid Waste Disposal Permits by PADEP for the Keystone, Conemaugh and Shawville stations, which will reflect the change in the name of the permittee from GPU Genco to Northeast Management, as appropriate;

               ii. Minor modification of the Residual Solid Waste Disposal Permits by PADEP for the Portland and Titus stations, which will reflect the change in the name of the permittee from GPU Genco to Northeast Management;

               iii. Approval of replacement financial security by PADEP as required by the Residual Solid Waste Disposal Regulations for the Conemaugh, Shawville and Seward stations;

iv. Renewal of expired wastewater disposal ("NPDES") permits by PADEP for the Conemaugh, Seward and Williamsburg stations;

v. Modification of the NPDES permits by PADEP for Keystone and Conemaugh stations to reflect the change in name of the permittee from GPU Genco to Northeast Management;

vi. Modification of the Water Quality Management Permits issued by PADEP for the Keystone and Conemaugh stations to reflect the change in name of the permittee from GPU Genco to Northeast Management;

vii.    Renewal by NJDEP of the Riparian License for the Sayreville station;

viii. Modification of the Submerged Lands License issued by the Commonwealth of Pennsylvania for the Shawville station to reflect the change in ownership from Penelec to Sithe Pennsylvania Holdings LLC. Additional Submerged Lands Licenses may need to be obtained from the Commonwealth of Pennsylvania in connection with certain Dams and Enroachment Permits issued by PADEP to the extent that such Licenses are required by Pennsylvania law and have not yet been obtained. Based upon verbal communications with PADEP and the Governor's office, Sellers' understanding is that, although Submerged Lands Licenses are required by State law, such Licenses have not been uniformly required or issued and that enforcement of the requirement for a particular license will be addressed in the context of applications to PADEP for renewal or modification of Dams and Enroachment Permits;

ix. Renewal of expired air pollution control operating permits or certificates for several facilities in both Pennsylvania and New Jersey. Both PADEP and NJDEP are not reissuing the expired permits or certificates to operate and have authorized continued operation of the stations in compliance with the terms and conditions of the expired permits or certificates to operate until such time as they take final action on the stations' applications for Title V operating permits or "synthetic minor" operating permits. Title V operating permit applications have been filed and are still pending for the Gilbert, Glen Gardner, Sayreville, Warren, Titus, Conemaugh, Seward, Shawville and Keystone stations. Synthetic minor operating permit applications are still pending for Blossburg, Hamilton, Hunterstown, Mountain, Orrtanna, Shawnee and Tolna stations. A Title V permit was recently issued by PADEP for the Portland station but may be appealed by Sithe Pennsylvania Holdings LLC. Sithe Pennsylvania Holdings LLC intends to operate the Portland station in accordance with its state (non-Title V) operating permits until such appeal is resolved;

x. Application to NJDEP to transfer the Title V operating permit for the Werner station;

xi. Application for an air pollution control operating permit from PADEP for the Portland Station CT5;

xii. Issuance of revised Acid Rain Phase II permits reflecting Phase II NOx limits for Conemaugh, Keystone and Seward.

                                  SCHEDULE 3.7

                                  TAX MATTERS

     There is one state tax lien on record in Cambria County, PA against Penelec in favor of the Pennsylvania Secretary of Revenue. The amount of the lien is $45,100.83 and was assessed on March 7, 1997.

                                  SCHEDULE 3.8

                               MATERIAL CONTRACTS

GENERAL ACQUISITION AGREEMENTS

1. Purchase and Sale Agreement between Met-Ed and Sithe, dated as of October 29, 1998, as amended by Amendment Nos. 1-9.

2. Purchase and Sale Agreement between Penelec and Sithe, dated as of October 29, 1998, as amended by Amendment Nos. 1-9.

3. Purchase and Sale Agreement between JCP&L and Sithe, dated as of October 29, 1998, as amended by Amendment Nos. 1-9.

4. Purchase and Sale Agreement between Met-Ed, JCP&L, GPU and Sithe, dated as of October 29, 1998, as amended by Amendment Nos. 1-9.

5. Conemaugh Operating Agreement between Penelec and Conemaugh Station Owners dated as of December 1, 1967, as amended by Amendments dated June 4, 1969, May 8, 1973, February 27, 1978, December 1, 1978, June 30, 1983, March 25,
     1998 and November 24, 1999.

6. Keystone Operating Agreement between Penelec and Keystone Station Owners, dated as of December 1, 1967, as amended by Amendments dated May 8, 1973, February 27, 1978, December 1, 1978, June 30, 1983 and March 25, 1998.

TRANSFER DOCUMENTS

7. Bill of Sale between Met-Ed and Sithe Pennsylvania Holdings LLC, dated November 24, 1999.

8. Bill of Sale between Penelec, Sithe Pennsylvania Holdings LLC and Sithe Maryland Holdings LLC, dated November 24, 1999.

9. Bill of Sale between JCP&L and Sithe New Jersey Holdings LLC, dated November 24, 1999.

10. Bill of Sale between JCP&L and Met-Ed as Sellers of Keystone and Conemaugh Stations and Sithe Pennsylvania Holdings LLC, dated November 24, 1999.

11. Assignment and Assumption Agreement between the Companies, Met-Ed and Northeast Management, dated November 24, 1999, and all agreements transferred thereunder.

12. Assignment and Assumption Agreement between the Companies, Penelec, and Northeast Management, dated November 24, 1999, and all agreements transferred thereunder.

13. Assignment and Assumption Agreement between the Companies, JCP&L and Northeast Management, dated November 24, 1999, and all agreements transferred thereunder.

14. Assignment and Assumption Agreement between Met-Ed and JCP&L as Sellers, Sithe Pennsylvania Holdings LLC, Sithe Maryland Holdings LLC, Sithe New Jersey Holdings LLC and Northeast Management, dated November 24, 1999, and all agreements transferred thereunder.

15. Assignment and Assumption Agreement between Sithe, the Companies and Northeast Management, dated November 24, 1999 (Met-Ed Internal Assignment and Assumption).

16. Assignment and Assumption Agreement between Sithe, the Companies and Northeast Management, dated November 24, 1999 (Penelec Internal Assignment and Assumption).

17. Assignment and Assumption Agreement between Sithe, the Companies and Northeast Management, dated November 24, 1999 (JCP&L Internal Assignment and Assumption).

18. Assignment and Assumption Agreement between Sithe, the Companies and Northeast Management, dated November 24, 1999 (Keystone/Conemaugh Internal Assignment and Assumption).

19. Assignment and Assumption Agreement between Sithe and Genco, dated November 24, 1999.

20. Assignment and Assumption Agreement between Sithe Pennsylvania Holdings LLC, Sithe Maryland Holdings LLC, Sithe New Jersey Holdings LLC and Sithe Power Marketing, L.P., dated November 24, 1999.

21. Assignment and Assumption Agreement between Conemaugh Station Owners and Sithe Power Marketing, L.P., dated November 24, 1999.

22. Assignment and Assumption Agreement between Keystone Station Owners and Sithe Power Marketing, L.P., dated November 24, 1999.


ENERGY AGREEMENTS

23. Amended and Restated Transition Power Purchase Agreement between Met-Ed, Sithe, Sithe Pennsylvania Holdings LLC and Sithe Power Marketing, L.P., dated as of November 24, 1999.

24. Amended and Restated Transition Power Purchase Agreement between Penelec, Sithe, Sithe Maryland Holdings LLC, Sithe Power Marketing L.P. and Sithe Pennsylvania Holdings LLC, dated as of November 24, 1999.

25. Amended and Restated Transition Power Purchase Agreement between JCP&L, Sithe, Sithe Power Marketing, L.P. and Sithe New Jersey Holdings LLC, dated as of November 24, 1999.

26. Amended and Restated Interconnection Agreement between Met-Ed and Sithe Pennsylvania Holdings LLC, dated as of November 24, 1999.

27. Amended and Restated Interconnection Agreement between Penelec, Sithe Pennsylvania Holdings LLC and Sithe Maryland Holdings LLC, dated as of November 24, 1999.

28. Amended and Restated Interconnection Agreement between JCP&L and Sithe New Jersey Holdings LLC, dated as of November 24, 1999.

29. Interconnection Agreement between The Conemaugh Station Owners and Conemaugh Switching Station Owners, dated as of November 19, 1999.

30. Interconnection Agreement between The Keystone Station Owners and Penelec d/b/a GPU Energy, dated as of November 19, 1999.

31. Reactive Power Compensation Agreement between JCP&L, Met-Ed, and Penelec dba GPU Energy, Sithe Pennsylvania Holdings LLC, Sithe New Jersey Holdings LLC and Sithe Maryland Holdings LLC, dated November 24, 1999.

32. Interim Revenue Metering Agreement between JCP&L, Met-Ed and Penelec dba GPU Energy, Sithe Pennsylvania Holdings LLC, Sithe New Jersey Holdings LLC and Sithe Maryland Holdings LLC, dated November 24, 1999.

33. Energy Services Agreement between Conemaugh Station Owners and Sithe Power Marketing, L.P., dated November 24, 1999.

34. Energy Services Agreement between Keystone Station Owners and Sithe Power Marketing, L.P., dated November 24, 1999.

35.  Contracts listed on Schedule 6.5.2(f)(A).

INFORMATION TECHNOLOGY/INTELLECTUAL PROPERTY AGREEMENTS

36. Continuing Services Agreement between Sithe and GPU Service, Inc., dated November 24, 1999.

37. Pre-Closing Services Agreement between Sithe and GPU Service, Inc., dated October 22, 1999.

38. Proprietary Application License Agreement between Met-Ed, JCP&L and Penelec dba GPU Service, Inc. and Northeast Management, dated November 24, 1999.

39. Intellectual Property Assignment and Assumption Agreement between Met-Ed and Northeast Management, dated November 24, 1999.

40. Intellectual Property Assignment and Assumption Agreement between Penelec and Northeast Management, dated November 24, 1999.

41. Intellectual Property Assignment and Assumption Agreement between JCP&L and Northeast Management, dated November 24, 1999.

42. Interim License Agreement between Sithe and Electric Power Research Institute, Inc., dated July 1, 1999.

43. Agreement between Sithe and New Energy Installation and Sales, dated July 16, 1999.

44. Unit Commitment/PJM Data Interface between Sithe and Integ Enterprise Consulting, Inc., dated August 3, 1999.

45. Master Services Agreement between Sithe Northeast Holdings, Inc. and Pavilion Technologies, Inc, dated September 30, 1999.

46. Master License Agreement between Pavilion Technologies, Inc. and Sithe Northeast Holdings, Inc., dated September 30, 1999.

47. ATW Software License Agreement between Sithe and Electric Software Products, Inc., dated November 12, 1999.

48. CEM Reporting Workstation Software and DCM Software License Agreement between Sithe and Electric Software Products, Inc., dated November 12, 1999.

ENVIRONMENTAL AGREEMENTS

49. ERC Administration Letter Agreement between Penelec and Sithe Pennsylvania Holdings LLC, dated November 24, 1999.

50. NOx Allowances Letter Agreement between JCP&L and Sithe New Jersey Holdings LLC, dated November 24, 1999.

51. SPH Operating Agreement between Sithe Pennsylvania Holdings LLC and Northeast Management.

52. ISRA Remediation Agreements between New Jersey Department of Environmental Protection and Sithe New Jersey Holdings LLC, dated as of November 24, 1999, for the following JCP&L stations: Gilbert, Glen Gardner, Sayreville and Werner.

53. Application for Self-Guarantees (regarding ISRA) signed by Sithe and dated as of November 24, 1999, for the following JCP&L stations: Gilbert, Glen Gardner, Sayreville and Werner.

54. Agreements of Representation between GPU and Sithe Pennsylvania Holdings LLC, dated as of November 5, 1999, for the following Met-Ed stations (in connection with the Transfer of Allowances): Hamilton, Hunterstown, Mountain, Orrtanna, Portland, Shawnee, Titus and Tolna.

55. Agreements of Representation between GPU and Sithe Pennsylvania Holdings LLC, dated as of November 5, 1999, for the following Penelec stations (in connection with the Transfer of Allowances): Blossburg, Seward, Shawville, Warren, Wayne and Williamsburg.

56. Agreements of Representation between GPU and Sithe New Jersey Holdings LLC, dated as of November 5, 1999, for the following JCP&L stations (in connection with the Transfer of Allowances): Gilbert, Glen Gardner, Sayreville and Werner.

57. Third Amendment to Agreement of Representation for the Conemaugh Station (in connection with the Transfer of Allowances) between the Conemaugh Station Owners and GPU Generation, Inc., dated as of November 24, 1999.

58. Third Amendment to Agreement of Representation for the Keystone Station (in connection with the Transfer of Allowances) between the Keystone Station Owners and GPU Generation, Inc., dated as of November 24, 1999.

LABOR AGREEMENTS

59. All agreements listed on Schedule 3.11.

60. Letter Agreement regarding crafts trades under the National Maintenance Agreement from the National Maintenance Policy Committee, Inc. to GPU Generation, Inc., dated as of May 4, 1999.

OTHER AGREEMENTS

61. Shared Use Agreement between JCP&L, Met-Ed and Penelec dba GPU Energy, Sithe Pennsylvania Holdings LLC, Sithe New Jersey Holdings LLC, and Sithe Maryland Holdings LLC, dated November 24, 1999.

62. Coal Supply Agreement between Met-Ed and Eighty-Four Mining Company, dated September 8, 1997, as amended December 10, 1998 and February 7, 2000 by Sithe Power Marketing, L.P. and Consol Inc., authorized agent for and on behalf of Eighty-Four Mining Company, Consol Pennsylvania Coal Company, Nineveh Coal Company and Greenon Coal Company.

63. Service Agreement for Gas Transportation and/or Standby Service by and between Columbia Gas of Pennsylvania, Inc. and Sithe Power Marketing, L.P., dated as of December 2, 1999.

64. Addendum to Services Agreement and Lease by and between New Jersey Natural Gas Company and JCP&L, dated as of September 1, 1980.

65. Large Volume Daily Service Agreement between Penn Fuel Gas, Inc. and Sithe Power Marketing, L.P., dated as of November 29, 1999.

66. Third Party Supplier Service Agreement by and between Elizabethtown Gas Company and Sithe Power Marketing, L.P., dated as of October 14, 1999.

67. Agreement to Provide Gas Transportation Service to Sithe Energies Gilbert and/or Glen Gardner Generating Stations in New Jersey for the Period November 24, 1999 through March 31, 2000, dated January 12, 2000.

68. Memorandum of Assignment between GPU/Penelec Warren and Sithe Power Marketing, L.P., dated as of December 2, 1999.

69. Rate IL Service Agreement by and between Sithe Power Marketing, L.P. and UGI Utilities, Inc., dated as of November 24, 1999.

70. Agreement and Release between JCP&L, Conemaugh Station Owners and GPU, dated as of December 3, 1999.

71. Agreement and Release between Met-Ed, Keystone Station Owners and GPU, dated as of December 3, 1999.

72.  Intercompany Notes.

73. Spill response contract between GPU and National Response Corporation (in connection with the Oil Pollution Act of 1990).

74. Spill response contract between GPU and S&D Environmental (in connection with the Oil Pollution Act of 1990).

75. Spill response contract between GPU and Lewis Environmental Group (in connection with the Oil Pollution Act of 1990).

76. Release No. 0759182 to Master Agreement 0567911 between Sithe Pennsylvania Holdings LLC, Sithe New Jersey Holdings LLC, Sithe Maryland Holdings LLC, Northeast Management and ABB Alstom Power, effective February 15, 2000.

77. Contract No. 0758667 by Genco, on behalf of the owner(s) and NPS Energy Services, Inc., dated as of February 1, 2000.

78. Contract No. 0758946 by Genco, on behalf of the owner(s) and URS Greiner Woodward Clyde, effective February 7, 2000.

79. Contract No. 0757857 by Genco, on behalf of the owner(s) and Burnham Insulation Services, Inc., dated as of January 12, 2000.

80. Contract No. 0758019 by Fidelity Leasing, Inc. and Genco, executed on December 8, 1999.

81. Contract No. 0756525 by Genco, on behalf of the owner(s) and Siemens Westinghouse Power Corp., dated as of December 2, 1999.

82. Contract No. 0757253 by Genco, on behalf of Northeast Management and Contract No. 0757253 by Genco, on behalf of Northeast Management and Beckwith Machinery Company, dated as of December 23, 1999.

REAL ESTATE AGREEMENTS

83. Merrill Creek Sublease Agreement between Met-Ed and Sithe Pennsylvania Holdings LLC, dated November 24, 1999.

84. Merrill Creek Administration Agreement between Met-Ed and Sithe Pennsylvania Holdings LLC, dated November 24, 1999.

85. Merrill Creek Sublease Agreement between JCP&L and Sithe New Jersey Holdings LLC, dated November 24, 1999.

86. Merrill Creek Administration Agreement between JCP&L and Sithe New Jersey Holdings LLC, dated November 24, 1999.

87. Seward License Agreement between Sithe Pennsylvania Holdings LLC and Penelec, dated November 24, 1999.

88.  All agreements listed on Schedule 3.8A attached.

EXCEPTIONS: CONTRACTS THAT ARE IN DEFAULT

89. Agreement No. 0568836 between GPU Service Corporation as authorized agent for and on behalf of Penelec and Power Operating Company, Inc., as assigned to Sithe Power Marketing L.P. (Power Operating Company Inc., as Supplier, is in default).

                                 SCHEDULE 3.8a

                         REAL ESTATE RELATED DOCUMENTS


-------------------------------------------------------------------------------------------------------
               TYPE OF
PROPERTY       AGREEMENT           PARTY                    PURPOSE
-------------------------------------------------------------------------------------------------------
Blossburg      agreement           Ames, Stuart             25' wide access right-of-way
               6/19/70
-------------------------------------------------------------------------------------------------------
Brookville     lease agreement     Pennsylvania Electric    Building lease
               11/24/99            Company, d/b/a GPU
                                   Energy
-------------------------------------------------------------------------------------------------------
Coho           vacation            Springfield Twp.         Vacate unopened roads on
               ordinance 12/8/69   Ordinance #691           Penelec property
-------------------------------------------------------------------------------------------------------
Coho           lease 10/8/86       Girard Twp.              Hiking trails
-------------------------------------------------------------------------------------------------------
Coho           lease 3/4/81        Girard Twp.              Recreational purposes
-------------------------------------------------------------------------------------------------------
Coho           lease 5/19/93       Kmecik, Daniel           Farming
-------------------------------------------------------------------------------------------------------
Coho           lease 5/19/93       Kmecik, Stephen G.,      Farming
                                   Alice H. and
                                   Thomas J.
-------------------------------------------------------------------------------------------------------
Conemaugh      license 12/15/88    Atlantic City Electric,  Penelec to provide 23kV
                                   et. al.                  electric service to station truck
                                                            unloading facility
-------------------------------------------------------------------------------------------------------
Conemaugh      license 12/12/86    Atlantic City Electric,  Penelec to provide 23kV
                                   et. al.                  electric service to station ash
                                                            treatment facilities
-------------------------------------------------------------------------------------------------------
Conemaugh      Highway             State of Pennsylvania    Seward Ash Haul Road access
               Occupancy                                    to LR 23008 on Conemaugh
               Permit 8/13/82      PennDOT                  property
-------------------------------------------------------------------------------------------------------
Conemaugh      declaration of      State of Pennsylvania    Improvements to LR 32009
               taking 8/8/78
                                   PennDOT
-------------------------------------------------------------------------------------------------------
Erie West      agreement           Bessemer & Lake          Connect Erie West Sub
               11/10/72            Erie RR                  sidetrack to B&LE mainline
                                                            (removed 1973)
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                TYPE OF
PROPERTY       AGREEMENT               PARTY                   PURPOSE
-------------------------------------------------------------------------------------------------------
Erie West      agreement           Bessemer & Lake          Reinstall turnout
               11/25/88            Erie RR                  removed above
-------------------------------------------------------------------------------------------------------
Erie West      agreement           Bessemer & Lake          Removal of turnout
               7/18/91             Erie RR                  mentioned above
-------------------------------------------------------------------------------------------------------
Erie West      agreement           Bessemer & Lake          Construction of
               9/11/68             Erie RR                  turnout and track
                                                            extension
-------------------------------------------------------------------------------------------------------
Erie West      agreement           Pennsylvania Electric    Primary access
               11/19/99            Company
-------------------------------------------------------------------------------------------------------
Erie West      agreement           Pennsylvania Electric    Sidetrack agreement
               11/19/99            Company
-------------------------------------------------------------------------------------------------------
GENCO Hdq.     agreement           Pennsylvania RR          Standard sidetrack
               9/21/62                                      connected to mainline
-------------------------------------------------------------------------------------------------------
GENCO Hdq.     lease 7/1/97        Tri-County Ambulatory    5,000 sq.ft. building
                                   Care Center              and 24 parking spots
-------------------------------------------------------------------------------------------------------
GENCO Hdq.     lease 4/1/99        Johnstown Area           Entranceway, loading dock
                                   Heritage Association     and parking
-------------------------------------------------------------------------------------------------------
GENCO Hdq.     lease agreement     Pennsylvania Electric    Office space
               11/24/99            Company, d/b/a GPU
                                   Energy
-------------------------------------------------------------------------------------------------------
Gilbert Tank   easement from       Interstate Energy Co.    Oil supply pipeline to
Farm           condemnation        transfers 48             Gilbert Station
               8/12/77             easements
-------------------------------------------------------------------------------------------------------
Gilbert Tank   easement from       Interstate Energy Co.    Oil supply pipeline to
Farm           condemnation        transfers 8 easements    Station
               8/12/77
-------------------------------------------------------------------------------------------------------
Gilbert Tank   undivided 1/2       Interstate Energy Co.    Oil supply pipeline to
Farm           interest in         transfers 1/2 interest   Gilbert Station
               easement as         as tenant in common in
               tenant in common    17 easements
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                     TYPE OF
PROPERTY            AGREEMENT              PARTY                                   PURPOSE
-------------------------------------------------------------------------------------------------------
Gilbert Tank      undivided 1/2       Interstate Energy Co.               6" water effluent pipeline
Farm              interest in         transfers 1/2 interest as
                  easements for       tenant in common in
                  pipeline 8/12/77    4 easements
-------------------------------------------------------------------------------------------------------
Hamilton          license 8/30/82     Adams Electric Corp.                Primary metering area
-------------------------------------------------------------------------------------------------------
Hamilton          lease 2/25/76       Pearson, Randall                    Dwelling and garden area
                                      et ux.
-------------------------------------------------------------------------------------------------------
Hunterstown       license 4/22/82     Columbia Gas of PA,                 Area for natural gas
                                      Inc.                                measurement and regulation
                                                                          station, access road, use of
                                                                          existing 20' road
-------------------------------------------------------------------------------------------------------
Hunterstown       agreement           Columbia Gas                        24" subterranean gas pipeline
                  1/24/83             Transmission Corp.
-------------------------------------------------------------------------------------------------------
Hunterstown       license 2/24/87     Columbia Gas of PA, Inc.            8" pipeline for transport of
                                                                          gas, oil and petroleum
                                                                          products
-------------------------------------------------------------------------------------------------------
Hunterstown       license 10/12/90    Columbia Gas of PA, Inc.            Skid-mounted bldg., and use
                                      and Columbia Gas Transmission       of existing 20" gas line
                                      Corp.                               right-of-way for installation
                                                                          of telephone cable to compressor
                                                                          station
-------------------------------------------------------------------------------------------------------
Hunterstown       license 3/30/71     United Telephone                    Underground cable
                                      Co. of Pennsylvania
-------------------------------------------------------------------------------------------------------
Hunterstown       lease 6/1/83        Flickinger, Richard                 Farming
-------------------------------------------------------------------------------------------------------
Jackson           lease 10/21/91      Shearer, John et ux.                Farming
-------------------------------------------------------------------------------------------------------
Jackson           easement 5/29/92    Jackson Township                    Easement and right-of-way for
                                                                          public road use
-------------------------------------------------------------------------------------------------------
Keystone          Limited Power       State of Pennsylvania               Permit to construct dam on
                  Permit (amended)                                        Plum Creek creating Keystone
                  3/12/71             DER                                 Reservoir
-------------------------------------------------------------------------------------------------------
Keystone          easement 1/16/70    State of Pennsylvania               Improvements to LR 3055

                                      PennDOT
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                   TYPE OF
PROPERTY          AGREEMENT          PARTY                  PURPOSE
-------------------------------------------------------------------------------------------------------

Keystone          consent 1/9/84     Keystone Owners         Permit to install generator
                                     Group                   disconnect facilities at
                                                             Keystone
-------------------------------------------------------------------------------------------------------
Mountain          lease 3/13/75      Sauder, D. Clinton      Farming
-------------------------------------------------------------------------------------------------------
North Hershey     lease 7/6/89       Haldeman, Gern L.       Cut grass for hay purposes
-------------------------------------------------------------------------------------------------------
Orrtanna          License 6/10/71    United Telephone        Underground cable
                                     Co. of Pennsylvania
-------------------------------------------------------------------------------------------------------
Orrtanna          agreement          Allegheny Electric      Establish 115kV delivery point
                  8/23/79            Coop./Adams             (substation bus)
                                     Electric Coop.
-------------------------------------------------------------------------------------------------------
Phillipsburg      license 6/24/99    PFG Gas, Inc.           6" gas main tapped off existing
                                                             4" gas main to serve
                                                             Phillipsburg H.S.
-------------------------------------------------------------------------------------------------------
Phillipsburg      lease 12/1/92      Phillipsburg Borough    Land
                                     Council
-------------------------------------------------------------------------------------------------------
Piney             permit 10/12/22    State of Pennsylvania   Construct a dam across Clarion
                                                             River

                                     Water Supply
                                     Commission
-------------------------------------------------------------------------------------------------------
Piney             permit 8/21/23     State of Pennsylvania   Change in highway bridge
                                                             on Route 65 across Clarion River

                                     Water & Power
                                     Resources Board
-------------------------------------------------------------------------------------------------------
Piney             permit 11/21/23    State of Pennsylvania   Change in highway bridge on
                                                             Township highway

                                     Water & Power
                                     Resources Board
-------------------------------------------------------------------------------------------------------
Piney             permit 8/17/27     State of Pennsylvania   Construct a bridge across Toby
                                                             Creek

                                     Water & Power
                                     Resources Board
-------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                      TYPE OF
PROPERTY             AGREEMENT                     PARTY                               PURPOSE
-----------------------------------------------------------------------------------------------------------------
Piney            permit 9/26/28            State of Pennsylvania          Permit an addition to dam on
                                                                          Clarion River raising the tainter
                                           DER                            and trash gate 3' from original
                                                                          height

-----------------------------------------------------------------------------------------------------------------
Piney            agreement                 Clarion Water Co.              Clean water intake structure
                 9/18/72
-----------------------------------------------------------------------------------------------------------------
Piney            license agreement         Simpkins, Frank R.             Cottage structure
                 10/2/89
-----------------------------------------------------------------------------------------------------------------
Piney            easement                  PA American Water              Intake pipe and intake structure
                                           Co.                            on Clarion River
-----------------------------------------------------------------------------------------------------------------
Piney            license agreement         Gift, Robert N. et.ux.         Maintain structure
                 7/6/78                    (Formerly Floyd
                                           Himes, et ux.)
-----------------------------------------------------------------------------------------------------------------
Piney            license agreement         Williams, Bill L.              Maintain structure
                 7/6/78                    et ux.
-----------------------------------------------------------------------------------------------------------------
Piney            license agreement         James Garbarino and            Maintain structure
                                           Connie Sue Lines
-----------------------------------------------------------------------------------------------------------------
Piney            agreement 9/9/62          State of Pennsylvania          Boat launch, ramps and
                                                                          parking, recreation, etc.
                                           Fish Commission
-----------------------------------------------------------------------------------------------------------------
Piney            letter agreement          Lawyers Title                  Agreement for inclusion of the
                 11/19/99                  Insurance                      Piney condemnation parcels in
                                           Corporation                    owner's title insurance policy
-----------------------------------------------------------------------------------------------------------------
Piney            letter agreement          Lawyer's Title                 Agreement regarding
                 11/19/99                  Insurance                      endorsements for adding
                                           Corporation                    condemned parcels at Piney
-----------------------------------------------------------------------------------------------------------------
Portland         agreement 3/2/56,         Delaware,                      Land and right-of-way for
Station          amended 9/1/85            Lackawanna and                 sidetracks, amended to include
                                           Western RR Co.                 an additional track
                                           (now ConRail)
-----------------------------------------------------------------------------------------------------------------
Portland         license 6/11/86           Consolidated RR                Existing private 30' vehicle
Station                                    Corp.                          crossing at grade
-----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                     TYPE OF
PROPERTY            AGREEMENT           PARTY                   PURPOSE
---------------------------------------------------------------------------------------------------
Portland Station    agreement           Delaware,               Private grade crossing
                    9/17/56             Lackawanna and
                                        Western RR Co.
                                        (now ConRail)
---------------------------------------------------------------------------------------------------
Portland Station    agreement           Erie Lackawanna         Use and maintain existing
                    12/23/70            Railway Co. (now        private grade crossing
                                        ConRail)
---------------------------------------------------------------------------------------------------
Portland Station    lease 11/17/97      Predmore, Bruce C.      Farming
---------------------------------------------------------------------------------------------------
Portland Station    lease 10/1/71       Reinhardt, Richard P.   Farming and dwelling
---------------------------------------------------------------------------------------------------
Portland            lease 2/2/98        Predmore, Bruce C.      Farming
Adjacent
---------------------------------------------------------------------------------------------------
Portland            lease 7/1/83        Longyhore, Charles      Dwelling
Adjacent
---------------------------------------------------------------------------------------------------
Portland            lease 7/1/97        Predmore, Bruce C.      Farming
Adjacent
---------------------------------------------------------------------------------------------------
Portland            lease 8/28/97       Ollar, Isadore          Farming
Adjacent
---------------------------------------------------------------------------------------------------
Portland            lease 9/27/76       Rutt, Jacob et. al.     Dwelling
Adjacent
---------------------------------------------------------------------------------------------------
Portland            lease 5/15/97       Predmore, Bruce C.      Farming
Adjacent
---------------------------------------------------------------------------------------------------
Portland            license 4/16/69     Bangor Gas Co.          6" subterranean gas pipeline
Adjacent
---------------------------------------------------------------------------------------------------
Portland            license 8/10/92     Upper Mt. Bethel        Softball field
Adjacent                                Township
---------------------------------------------------------------------------------------------------
Portland            license 2/5/99      Upper Mt. Bethel        Occasional extraction of shale
Adjacent                                Township                by Township Road Department
---------------------------------------------------------------------------------------------------
Portland            declaration of      Upper Mt. Bethel        Relocation of River Lane Road
Adjacent            taking 7/30/97      Township
---------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                     TYPE OF
PROPERTY            AGREEMENT           PARTY                   PURPOSE
-------------------------------------------------------------------------------------------------------
Scottsville         reservation of      Estate of Margaret      Grantors retain right of access
                    rights              Fassett                 to cemetery. Penelec may
                                                                move cemetery at its expense if
                                                                it interferes with use and
                                                                development of Scottsville site
-------------------------------------------------------------------------------------------------------
Scottsville         reservation of      Brown, William H.       Grantors retain right of access
                    rights                                      to cemetery. Penelec may
                                                                move cemetery at its expense if
                                                                it interferes with use and
                                                                development of Scottsville site
-------------------------------------------------------------------------------------------------------
Scottsville         reservation of      Menger, John Fassett    Grantors retain right of access
                    rights                                      to cemetery. Penelec may
                                                                move cemetery at its expense if
                                                                it interferes with use and
                                                                development of Scottsville site
-------------------------------------------------------------------------------------------------------
Scottsville         lease 4/8/82        Kintner, Fred J.        Farming
-------------------------------------------------------------------------------------------------------
Scottsville         agreement           Pennsylvania Game       Provides for public hunting and
                    11/7/75             Commission              Auxiliary State Game Refuge
                                                                Projects
-------------------------------------------------------------------------------------------------------
Seward              agreement 6/8/34    Pennsylvania RR         Covers mine headings (cannot
                                        (now split between      locate agreement since 2/25/85)
                                        ConRail and Penn
                                        Central)
-------------------------------------------------------------------------------------------------------
Seward              agreement           Consolidated RR         For a sidetrack
                    8/14/90             Corp.
-------------------------------------------------------------------------------------------------------
Seward              lease 10/18/90      Consolidated RR          Site for an industry sidetrack,
                                        Corp.                    pursuant to above
-------------------------------------------------------------------------------------------------------
Seward              agreement           Pennsylvania RR          Standard RR sidetrack
                    3/26/57             Corp.                    connected with extension
                                                                 branch
-------------------------------------------------------------------------------------------------------
Seward              easement 7/31/69    General Telephone        Underground telephone
                                        Co.                      facilities
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
               TYPE OF
PROPERTY      AGREEMENT          PARTY                  PURPOSE
-------------------------------------------------------------------------------------------------------
Seward        agreement      Laurel Pipe Line Co.     Additional pipeline
              7/19/57
-------------------------------------------------------------------------------------------------------
Seward        easement       Sinclair Refining Co.    Pipeline for transpor-
              2/2/43                                  tation of petroleum
                                                      products
-------------------------------------------------------------------------------------------------------
Seward        agreement      Conemaugh Owners         Permit Penelec to use
              8/31/82                                 existing stations and
                                                      future Phase II ash
                                                      disposal site
-------------------------------------------------------------------------------------------------------
Seward        right-of-way    Texas Eastern           Construct, lay, maintain
              10/10/60        Transmission            operate, alter, repair
                              Corporation             remove, change size of
                                                      and replace pipelines
                                                      for transport of oil, gas
                                                      petroleum products
-------------------------------------------------------------------------------------------------------
Seward        right-of-way    Texas Eastern           Construct, lay, maintain
              2/24/54         Penn-Jersey             operate, alter, repair
                              Transmission            remove, change size of
                              Corporation             and replace pipelines
                                                      for transport of oil, gas
                                                      petroleum products
-------------------------------------------------------------------------------------------------------
Shawville     easement        United Electric         Provide service to
              7/1/81          Cooperative             Thomas Smith Trucking Co.
-------------------------------------------------------------------------------------------------------
Shawville     agreement       Consolidated RR         Provides for switched
              12/21/51        Corp.                   private sidetrack service
                                                      from mainline to plant
-------------------------------------------------------------------------------------------------------
Shawville     Limited Power   State of Pennsylvania   Permit to construct dam
              Permit                                  and appurtenant
              9/7/50                                  structures on Susquehanna
                                                      River to supply water for
                              DER                     a steam power plant
-------------------------------------------------------------------------------------------------------
Shawville     lease           Penn Central            3 parcels of land
              12/17/73        Transportation Co.
                              (now R.J. Corman)
-------------------------------------------------------------------------------------------------------
Shawville     agreement       New York Central        Private grade crossing
              9/11/59         RR Co. (now             over main track
                              ConRail)
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                      TYPE OF
PROPERTY             AGREEMENT          PARTY                    PURPOSE
-------------------------------------------------------------------------------------------------------
Shawville           lease 8/5/75        Pennsylvania Fish        Building and maintain launching ramp
                                        Commission               for public access into Trout Run and
                                                                 west branch of Susquehanna River
-------------------------------------------------------------------------------------------------------
Titus               lease 12/1/77       Consolidated RR          3 sidetracks
                                        Corp.
-------------------------------------------------------------------------------------------------------
Titus               agreement           Consolidated RR          3 gates across Conrail's abandoned
                    4/11/85             Corp.                    Reading Secondary to control dumping
-------------------------------------------------------------------------------------------------------
Titus               easement 5/20/63    Pennsylvania RR          Use of existing crossing at grade as
                                                                 private crossing
-------------------------------------------------------------------------------------------------------
Titus               agreement           Reading Company          Sidetrack facilities at Klapperthal
                    11/9/50             (now ConRail)            Junction
-------------------------------------------------------------------------------------------------------
Titus               right-of-way        UGI Corporation          12" subterranean gas main
                    8/26/68
-------------------------------------------------------------------------------------------------------
Titus               lease 6/1/95        Brok, Glen E.            Grazing purposes
-------------------------------------------------------------------------------------------------------
Titus               license 8/21/80     UGI Corporation          12" subterranean gas main
-------------------------------------------------------------------------------------------------------
Titus               lease 12/4/84       Penn Advertising         Lighted rotary outdoor
                                        (now Lamar               billboard sign
                                        Advertising
-------------------------------------------------------------------------------------------------------
Titus               agreement           Reading Bone             Reconstruct, maintain and use existing
                    10/12/78            Fertilizer Co.,          road and construct, maintain and use
                                        (now Ridgewood           of proposed road designated as "Ash
                                        Properties, Inc.)        Disposal Area Access Road"
-------------------------------------------------------------------------------------------------------
Titus               agreement           Process Recovery         Easement for use of Ash Disposal Rd.,
                    8/23/89             Corp. (PRC)              fence, gate, costs and expenses of
                                                                 traffic signal to be shared by both
                                                                 parties
-------------------------------------------------------------------------------------------------------
Titus              right-of-way         Schuykill River          12' wide hiking and biking
                   7/7/95               Greenway Assn.           recreational trail
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
               TYPE OF
PROPERTY       AGREEMENT           PARTY                    PURPOSE
-------------------------------------------------------------------------------------------------------
Titus          agreement           Reading Co. and          Passage in common over and
               7/11/62             Eastern Real Estate      along 24' wide strip of land,
                                   Co. (now ConRail)        each company owning 12'
-------------------------------------------------------------------------------------------------------
Titus          lease agreement     Metropolitan Edison      Training area
               11/24/99            Company, d/b/a/ GPU
                                   Energy
-------------------------------------------------------------------------------------------------------
Tolna          lease 7/29/97       Ellis, David             Dwelling
-------------------------------------------------------------------------------------------------------
Tolna          deed 1/21/72        Orwig, Alvin E. and      Grant and convey certain parcel
                                   Betty A.                 of land together with 1.5 story
                                                            house, frame barn and other
                                                            improvements
-------------------------------------------------------------------------------------------------------
Tolna          lease 10/27/92      Haugh, William R.        Farming
                                   et. ux.
-------------------------------------------------------------------------------------------------------
Tolna          license 4/6/29      Shepperd, Lloyd W.       Farming
-------------------------------------------------------------------------------------------------------
Warren         permit 12/2/63      US Army Corp of          Authorizes to maintain
                                   Engineers                circulating water intake at
                                                            Warren
-------------------------------------------------------------------------------------------------------
Warren         agreement           Morley, John R.          Drill and sample monitoring
               4/30/86             et ux.                   well
-------------------------------------------------------------------------------------------------------
Warren         Highway             State of Pennsylvania    Minimum use driveway to remove soil from
               Occupancy                                    Warren property
               Permit 8/30/84       PennDOT
-------------------------------------------------------------------------------------------------------
Warren         Highway             State of Pennsylvania    Build roadway to unload fuel to
               Occupancy                                    Warren property
               Permit 7/9/71       PennDOT
-------------------------------------------------------------------------------------------------------
Warren         agreement           New York Central         Private grade crossing 12' wide
               2/17/58             RR co. (now
                                   Allegheny & Eastern)
-------------------------------------------------------------------------------------------------------
Warren         agreement           Pennsylvania RR Co.      Private grade crossing 12' wide
               12/4/53             (now Allegheny &
                                   Eastern)
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                     TYPE OF
PROPERTY            AGREEMENT                PARTY                    PURPOSE
-------------------------------------------------------------------------------------------------------
Warren              agreement                Pennsylvania RR Co.      Private grade crossing that
                    10/24/46                 (now Allegheny &         covers the main entrance an
                                             Eastern)                 access to Warren property
-------------------------------------------------------------------------------------------------------
Warren              aerial grant             Bell Telephone Co.       Anchors and brace poles
                    4/14/69                  of Pennsylvania
-------------------------------------------------------------------------------------------------------
Warren              interface grant          Bell Telephone Co.       Interface and/or terminal
                                             of Pennsylvania          equipment and pads, cables and
                                                                      wires
-------------------------------------------------------------------------------------------------------
Warren              agreement                PA American Water        Lease of three-phase, 480V
                    1/24/66                  Co., (Warren Water       circuit
                                             Co.)
------------------------------------------------------------------------------------------------------
Warren              lease                    Robert H. Werner         Land and 10' easement to
                                             d/b/a Warren Hotel       construct and maintain sewage
                                                                      drainage bed and pipeline
-----------------------------------------------------------------------------------------------------
Warren              declaration of           State of Pennsylvania    Highway improvements to
                    taking 5/22/69           PennDOT                  Route 6 adjacent to plant
-----------------------------------------------------------------------------------------------------
Warren              easement                 Conewago Twp.            Construct, maintain, operate
                                             Municipal Authority      and remove a 16" water line
-----------------------------------------------------------------------------------------------------
Wayne               lease 11/21/72           McCullough, William      Farming
                                             C., et ux.
-----------------------------------------------------------------------------------------------------
Williamsburg        agreement                Pennsylvania RR Co.      Private siding
                    9/26/13
-----------------------------------------------------------------------------------------------------
Williamsburg        lease 5/3/83             Stanley F. England       Farming
                                             Industrial
                                             Development
-----------------------------------------------------------------------------------------------------
Deep Creek          easement 1/31/91         Site, Douglas et ux.     Right-of-way
-----------------------------------------------------------------------------------------------------
Deep Creek          easement 5/31/39         Potomac Edison Co.       Lines and wires (Sang Run #6)
-----------------------------------------------------------------------------------------------------
Deep Creek          easement 9/13/90         Legacy Homes Corp.       2 storm water discharges
-----------------------------------------------------------------------------------------------------
Deep Creek          grant                    Maybury, Robert H.       Privilege for 30' roadway
                                             et. al.
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  TYPE OF
PROPERTY         AGREEMENT         PARTY                  PURPOSE
--------------------------------------------------------------------------------
Deep Creek       lease 9/22/97     Helbig, Jacob       Premises at 141 Mayhew
                                                       Inn Road
--------------------------------------------------------------------------------
Deep Creek       lease 6/13/91     Elston, Thomas N.   3 lots
                                   et.al.
--------------------------------------------------------------------------------
East Flemington  easement          Raritan Twp.        Sanitary sewer line
                 8/30/71           Municipal Utilities
                                   Authority
--------------------------------------------------------------------------------
Gilbert Station  license           Delaware Valley     Athletic field
                                   Midget League
--------------------------------------------------------------------------------
Gilbert Station  lease 4/15/76     Wolven, Eugene &    House rental
                                   Margot
--------------------------------------------------------------------------------
Gilbert Station  license           Lippencott,         Farming
                                   Robert J.
--------------------------------------------------------------------------------
Gilbert Station  agreement         Belvidere Delaware  Railroad crossing
                 9/13/29           Railroad Company    agreement
                                   and the
                                   Pennsylvania
                                   Railroad Company
--------------------------------------------------------------------------------
Glen Gardner     license           Bell Atlantic       Construct tower and
                 agreement         Systems, Inc.       equipment shelter
                 1/3/91
--------------------------------------------------------------------------------
Glen Gardner     sub-license       Mercer County       Tower space sublease
                 4/23/92           Community College
--------------------------------------------------------------------------------
Glen Gardner     license           R.L. Dischler Inc.  Auto repair facility
--------------------------------------------------------------------------------
H.C. Thuerk      license           Gulick, Richard     Farming
--------------------------------------------------------------------------------
Pohatcong        license 3/15/95   Warren County       Construct tower, shelter,
                                                       driveway, underground
                                                       propane tanks and access
--------------------------------------------------------------------------------
Sayreville       license 6/8/90    Tidelands Resource  Sayreville sewer tie-in
                                   Council as part of
                                   Dept. of
                                   Environmental
                                   Protection
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
               TYPE OF
PROPERTY       AGREEMENT           PARTY                    PURPOSE
-------------------------------------------------------------------------------------------------------
Sayreville     agreement           Sayre & Fisher Brick     Underground water distribution
               12/18/30            Co. to Eastern N.J.      pipeline
                                   Power Co.
-------------------------------------------------------------------------------------------------------
Sayreville     permit 12/29/81     US Army Corp of          Construct 312 ft. steel sheet
                                   Engineers                bulkhead to replace
                                                            deteriorating bulkhead
-------------------------------------------------------------------------------------------------------
Sayreville     license 10/8/86     U.S. Dept. of the        Installation of monitoring of 2
                                   Interior, Geological     water observation wells
                                   Survey
-------------------------------------------------------------------------------------------------------
Sayreville     easement 5/26/67    Enjay Chemical Co.       Relocation of portion of
                                                            pipeline on Sayreville property
-------------------------------------------------------------------------------------------------------
Sayreville     license 3/23/82     N.J. Natural Gas Co.     Construct and maintain gas
                                                            yard, access road and gas
                                                            pipeline on Sayreville property
-------------------------------------------------------------------------------------------------------
Sayreville     license 5/1/95      State of New Jersey      Use and maintain 2 anchoring
                                   through the Tidelands    areas in the Raritan River
                                   Resource Council
-------------------------------------------------------------------------------------------------------
Sayreville     deed 5/20/29        State of New Jersey      Exclude tidewater from some of
                                                            the lands that lie under
                                                            tidewater
-------------------------------------------------------------------------------------------------------
Sayreville     indenture           Sayre & Fisher Brick     Lay, construct, maintain and
               12/18/28            Co. to Eastern New       operate pipeline for distribution
                                   Jersey Power Co.         of water
-------------------------------------------------------------------------------------------------------
Sayreville     lease agreement     Jersey Central Power     Containment area for the
               11/25/99            & Light Company,         storage of a denergized
                                   d/b/a GPU Energy         transformer
-------------------------------------------------------------------------------------------------------
Werner         license 8/1/56      N.J. Bell Telephone      Install, maintain, use, repair and
                                   Co.                      replace 9 conduits, cables and
                                                            manholes
-------------------------------------------------------------------------------------------------------
Werner         easement            Middlesex Co.            Construct, operate and maintain
               10/17/86            Utilities Authority      sanitary sewer line
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                     TYPE OF
PROPERTY            AGREEMENT                PARTY                                  PURPOSE
-------------------------------------------------------------------------------------------------------
Werner            bill of sale        American Agricultural               Purchase 1-store bldg. on
                  3/22/55             Chemical Co.                        Werner property
-------------------------------------------------------------------------------------------------------
Werner            agreement           N.J. RR and Canal                   Right and privilege to
                  12/13/28            Co., Penn. RR, Central              construct bridge across RR
                                      RR of N.J. and Long                 right-of-way.
                                      Branch RR
-------------------------------------------------------------------------------------------------------
Werner           lease 7/29/86,       Consolidated RR                     Alternate access road into
                 amended 6/14/88      Corp.                               Werner property
-------------------------------------------------------------------------------------------------------
Werner           license 9/28/83      State of New Jersey                 Use and maintain 360 linear
                                                                          ft. of reconstructed
                                                                          buckhead at Werner Station
-------------------------------------------------------------------------------------------------------
Werner           lease 6/28/77        Consolidated RR Corp.               Wire fence gate to connect w/
                                                                          RR's fence between property
                                                                          of RR and JCP&L
-------------------------------------------------------------------------------------------------------
Werner           agreement 7/1/53     Pennsylvania RR Co.                 Permission to erect billboard
-------------------------------------------------------------------------------------------------------
Werner           agreement 3/18/29    State of New Jersey                 Riparian grant
-------------------------------------------------------------------------------------------------------
All properties   letter agreement     Lawyers Title                       Agreement for modification of
                 11/11/99             Insurance Corporation               Werner owner's title insurance
                                                                          policy to affirmatively insure
                                                                          access post-closing when
                                                                          certain conditions are met
-------------------------------------------------------------------------------------------------------
All properties   letter agreement     Lawyers Tite Insurance              Agreement regarding title
                 11/17/99             Corporation, Stewart                insurance coverages and post-
                                      Title Insurance Company             closing issuance of, among
                                      and Fidelity National               other things, single tax lot
                                      Title Insurance Company             endorsements
                                      of New
-------------------------------------------------------------------------------------------------------
All properties   letter agreement     Lawyers Title Insurance             Agreement regarding post-
                 11/4/99              Company                             closing issuance of lender's
                                                                          title insurance policies
-------------------------------------------------------------------------------------------------------



                                      S-49

-------------------------------------------------------------------------------------------------------
               TYPE OF
PROPERTY       AGREEMENT           PARTY                    PURPOSE
-------------------------------------------------------------------------------------------------------
All properties letter agreement    TitleServNY, agent       Agreement regarding post-
               11/15/99            for Stewart Title        closing issuance of lender's title
                                   Insurance Company        insurance policies
                                   and Fidelity National
                                   Title Insurance
                                   Company of New
                                   York
-------------------------------------------------------------------------------------------------------
All            Co-Insurance        Lawyers Title            Co-Insurance Schedule and
Pennsylvania   Schedule            Insurance                Endorsement for Pennsylvania
properties     delivered           Corporation, Stewart     owner's title policy
               11/24/99            Title Insurance
                                   Company and
                                   Fidelity National
                                   Title Insurance
                                   Company of New
                                   York
-------------------------------------------------------------------------------------------------------
All New        Co-Insurance        Lawyers Title            Co-Insurance Schedule and
Jersey         Schedule            Insurance                Endorsement for New Jersey
properties     delivered           Corporation, Stewart     owner's title policy
               11/24/99            Title Insurance
                                   Company and
                                   Fidelity National
                                   Title Insurance
                                   Company of New
                                   York
-------------------------------------------------------------------------------------------------------
Deep Creek     Co-Insurance        Lawyers Title            Co-Insurance Schedule and
               Schedule            Insurance                Endorsement for Deep Creek
               delivered           Corporation and          owner's title policy
               11/24/99            Stewart Title
                                   Insurance Company
-------------------------------------------------------------------------------------------------------
All            letter agreement    First American Title     Agreement for re-insurance for
properties     11/17/99            Insurance Company        owners' title policies
-------------------------------------------------------------------------------------------------------
All            letter agreement    Transnation Title        Agreement for re-insurance for
properties     11/17/99            Insurance Company        owners' title policies
-------------------------------------------------------------------------------------------------------
All            letter agreement    Commonwealth Land        Agreement for re-insurance for
properties     11/17/99            Title Insurance          owners' title policies
                                   Company
-------------------------------------------------------------------------------------------------------

                                  SCHEDULE 3.9

                              CAPITAL EXPENDITURES


CALENDAR YEAR 2000
--------------------------------------------------------------------------------
1. PLANT PROJECTS               UNIT(S)       DOLLARS IN       DESCRIPTION
                                              THOUSANDS
--------------------------------------------------------------------------------
  A. Conemaugh Station*            1             30      Upgrade truck and
                                   2             30      rail unloading facility
                                                 --
                                 Total           60
     * Sithe's share of total,
       approved by the Owners
--------------------------------------------------------------------------------
  B. Keystone Station*             1            692      Coal yard upgrade and
                                   2            692      landfill expansion
                                              -----
                                 Total        1,384
     * Sithe's share of total,
       approved by the Owners
--------------------------------------------------------------------------------
  C. Shawville Station           1,2,3,4        362      Pavilion Installation
                                                ---
                                 Total          362
--------------------------------------------------------------------------------
  D. Portland Station               1            83      Coal handling system
                                    2           125      and ash handling system
                                   1,2          177      upgrades Pavilion
                                                ---      Installation
                                 Total          385
--------------------------------------------------------------------------------
  E. Titus Station                  1           397      Ash/coal system
                                                         improvements
                                    2           397
                                    3           397
                                              -----
                                 Total        1,191
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
2. SYSTEM PROJECTS                           DOLLARS IN THOUSANDS                      DESCRIPTION
----------------------------------------------------------------------------------------------------------
A. ABB Gimsplus**                                 1,000                          Bidding and Settlement
                                                                                 Systems
----------------------------------------------------------------------------------------------------------
B. ABB GMS**                                      4,000                          Energy Management System
----------------------------------------------------------------------------------------------------------
C. SAP MM/PM                                      4,500                          Purchasing, Materials and
   Implementation**                                                              Maintenance Management
                                                                                 Systems
----------------------------------------------------------------------------------------------------------

** Buyer shall notify Sellers by 5:00 p.m. New York City time, February 25, 2000, if Buyer agrees to fund these capital expenditures. If Buyer fails to notify Sellers by such time or does not approve such capital expenditures, these items shall automatically be deleted from this Schedule 3.9.

                                 SCHEDULE 3.11

                                 LABOR MATTERS

1. Agreement effective May 1, 1997 between Met-Ed and Local Union 777 of the International Brotherhood of Electrical Workers.

2. Agreement and Supplements effective November 1, 1996 between JCP&L and Locals 327, 1289, 1298, 1303, 1309 and 1314 (Clerical & Operating) of the International Brotherhood of Electrical Workers.

3. Agreement effective May 15, 1998 between the Penelec and Local Union 459 of the International Brotherhood of Electrical Workers (Pennsylvania Basic Labor Agreement).

4. Mobile Maintenance Agreement effective May 15, 1998 between the Penelec and Local Union 459 of the International Brotherhood of Electrical Workers (Pennsylvania Mobile Maintenance Agreement).

5. Divestiture Agreement for Local 459 between GPU, GPU Generation, Inc. and Local 459, dated as of April 24, 1998.

6.  Assumption Agreement for Local 459, dated November 22, 1999.

7.  Supplement to Assumption Agreement for Local 459, dated February 11, 2000.

8. Memorandum of Understanding between GPU Generation, Inc. and Local 459 and between GPU and Local 459, dated as of November 11, 1999.

9. Supplement to Divestiture Agreement for Local 459 regarding pension and disability benefits issues, between GPU Energy and IBEW Local 459, dated November 11, 1999.

10. Assumption Agreement for System Council U-3, dated as of November 22, 1999.

11. Divestiture Agreement for System Council U-3, between GPU, GPU Generation, Inc., GPU/JCP&L, System Council U-3, Local 327 and Local 1289, dated as of July 9, 1998.

12. Memorandum of Understanding for System Council U-3 between GPU/JCP&L, GPU Generation, Inc., System Council U-3, Local 1314, Local 1289 and Local 327, dated as of November 9, 1999.

13. Supplement to Divestiture Agreement for System Council U-3 between GPU, System Council U-3, Local 1314, Local 327 and Local 1289, dated as of November 9, 1999.

14. Assumption Agreement for Local l777, dated November 22, 1999.

15. Supplement to Assumption Agreement for Local 777, dated February 11, 2000.

16. Divestiture Agreement for Local 777, between GPU Energy, GPU Generation and IBEW Local 777, dated April 24, 1998.

17. Memorandum of Understanding between GPU Generation and Local 777, dated as of May 3, 1999.

18. Supplement to Divestiture Agreement for Local 777 regarding pension and disability benefits issues, between GPU Energy and IBEW Local 777, dated November 19, 1999.

19. Memorandum of Understanding regarding York Haven between GPU Generation, Inc., GPU Energy and Local 777, dated as of November 24, 1999.

                                 SCHEDULE 3.12

                                     ERISA

1. Benefit Plans.

     1. Sithe Energies Group Retirement 401(k) Plan.

     2. Sithe Medical Plan.

     3. Sithe Dental Plan.

     4. Sithe Vision Services Plan.

     5. Sithe Energies Group Health and Dependent Care Reimbursement Program.

     6. Sick Leave Pay Policy.

     7. Disability Leave Pay Policy.

     8. Sithe Short Term Disability Plan.

     9. Group Long Term Disability Plan for Sithe.

    10. Sithe Group Term Life Insurance Plan.

    11. Sithe Accidental Death and Dismemberment Plan.

    12. Sithe Group Travel Accident Plan.

    13. Sithe Supplemental Employee and Dependent Life Insurance Plan.

    14. Sithe Vacation Pay Policy.

    15. Sithe Educational Assistance Plan.

    16. Sithe Employee Assistant Program.

    17. Sithe Bonus and Profit Sharing Program.

    18. Sithe Mid-Atlantic Medical Plan.

    19. Sithe Mid-Atlantic Dental Plan.

    20. Sithe Mid-Atlantic Vision Service Plan.

    21. Sithe Mid-Atlantic Short Term Disability Plan.

    22. Sithe Mid-Atlantic Long Term Disability Plan.

          23.  Sithe Mid-Atlantic Sick Leave Policy.

          24.  Sithe Mid-Atlantic Life Insurance and AD&D Plan.

          25.  Sithe Mid-Atlantic Supplemental Life Insurance Plan.

          26.  Sithe Mid-Atlantic Personal Accident Insurance.

          27.  Sithe Mid-Atlantic Educational Assistance Program.

          28.  Sithe Mid-Atlantic Group Specified Disease Plan.

          29.  Sithe Mid-Atlantic Severance Plan.

          30. Sithe New England Power Services, Inc. Union Pension Plan, as amended.

          31.  Sithe Pension Plan [not yet adopted - see 3.12.12].

          32. Severance and Retention Agreements for Alan Metzler (Tier #3) and Robert Sipes (Tier #4).

2. Exceptions To Qualification.

     3.12.3 An application has been filed with the Internal Revenue Service for a determination on the qualification of the Sithe New England Power Services, Inc. Union Pension Plan, but no letter has yet been issued.

     From the closing date of the transactions contemplated by the Sithe/GPU Agreements ("GPU Closing") until the payment of wages of employees of the Companies and their Subsidiaries for the payroll dated February 8, 2000, certain deductions for contributions to the Sithe Energies Group Retirement 401(k) Plan ("401(k) Plan") were untimely made, and in the case of certain employee after-tax contributions, were also untimely paid to the trust under the 401(k) Plan. These operational failures, attributable to the changeover of payroll systems resulting from such transactions, have been corrected. It is anticipated that Sithe will contribute an amount to the trust under the 401(k) Plan on behalf of affected participants equal to lost investment earnings for contributions that were deducted and contributed in a manner that was inconsistent with the plan's customary timing for other plan participants for the relevant time period.

     3.12.7 A prohibited transaction occurred as a result of failure to timely contribute employee after-tax contributions to the trust established under the 401(k) Plan for the period from the GPU Closing through February 8, 2000. As soon as the excise tax can be calculated, Federal Form 5330 will be prepared and filed with the Internal Revenue Service and the excise tax will be paid. See discussion at 3.12.3.

     3.12.8 The Severance and Retention Agreements for Alan Metzler and Robert Sipes provide for additional benefits as a result of the transactions contemplated by this Agreement.

     3.12.10. Contributions of certain employees' after-tax contributions to the trust established under the 401(k) Plan were untimely made. See discussion at 3.12.3.

     3.12.12. The Sithe Pension Plan ("Pension Plan"), a cash balance pension plan, has been approved by the officers of Sithe effective January 1, 2000 and has been formally announced to the non-represented employees of Sithe and its subsidiaries, including the employees of the Companies and their Subsidiaries. The Pension Plan is in the process of being drafted and has not yet been adopted by the Board of Directors of Sithe. None of the groups of employees covered under the Collective Bargaining Agreements are covered under the Pension Plan at present.

                                 SCHEDULE 3.13

                     EVENTS SUBSEQUENT TO NOVEMBER 24, 1999

                                      None

                                 SCHEDULE 3.14

                              TITLE TO PROPERTIES

The references to the following matters are for the information of Buyer. The inclusion of each such matter does not constitute a representation with respect to its materiality, is not intended to establish a standard of materiality or significance and shall not be deemed to have such effect.

1.   Liens

               (see attached Lien Search Summary)

2.   Title to Real Property

     The attached documents should be read on the basis that the handwritten changes, additions and deletions shown thereon have been made.

3.   Vehicle Titles

     Titles for automobiles purchased as part of the GPU Assets have been transferred to the Sithe entity responsible for such vehicle (Sithe Pennsylvania Holdings LLC, Sithe New Jersey Holdings LLC, or Sithe Maryland Holdings LLC). Title transfers for other miscellaneous large equipment or vehicles have been submitted to the responsible state agency and are currently being processed.

                              LIEN SEARCH SUMMARY


---------------------------------------------------------------------------------------------------------------------
   PARTY                  JURISDICTION                                     SYNOPSIS
---------------------------------------------------------------------------------------------------------------------
GPU Generation,   PA - Indiana County              UCC search -- original financing statements: 1
Inc.              (Conemaugh, Seward,              --  In favor of U.S. Bank Leasing (Keystone owners
                  Shelocta)                            appear to be debtors, with Genco acting as agent).
                                                       Creates security interest in one (1) remanufactured
                                                       1500HP Twin Engine Switchgear Locomotive. Cost:
                                                       $667,550.00
---------------------------------------------------------------------------------------------------------------------
GPU Service       New Jersey Sec. of State         8 original financing statements:
Corporation                                        --  1 in favor of Summit Bank (relates to equipment leased or sold on conditional sale to GPU Service Corp. as
                                                       lessee or agent  for GPU Nuclear Corporation, Penelec,
                                                       JCP&L and Met-Ed under Master Equipment Lease dated
                                                       12/1/91)(1)
                                                   --  7 filings relate to equipment located either in Reading,
                                                       PA or Parsippany, NJ
---------------------------------------------------------------------------------------------------------------------
Jersey Central    NJ - Morris County               UCC search -- 2 original financing statements
Power & Light                                      --  1 in favor of First Pennsylvania Bank. Creates security
Company                                                interest on leased equipment
                                                   --  1 in favor of PHH Financial Services. Creates security interest in 1 forklift
---------------------------------------------------------------------------------------------------------------------
Jersey Central   NJ - Warren County                UCC search -- 1 original financing statement
Power & Light    (Warren, Pohatcong, Pequest)      --  In favor of UMJ fka Summit Bank
---------------------------------------------------------------------------------------------------------------------
Jersey Central   NJ Sec. of State                  UCC search -- 5 original financing statements:
Power & Light                                      --  One in favor of First Fidelity Bank. Creates security
Company                                                interest in property in Merrill Creek and a pumping
                                                       facility at the same site. Described in Trust Agreement
                                                       dated 6/1/88 between Southern Indiana Properties, Inc.
                                                       and the lessor. Appears to contain a partial release which releases approximately 15 acres of land from the lien, and a partial release which releases a parcel of ground located in Warren, NJ. Amount of indebtedness not indicated.
                                                   --  One in favor of United Jersey Bank. Creates security
                                                       interest in all equipment in Master Equipment Lease.
                                                       Amount of indebtedness not indicated.
                                                   --  One in favor of La Touraine Coffee Co. Creates
                                                       security interest in a new "Fetco 62H," (4) new "Reg
                                                       Carriers," and (2) new "DC Carriers." Amount of
                                                       indebtedness is not indicated.
                                                   --  One in favor of Summit Bank. Creates security interest in (14) fax machines of various models. Total
                                                       approximate value: $17,000.
                                                   --  One in favor of Summit Bank. Creates security interest in all equipment as defined under Master Equipment
                                                       Lease. Amount of indebtedness not indicated.
---------------------------------------------------------------------------------------------------------------------
Metropolitan     MD State Department of            UCC search -- Original financing statements: 1: (dated
---------------------------------------------------------------------------------------------------------------------

(1) Seller has been informed by GPU that the obligations giving rise to all of the filings in favor of Summit Bank f/k/a United Jersey Bank have been fully paid and GPU is in the process of having these liens removed from record.

----------------------------------------------------------------------------------------------------------------
    PARTY                     JURISDICTION                                 SYNOPSIS
----------------------------------------------------------------------------------------------------------------
Edison Company      Assessment and Taxation            11/2/87; does not appear to have expired)
                                                       - In favor of First Women's Bank of Maryland. Creates
                                                         security interest in all property of Met-Ed including
                                                         inventory; equipment; accounts, instruments,
                                                         documents, chattel paper and other rights to payment;
                                                         general intangibles. Amount of indebtedness not
                                                         indicated.
----------------------------------------------------------------------------------------------------------------
Metropolitan        NJ Sec. of State                   UCC search - original financing statement: 1
Edison Company                                         - 1 in favor of United Jersey Bank (as Lessor/Owner
                                                         Trustee) and First Fidelity Bank, National Association,
                                                         NJ (as Indenture Trustee) (notice filing for debtor's
                                                         interest in Lease dated 6/16/88)
----------------------------------------------------------------------------------------------------------------
Metropolitan        PA - Berks County                  UCC search - 3 original financing statements:
Edison Company      (Titus)                            - 1 in favor of United Jersey Bank. Creates security
                                                         interest in all equipment located in PA under a Master
                                                         Equipment Lease (dated 11/1/91). Amount of
                                                         indebtedness not indicated.
                                                       - 1 in favor of Summit Bank f/k/a United Jersey Bank.
                                                         Creates security interest in all equipment leased or
                                                         sold under Master Equipment Lease. Amount of
                                                         indebtedness not indicated.
                                                       - 1 in favor of Summit Bank f/k/a United Jersey Bank.
                                                         Creates security interest in various models of fax
                                                         machines. Total approximate value of faxes: $2000.
                                                         Exact amount of indebtedness not indicated.

                                                       Fixture/mineral/timber: 1 fixture filing
                                                       - In favor of Union Chelsea National Bank
---------------------------------------------------------------------------------------------------------------
Metropolitan        PA - Northampton County            UCC search - 3 original financing statements
Edison Company      (Portland, Bangor Quarry,          - 1 in favor of United Jersey Bank. Creates security
                    North Bangor, Portland               interest in all equipment leased or sold on conditional
                    Adjacent, Gilbert Tank Farm)         sale to Debtor under Master Equipment Lease. Amount
                                                         of indebtedness not indicated.
                                                       - 2 in favor of Summit Bank f/k/a United Jersey Bank. It
                                                         appears as though both create a security interest in all
                                                         equipment leased or sold under Master Equipment
                                                         Lease. Amount of indebtedness not indicated.
---------------------------------------------------------------------------------------------------------------
Metropolitan        PA Sec. of Commonwealth            UCC search - 7 original financing statements
Edison Company                                         - 1 in favor of IBJ Schroder Bank & Trust Company
                                                         (assigned to United States Trust Company of New
                                                         York). Creates security interest in personal property
                                                         described in financing statement No. 3447 (not seen).
                                                         Amount of indebtedness not indicated. Various specific
                                                         equipment released or added.
                                                       - 1 in favor of First Union (f/k/a First Fidelity Bank,
                                                         National Association) (appears to have been assigned
                                                         to Corestates Bank, NA). Creates general security
                                                         interest in all Merrill Creek property. Purports to be
                                                         a true lease. Amount of indebtedness not indicated.
                                                       - 1 in favor of United Jersey Bank
                                                       - 1 in favor of Summit Bank (f/k/a United Jersey Bank
                                                         assigned from Somerset Investment Services, Ltd.).
                                                         Creates security interest in all equipment in the State
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
          PARTY         JURISDICTION                     SYNOPSIS
---------------------------------------------------------------------------------------------------------------------------
                                                    leased or sold under Master Equipment Lease.
                                                    Amount of indebtedness not indicated. (filing #21000565)
                                                *   1 in favor of Summit Bank (f/k/a) United Jersey Bank)
                                                    (filing #28181210). Creates security interest in
                                                    all equipment leased or sold under Master Equipment Lease.
                                                    Amount of indebtedness not indicated.
                                                *   1 in favor of Summit Bank (f/k/a United Jersey Bank)
                                                    (filing #28191396). Amount of indebtedness not
                                                    indicated; security interest not described. Refers to
                                                    previous financing statement which has lapsed.
                                                *   1 in favor of Summit Bank f/k/a United Jersey Bank
---------------------------------------------------------------------------------------------------------------------------
Pennsylvania           PA - Blair County        UCC search - 1 original financing statement:
Electric Company       (Williamsburg)           *   1 in favor of Summit Bank f/k/a United Jersey Bank (collateral not described - refers to a previous financing statement that lapsed, a copy of which is to be provided pursuant to
                                                    a pending search)
---------------------------------------------------------------------------------------------------------------------------
Pennsylvania           PA - Bradford County     UCC search - 1 original financing statement:
Electric Company       (East Sayre)             *   1 in favor of Summit Bank FKA United Jersey Bank (as assigned by Somerset Investment Services Ltd.). Appears to be notice filing for general equipment leased under Master Lease to
                                                    which various GPU entities are parties, including Penelec,
                                                    Met-Ed and JCP&L.
---------------------------------------------------------------------------------------------------------------------------
Pennsylvania           PA - Cambria County      UCC search - 1 original financing statements: 3
Electric Company       (Genco Hqtrs.)           *   1 in favor of United Jersey Bank (re: all equipment leased or sold under conditional sale to debtor under Master Equipment
                                                    Lease dated 10/1/91)
                                                *   1 in favor of Summit Bank F/K/A United Jersey Bank (as assignee of Somerset Investment Services, LTD.)(notice filing re: all equipment leased under Lease Agreement dated as of 12/1/91)
                                                State tax lien - 1 tax lien
                                                *   In favor of Pennsylvania Secretary of Revenue for $45,100.83 assessed on 3/7/97
---------------------------------------------------------------------------------------------------------------------------
Pennsylvania          PA - Centre County        UCC search - 2 original financial statements
Electric Company      (Phillipsburg)            *   1 in favor of Summit Bank f/k/a United Jersey Bank (notice filing re:
                                                    all equipment leased under Lease Agreement dated 12/1/91)
                                                *   1 in favor of Summit Bank f/k/a United Jersey Bank (re: all equipment leased or sold on conditional sale to Debtor under
                                                    Master Equipment Lease dated 12/1/91)
---------------------------------------------------------------------------------------------------------------------------
Pennsylvania          PA - Clarion County       UCC search - 2 original financing statements
Electric Company      (Piney)                   *   One in favor of Summit National Bank f/k/a United Jersey Bank. Refers
                                                    to previous financing statement #1158-1992 which has lapsed, and which creates security interest in various fax machines leased under Lease Agreement (appears to be notice filings). Total value approximately $8950.
                                                *   One in favor of Summit National Bank f/k/a/ United Jersey Bank. Refers
                                                    to previous financing statement #1228-1992 which has lapsed, and which creates security interest in all equipment sold under Master Equipment
                                                    Lease. Amount of indebtedness not
---------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------
    PARTY                    JURISDICTION                                       SYNOPSIS
--------------------------------------------------------------------------------------------------------------------------
                                                         indicated.
--------------------------------------------------------------------------------------------------------------------------
Pennsylvania             PA - Clearfield County        UCC search - 2 original financing statements
Electric Company         (Shawville)                   - 2 in favor of Summit Bank f/k/a United Jersey Bank.
                                                         One creates security interest in all equipment which is or may be located in PA that is leased or sold on conditional sale to Debtor under Master Equipment Lease between Secured
                                                         Party (Lessor) and GPU (as Lessee or agent for Penelec).
--------------------------------------------------------------------------------------------------------------------------
Pennsylvania             PA - Crawford County          UCC search - 1 original financing statement
Electric Company         (Wayne)                       - In favor of Summit Bank f/k/a United Jersey Bank.
                                                         Creates security interest in all equipment leased or sold
                                                         under a Master Equipment Lease. Refers to previous financing statement for which  CT is still looking.
                                                         Amount of indebtedness not indicated.
--------------------------------------------------------------------------------------------------------------------------
Pennsylvania             PA - Erie County              UCC search - 2 original financing statements
Electric Company         (Erie West)                   - 1 in favor of Summit Bank f/k/a United Jersey Bank
                                                         (notice filing re/ all equipment leased under Lease Agreement dated as of 12/1/91)
                                                       - 1 in favor of Summit Bank f/k/a United Jersey Bank
                                                         (covers equipment leased or sold on conditional sale to debtor under Master Equipment Lease dated 12/1/91
--------------------------------------------------------------------------------------------------------------------------
Pennsylvania             PA - Indiana County           UCC search - 15 original financing statements
Electric Company         (Conemaugh, Seward,           - 1 in favor of First Fidelity Leasing Group, Inc. Creates
                         Shelocta)                       security interest in all equipment included in Master Lease
                                                         Agreement (this appears to be only one piece of equipment:
                                                         a "heavy duty loader"
                                                       - 1 in favor of U.S. Bank Leasing. Creates security interest in two telephone systems located in Keystone Generating Station
                                                         (Shelocta) with an estimated cost of $218,259.00
                                                       - 1 in favor of U.S. Bank Leasing. Creates security interest in
                                                         (15) "NTZK16BA35 M2616 w/DISP PRFRMNC-PLUSSET," cost: $8,856.00.
                                                       - 1 in favor of U.S. Bank Leasing. Creates security interest in
                                                         (1) Volvo truck with components. Cost: $255,824.30.
                                                       - 1 in favor of PHH Financial Services. Creates security interest in (1) VME/Michigan Wheel Loader w/ components (located in
                                                         Indiana Cty).
                                                       - 2 in favor of Summit Bank f/k/a/ United Jersey Bank.
                                                         Both appear to create security interest in all equipment
                                                         included under Master Equipment Lease.
                                                       - 4 in favor of Pitney Bowes
                                                       - 1 in favor of Marquis Leasing
                                                       - 3 in favor of United Jersey Bank
                                                       Mechanics lien - 1 lien
                                                       - 1 in favor of Anthony Crane Rental
--------------------------------------------------------------------------------------------------------------------------
Pennsylvania             PA - Jefferson County         UCC search - 1 original financing statement:
Electric Company         (Brookville)                  - 1 in favor of Summit Bank (previous filing in favor of United
                                                         Jersey Bank, as assignee of Somerset Investment Services, Ltd.)
                                                         (covers all equipment leased or sold on conditional sale to debtor under Master Equipment Lease dated 12/1/91)
--------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
PARTY               JURISDICTION                  SYNOPSIS
-----------------------------------------------------------------------------------------------------------------------------------
Pennsylvania        PA - Wyoming County           UCC search - original financing statements: 1
Electric Company    (Scottsville)                 -- 1 in favor of Summit Bank f/k/a/ United Jersey Bank (covers equipment leased or sold on conditional sale to debtor under Master Equipment Lease Dated
                                                     12/19)
-----------------------------------------------------------------------------------------------------------------------------------
Pennsylvania        PA Sec. of Commonwealth       UCC search - 11 Original financing statements
Electric Company                                  -- 1 in favor of MetLife Capital Credit Corporation. Creates security interest in
                                                     (1) Kawasaki wheel loader. Amount of indebtedness not indicated.
                                                  -- 1 in favor of United Jersey Bank. Creates security interests in all equipment lease or sold under Master Equipment Lease.
                                                  -- 1 in favor of PHH Financial Services. Creates security interest in (1)
                                                     tractor, located at Seward Gen. Plan. Amount of indebtedness not indicated.
                                                  -- 1 in favor of U.S. Bank Leasing. Original financing statement indicates this statement should not be construed as creating a security interest.
                                                  -- 1 in favor of U.S. Bank Leasing. Creates security interest in telephone systems located at Keystone Generating Station; cost: $218,259.00
                                                  -- 1 in favor of U.S. Bank Leasing. Creates security interest in what appears to be analog/message waiting line equipment at Conemaugh Gen. Station. Cost
                                                     $15,277.50. Amount of indebtedness not indicated.
                                                  -- 1 in favor of U.S. Bank Leasing. Creates security interest in two telephone systems at Conemaugh Generating Station. Cost $218,259.00. Amount of
                                                     indebtedness not indicated.
                                                  -- 1 in favor of U.S. Bank Leasing Creates security interest in 15 DISP
                                                     PRFRMNC-PLUSSET at Keystone Gen. Station. Cost $8,856.00
                                                  -- 1 in favor of Summit Bank f/k/a United Jersey Bank. Creates security interest in all equipment leased or sold under Master Equipment Lease. Amount of indebtedness not indicated.
                                                  -- 1 in favor of Summit Bank f/k/a United Jersey Bank. Amount of indebtedness not indicated. Security interest not described.
                                                  -- 1 in favor of Summit Bank f/k/a United Jersey Bank. Creates security interest in all equipment leased or sold under Master Equipment Lease. Amount of indebtedness not indicated.
-----------------------------------------------------------------------------------------------------------------------------------

                        [TITLE EXCEPTIONS NOT INCLUDED]

                                 SCHEDULE 3.17

                             ENVIRONMENTAL MATTERS




     The references to the following matters are for the information of Buyer. The inclusion of each such matter does not constitute a representation with respect to its materiality, is not intended to establish a standard of materiality or significance and shall not be deemed to have such effect.

          1. The Seward Station is subject to a Consent Order and Agreement that includes the remediation of a coal ash site. Cost estimates for remediation of the site have ranged from approximately $5 million to $20 million.

          2. Sithe New Jersey Holdings LLC is responsible for remediation at several former GPU facilities in New Jersey under ISRA. Sithe New Jersey Holdings LLC estimates the cost to remediate such sites to be approximately $5 million based on the level of financial security requested by the New Jersey Department of Environmental Protection.

          3. The U.S. Environmental Protection Agency ("EPA") recently filed suits or announced its intention to file suits against a number of coal-fired power facilities in Midwestern and Eastern States regarding alleged violations of the prevention of significant deterioration and nonattainment provisions of the New Source Review ("NSR") requirements under the Clean Air Act. In 1998, EPA requested information relating to the Conemaugh Station as part of a broader industry information request that has formed the basis for EPA's NSR actions against coal-fired power plants.

          4.   Matters reflected in Schedule 3.6.

          5.   Matters Reflected in the Following Reports

Phase I Environmental Site Assessment Reports prepared by URS Greiner Woodward-Clyde Consultants in April, 1998 for the following facilities:

     Blossburg CT
     Broad Street Office
     Coho Site
     Conemaugh Generating Station
     Deep Creek Hydroelectric Generating Station
     Former Williamsburg Generating Station
     Keystone Generating Station
     Orrtanna CT
     Piney Hydroelectric Generating Station
     Portland Generating Station
     Seward Generating Station
     Shawnee CT
     Shawville Generating Station
     Titus Generating Station

     Tolna CT
     Warren Generating Station
     Wayne CT

Preliminary Assessment Reports and Reports on Surrounding Properties prepared by URS Greiner Woodward-Clyde Consultants in April, 1998 for the following facilities:

     Gilbert Generating Station
     Glen Gardner CT
     Sayreville Generating Station
     Werner Generating Station

Phase I Environmental Site Assessment Reports prepared by URS Greiner Woodward-Clyde Consultants in May/June 1998 for the following other facilities and properties:

     Atlantic Substation
     Bangor Ash Disposal
     Brookville Maintenance Facility
     East Flemington Substation
     East Sayre Substation
     Erie West Substation
     Gilbert Terminal
     Hamilton CT
     HC Theurk Property
     Hunterstown CT
     Jackson Substation
     Mountain CT
     North Bangor Substation
     North Hershey Substation
     Pequest River Substation
     Phillipsburg Substation
     Pohatcong Substation
     Portland Adjacent Properties
     Scottsville Vacant Property

Final Reports of Review of Database Records prepared by URS Greiner Woodward-Cycle Consultants in June 1998 for properties surrounding the following facilities:

     Gilbert Generating Station
     Glen Gardner CT
     Sayreville Generating Station
     Werner Generating Station

Phase II Investigation Reports prepared by URS Greiner Woodward-Clyde Consultants in July, 1998 for the following facilities:

     Atlantic Substation
     Bangor Ash
     Blossburg CT
     Broad Street Office
     Coho Site
     Conemaugh Generating Station
     Deep Creek Hydroelectric Generating Station
     Former Williamsburg Generating Station
     Gilbert Generating Station
     Gilbert Terminal
     Glen Gardner CT
     Hamilton CT
     Hunterstown CT
     Keystone Generating Station
     Mountain CT
     Orrtana CT
     Piney Hydroelectric Generating Station
     Portland Generating Station
     Sayreville Generating Station
     Seward Generating Station
     Shawnee CT
     Shawville Generating Station
     Titus Generating Station
     Tolna CT
     Warren Generating Station
     Wayne CT
     Werner Generating Station

Additional Reports prepared by URS Greiner Woodward-Clyde Consultants:

     Additional Phase II Investigation - Groundwater Sampling, Shawnee Combustion Turbine Station, March 4, 1999.

     Additional Phase II Investigation - Seward Generating Station,
     October 1998.

     Letter Report - Supplemental Soil Samples - Titus Generating Station, September 1998.

     Phase I Environmental Site Assessment Report, 88 Bridge Parcel, September 23, 1999.

     Addendum to Preliminary Assessment Report, Sayreville Generating Station, September 2, 1999.

Phase I Environmental Assessment Addendum Reports prepared by URS Greiner Woodward-Clyde Consultants in November 1999 for the following facilities:

     Conemaugh Generating Station
     Gilbert Terminal Pipeline
     Hunterstown CT
     Keystone Generating Station
     Piney Hydroelectric Generating Station
     Seward Generating Station
     Shawnee CT

The following correspondence from URS Greiner Woodward-Clyde Consultants related to the Phase I Environmental Assessment Reports of April 1998:

     Letter of November 22, 1999:       Addendum to Environmental Site Assessment
                                        Report: GPU Broad Street Office.
     Letter of November 22, 1999:       Addendum to Phase I Environmental Site
                                        Assessment Report (May, 1998): GPU Erie
                                        West Substation.
     Letter of November 22, 1999:       Addendum to Preliminary Assessment Report:
                                        GPU Glenn Gardner Combustion Turbine
                                        Station.
     Letter of November 22, 1999:       Addendum to Preliminary Assessment Report
                                        (June 1998): GPU Gilbert Generating Station.
     Letter of November 22, 1999:       Second Addendum to Preliminary Assessment
                                        Report: GPU Sayreville Generating Station.
     Letter of November 22, 1999:       Addendum to Phase I Environmental Site
                                        Assessment Report (April 1998): GPU
                                        Shawville Generating Station.
     Letter of November 22, 1999:       Addendum to Phase I Environmental Site
                                        Assessment Report, Soil Borrow Area:
                                        Warren Generating Station.
     Letter of November 22, 1999:       Addendum to Phase I Environmental Site
                                        Assessment Report (June 1998): GPU Werner
                                        Generating Station.
     Letter of November 22, 1999:       Addendum to Phase I Environmental Site
                                        Assessment Report (April 1998): GPU Former
                                        Williamsburg Generating Station.
     Letter of November 22, 1999:       Assessment of Crab Island: GPU Sayreville
                                        Generating Station.
     Letter of November 22, 1999:       Addendum to Phase I Environmental Site
                                        Assessment Report (April 1998): GPU
                                        Shawnee Combustion Turbine.

Updates to the above Phase I Reports, Phase II Reports, Letter Addenda and Preliminary Assessment Reports prepared by URS Greiner Woodward-Clyde Consultants in December 1999 for the following facilities:

     Atlantic Substation
     Bangor Ash Disposal
     Blossburg CT
     Broad Street Office
     Brookville Maintenance Facility
     Coho Site
     Conemaugh Generating Station
     Deep Creek Hydroelectric Generating Station
     East Flemington Substation
     East Sayre Substation
     Erie West Substation
     Former Williamsburg Generating Station
     Gilbert Generating Station
     Gilbert Terminal
     Glen Gardner CT
     Hamilton CT
     HC Theurk Property
     Hunterstown CT
     Jackson Substation
     Keystone Generating Station
     Mountain CT
     North Bangor Substation
     North Hershey Substation
     Orrtanna CT
     Pequest River Substation
     Phillipsburg Substation
     Piney Hydroelectric Generating Station
     Pohatcong Substation
     Portland Adjacent Properties
     Portland Adjacent Properties
     Portland Generating Station
     Sayreville Generating Station
     Scottsville Vacant Property
     Seward Generating Station
     Shawnee CT
     Shawville Generating Station
     Titus Generating Station
     Tolna CT
     Warren Generating Station
     Wayne CT
     Werner Generating Station

Plus the following additional reports:

     Black & Veatch Corporation, Environmental Evaluation of GPU Generating Assets, dated April 6, 1999.

     Dennis M. McNair, et al., Water Quality Monitoring of Crooked Creek at the Keystone Generating Plant 1992-93, dated August 1994.

     R.W. Beck, Independent Assessment Report: Sithe Northeast Generating Company, Inc., dated December 17, 1999.

          6.  Emission Allowances and Emission Reduction Credits

  Attached are the following items:

     A. Sulfur Dioxide (SO2) allowances currently held in Sellers' or Company Accounts for the GPU Assets as recorded in EPA's Allowance Tracking System as of February 9, 2000;

     B. Nitrogen Oxide (NOx) Allowances currently held in Sellers' or Company's Accounts for the GPU Assets as recorded in EPA's NOx Allowance Tracking System as of February 9, 2000. The rights to certain additional allocations of NOx allowances is governed by the New Jersey NOx Emission Allowances letter agreement between Sithe New Jersey Holdings LLC and GPU, Inc. dated November 24, 1999;

     C. Estimated future allocations of NOx Allowances for the GPU Assets based upon prior allocations and anticipated regulatory developments;

     D. Emission Reduction Credits relating to the GPU Assets that have been approved by each relevant Governmental Authority the rights to which are presently held by either the Companies or their Subsidiaries, either directly or through the ERC Administration Letter Agreement between Penelec and Sithe Pennsylvania Holdings LLC, dated November 24, 1999.

     With regard to the above items:

     The SO2 and NOx allowances identified as being currently held in Sellers' or Company's accounts do not reflect deductions that will occur in early 2000 for reconciliation with 1999 actual emissions;

     Allowances identified for the Keystone and Conemaugh facilities reflect the total allowances allocated for those facilities rather than Sellers' or its subsidiaries' share in or rights to those allowances;

     Future allocations of NOx allowances are subject to pending regulatory and legal reviews and proceedings and, accordingly, are subject to modification. No representation or warranty is made with respect to Buyer's actual receipt of any such future allocation;

     No representation is made with respect to whether any particular Emission Reduction Credit identified herein will qualify for or be deemed otherwise sufficient for use by the Buyer (or subsequent owner of the rights thereto) for compliance with any applicable Environmental Law.

                [LIST OF ENVIRONMENTAL ALLOWANCES NOT INCLUDED]

                                 SCHEDULE 3.18

                              CERTAIN GPU MATTERS

     1.   GPU Post Closing Amounts.

     2. The following agreements have not been executed by all parties thereto:

     Assignment and Assumption Agreement between the Conemaugh Station Owners and Sithe Power Marketing, L.P., dated as of November 24, 1999.

     Assignment and Assumption Agreement between the Keystone Station Owners and Sithe Power Marketing, L.P., dated as of November 24, 1999.

     Energy Services Agreement between the Conemaugh Station Owners and Sithe Power Marketing, L.P., dated as of November 24, 1999.

     Energy Services Agreement between the Keystone Station Owners and Sithe Power Marketing, L.P., dated as of November 24, 1999.

     3. Following Vivendi's September 1999 announcement of its intention to sell Sithe, the Keystone/Conemaugh Owner's Committee (the "Owners Committee") decided to hold a vote to decide whether to provide notice of termination of the operating agreements between Northeast Management and the owners of each of Keystone and Conemaugh. Pursuant to Section 1.1 of each operating agreement, for a termination to be effective in January 2002, the owners were required to provide notice on or prior to December 31, 1999. Some owners suggest voting to terminate the operating agreements because the buyer of Sithe was unknown and in any event the actual termination would not be effective until January 2002. Furthermore, upon learning the identity of the buyer of Sithe, the Owners' Committee could vote to cancel termination. However, if the Owners' Committee delayed voting beyond December 31, 1999, the termination would not be effective until January 2003. Sithe suggested that it would be willing to treat any termination vote taken before June 30, 2000 to be effective as if it occurred before December 31, 1999. The Owner's Committee voted not to give notice of termination of the operating agreements and instead accepted Sithe's proposal. The details of this matter were reflected in the minutes of the December 1999 meeting of the Owners Committee which have been previously provided to Buyer.

                                 SCHEDULE 3.19

                        SELLERS' CONSENTS AND APPROVALS

     The following documents contain restrictions on assignment that may require the counterparty's consent prior to assignment of the interests of Sithe and certain of its Affiliates.

          i. Assignment and Assumption Agreement between Conemaugh Station Owners and Sithe Power Marketing, L.P., dated as of November 24, 1999.

          ii. Assignment and Assumption Agreement between Keystone Station Owners and Sithe Power Marketing, L.P., dated as of November 24, 1999.

          iii. Energy Service Agreement between Conemaugh Station Owners and Sithe Power Marketing, L.P., dated as of November 24, 1999.

          iv. Energy Service Agreement between Keystone Station Owners and Sithe Power Marketing, L.P., dated as of November 24, 1999.

          v. Interim License Agreement between Electric Power Research Institute, Inc. and Sithe, dated as of July 1, 1999.

          vi. Agreement between New Energy Installation and Sales and Sithe, dated as of July 16, 1999.

          vii. ATW Software License Agreement between Electric Software Products, Inc., Electric Power Research Institute, Inc. and Sithe, dated as of November 12, 1999.

          viii. CEM Reporting Workstation Software and DCM Software License Agreement between Electric Software Products, Inc. and Sithe, dated as of November 12, 1999.

          ix. Coal Supply Agreement between Met-Ed and Eighty-Four Mining Company, dated September 8, 1997, as amended December 10, 1998 and February 7, 2000 by Sithe Power Marketing L.P. and Consol Inc., authorized agent for and on behalf of Eighty-Four Mining Company, Consol Pennsylvania Coal Company, Nineveh Coal Company and Greenon Coal Company.

          x.   Certain agreements listed on Schedule 6.5.2(f)(A).

          xi. Service Agreement for Gas Transportation and/or Standby Service by and between Columbia Gas of Pennsylvania, Inc. and Sithe Power Marketing, L.P., dated as of December 2, 1999.

          xii. Large Volume Daily Service Agreement between Penn Fuel Gas, Inc. and Sithe Power Marketing, L.P., dated as of November 29, 1999.

          xiii. Third Party Supplier Service Agreement by and between Elizabethtown Gas Company and Sithe Power Marketing, L.P., dated as of October 14, 1999.

          xiv. Agreement to Provide Gas Transportation Service to Sithe Energies Gilbert and/or Glen Gardner Generating Stations in New Jersey for the Period November 24, 1999 through March 31, 1000, dated January 12, 2000.

          xv. Memorandum of Assignment between GPU/Penelec Warren and Sithe Power Marketing, L.P., dated as of December 2, 1999.

          xvi. Rate IL Service Agreement by and between Sithe Power Marketing, L.P. and UGI Utilities, Inc., dated as of November 24, 1999.

                                 SCHEDULE 3.21

                             INTELLECTUAL PROPERTY

TRADENAMES

----------------------------------------------------------------
STATION                       STATE          COUNTY
----------------------------------------------------------------
Atlantic                      NJ             Monmouth County
East Flemington               NJ             Hunterdon County
Gilbert Station               NJ             Hunterdon County
Gilbert Tank Farm             PA             Northampton County
Glen Gardner                  NJ             Hunterdon County
H.C. Thuerck                  NJ             Mercer County
Pequest River                 NJ             Warren County
Pohatcong                     NJ             Warren County
Sayreville                    NJ             Middlesex County
Werner                        NJ             Middlesex County
Conemaugh                     PA             Indiana County
Keystone                      PA             Armstrong County
Bangor Quarry (aka
  Portland Ash site)          PA             Northampton County
Hamilton                      PA             Adams County
Hunterstown                   PA             Adams County
Jackson                       PA             York County
Mountain                      PA             Cumberland County
North Bangor                  PA             Northampton County
North Hershey                 PA             Dauphin County
Orrtanna                      PA             Adams County
Portland Adjacent             PA             Northampton County
Portland Station              PA             Northampton County
Shawnee                       PA             Monroe County
Titus                         PA             Berks County
TMI 500 KV (aka Red Hill)     PA             Dauphin County
Tolna                         PA             York County
Blossburg                     PA             Tioga County
Brookville                    PA             Jefferson County
Coho                          PA             Erie County
Deep Creek                    MD             Garrett County
East Sayre                    PA             Bradford County
Erie West                     PA             Erie County
Phillipsburg                  PA             Centre County
Piney                         PA             Clarion County
Rockwood                      PA             Somerset County
Scottsville                   PA             Wyoming County

----------------------------------------------------------------
STATION                       STATE          COUNTY
----------------------------------------------------------------
Seward                        PA             Indiana County
----------------------------------------------------------------
Shawville                     PA             Clearfield County
----------------------------------------------------------------
Shelocta                      PA             Indiana County
----------------------------------------------------------------
Warren                        PA             Warren County
----------------------------------------------------------------
Wayne                         PA             Crawford County
----------------------------------------------------------------
Williamsburg                  PA             Blair County
----------------------------------------------------------------

PATENTS

     (a)  Coal water slurry burner assembly.
          Patent Number: 5,513,583
          Issued: 10/27/94
          Current Owner: Penelec
     (b) Method for continuously co-firing pulverized coal and a coal-water slurry.
          Patent Number: 5,380,342
          Issued: 1/10/93
          Current Owner: Penelec

                                  SCHEDULE 4.3

                               SELLERS CONFLICTS

     No Contract shall be deemed a Material Contract solely by reason of the fact that it is referred to in this Schedule 4.3. The inclusion of the following Contracts does not constitute a representation with respect to their materiality, is not intended to establish a standard of materiality or significance and shall not be deemed to have such effect.

    See Schedule 3.19 for Contracts that may require consents and approvals.

                                  SCHEDULE 5.4

                          BUYER CONSENTS AND APPROVALS

     1. Approval by the Federal Energy Regulatory Commission of the transactions contemplated hereby pursuant to Section 203 of the Federal Power Act.

     2. Approval of the transactions contemplated hereby under the HSR Act.

                                  SCHEDULE 6.5

                   EXCEPTIONS TO ORDINARY COURSE OF BUSINESS

     Notwithstanding the provisions of Section 6.5, the Companies shall be permitted to enter into the following agreements:

     1. Master Tax Lease between Northeast Management and Caterpillar Financial Services Corporation to be executed for Northeast Management to lease Caterpillar 988F for Seward Plant coal handling.

     2. Transportation Contract by and between Norfolk Southern Railway Company and Sithe Power Marketing, L.P. relating to coal transportation for the Portland and Titus stations.

     3. Sithe Pension Plan.

  The Sithe Pension Plan, a cash balance pension plan, has been approved by the officers of Sithe effective January 1, 2000 and has been formally announced to the non-represented employees of Sithe and its subsidiaries, including the employees of the Companies and their Subsidiaries. The Pension Plan is in the process of being drafted and has not yet been adopted by the Board of Directors of Sithe. None of the groups of employees covered under the Collective Bargaining Agreements are covered under the Pension Plan at present. Sithe considers that it is obliged to implement the Pension Plan on behalf of the non-represented employees of Sithe and its subsidiaries as announced.

                                 REPRESENTATIVES

Sellers' Representatives
------------------------
1. Ralph Grutsch, (212) 351-0046
2. Bill Hughes, (212) 351-0035

Sellers' Trading Representatives
--------------------------------
1. Anthony Corso, (212) 351-0225
2. Mark Friedland, (212) 351-0026

Buyer's Representatives
----------------------
1. John Stout, (713) 207-2023
2. Paul Ruwe, (713) 945-7515

Buyer's Trading Representatives
-------------------------------
1. Reliant Energy Services Real Time Desk, (713) 207-1512
2. Deron Harrington, (713) 207-1278

                                 SCHEDULE 6.5.2

                          CONTRACTS NOT TO BE AMENDED

 1. Purchase and Sale Agreement between Met-Ed and Sithe, dated as of October 29, 1998, as amended by Amendment Nos. 1-9.

 2. Purchase and Sale Agreement between Penelec and Sithe, dated as of October 29, 1998, as amended by Amendment Nos. 1-9.

 3. Purchase and Sale Agreement between JCP&L and Sithe, dated October 29, 1998, as amended by Amendment Nos. 1-9.

 4. Purchase and Sale Agreement between Met-Ed, JCP&L, GPU, and Sithe, dated as of October 29, 1998, as amended by Amendment Nos. 1-9.

 5. Amended and Restated Transition Power Purchase Agreement between Met-Ed, Sithe, Sithe Pennsylvania Holdings LLC, and Sithe Power Marketing, L.P., dated as of November 24, 1999.

 6. Amended and Restated Transition Power Purchase Agreement between Penelec, Sithe, Sithe Pennsylvania Holdings LLC, Sithe Maryland Holdings LLC, and Sithe Power Marketing, L.P., dated as of November 24, 1999.

 7. Amended and Restated Transition Power Purchase Agreement between JCP&L, Sithe, Sithe New Jersey Holdings LLC, and Sithe Power Marketing, L.P., dated as of November 24, 1999.

 8. Interconnection Agreement between Conemaugh Station Owners and Conemaugh Switching Station Owners, dated as of November 19, 1999.

 9. Interconnection Agreement between Keystone Station Owners and Penelec dba GPU Energy, dated as of November 19, 1999.

10. Amended and Restated Interconnection Agreement between Met-Ed and Sithe Pennsylvania Holdings LLC, dated as of November 24, 1999.

11. Amended and Restated Interconnection Agreement between Penelec, Sithe Pennsylvania Holdings LLC, and Sithe Maryland Holdings LLC, dated as of November 24, 1999.

12. Amended and Restated Interconnection Agreement between JCP&L and Sithe New Jersey Holdings LLC, dated as of November 24, 1999.

13. Conemaugh Switchyard Operating Agreement between Conemaugh Station Owners and Penelec dba GPU Energy, dated as of November 24, 1999.

14. Energy Service Agreement between Conemaugh Station Owners and Sithe Power Marketing, L.P., dated as of November 24, 1999.

15. Energy Service Agreement between Keystone Station Owners and Sithe Power Marketing, L.P., dated as of November 24, 1999.

16. Conemaugh Operating Agreement between Penelec and Conemaugh Station Owners dated as of December 1, 1967, as amended by Amendments dated June 4, 1969, May 8, 1973, February 27, 1978, December 1, 1978, June 30, 1983, March 25,
     1998 and November 24, 1999.

17. Memorandum of Owners' Agreement Keystone Steam Electric Station among Keystone Station Owners, dated December 7, 1964.

18. Keystone Operating Agreement between Penelec and Keystone Station Owners, dated as of December 1, 1967, as amended by Amendments dated May 8, 1973, February 27, 1978, December 1, 1978, June 30, 1983 and March 25, 1998.

19. SPH Operating Agreement between Sithe Pennsylvania Holdings LLC and Northeast Management, dated as of November 24, 1999.

20. Memorandum of Owners' Agreement Conemaugh Steam Electric Station among Conemaugh Station Owners, dated as of August 1, 1966.

\                             SCHEDULE 6.5.2(f)(A)

                        TRADING CONTRACTS AT SIGNING

[SITHE LOGO]

                                                    POWER POSITION DETAIL REPORT
                                                    As of: February 15, 2000


Pool  Direction  Customer System ID  Source     MWs   MW hs        I/F     Point     Price   Start      End         Hour     Hour
----  ---------  -------- ---------  ------     ---   ------       ---     -----     -----   -----      ---         ----     ----
                                                                                                                     Beg      End
                                                                                                                     ---      ---
PJM   SALE       WILLIAMS   10132    WEST HUB   -50   -17,600.00    F    WEST HUB    $30.70  01-May-00  31-May-00    800     2300
PJM   SALE       WILLIAMS   10142    WEST HUB   -50   -17,600.00    F    WEST HUB    $30.40  01-May-00  31-May-00    800     2300
PJM   SALE        AEPSC     10273    WEST HUB   -50   -17,600.00    F    WEST HUB    $29.75  01-May-00  31-May-00    800     2300
PJM   SALE        AEPSC     10373    WEST HUB   -50   -17,600.00    F    WEST HUB    $30.50  01-May-00  31-May-00    800     2300
PJM   SALE       AQUILA     10410    WEST HUB   -50   -17,600.00    F    WEST HUB    $30.15  01-May-00  31-May-00    800     2300
PJM   SALE       WILLIAMS   10520    WEST HUB   -50   -17,600.00    F    WEST HUB    $30.75  01-May-00  31-May-00    800     2300
PJM   SALE         PGET     10185    WEST HUB   -50   -17,600.00    F    WEST HUB    $54.00  01-Jun-00  30-Jun-00    800     2300
PJM   SALE        GPUAR     10241    WEST HUB   -50   -17,600.00    F    WEST HUB    $53.25  01-Jun-00  30-Jun-00    800     2300
PJM   SALE        PSE&G     10314    WEST HUB   -50   -17,600.00    F    WEST HUB    $52.75  01-Jun-00  30-Jun-00    800     2300
PJM   SALE        PSE&G     10315    WEST HUB   -50   -17,600.00    F    WEST HUB    $52.75  01-Jun-00  30-Jun-00    800     2300
PJM  PURCHASE     PSE&G     10456    WEST HUB    50    17,600.00    F    WEST HUB    $54.05  01-Jun-00  30-Jun-00    800     2300
PJM   SALE        NIMOE     10508    WEST HUB   -50   -17,600.00    F    WEST HUB    $54.50  01-Jun-00  30-Jun-00    800     2300
PJM   SALE       AQUILA     10536    WEST HUB   -50   -17,600.00    F    WEST HUB    $55.50  01-Jun-00  30-Jun-00    800     2300
PJM   SALE         PGET     10131    WEST HUB   -50   -34,400.00    F    WEST HUB    $73.00  01-Jul-00  31-Aug-00    800     2300
PJM   SALE        AEPSC     10166    WEST HUB   -50   -34,400.00    F    WEST HUB    $84.50  01-Jul-00  31-Aug-00    800     2300
PJM   SALE        AEPSC     10167    WEST HUB   -50   -34,400.00    F    WEST HUB    $84.25  01-Jul-00  31-Aug-00    800     2300
PJM   SALE        PSE&G     10243    WEST HUB   -50   -34,400.00    F    WEST HUB    $86.25  01-Jul-00  31-Aug-00    800     2300
PJM   SALE        PSE&G     10318    WEST HUB   -50   -34,400.00    F    WEST HUB    $85.75  01-Jul-00  31-Aug-00    800     2300
PJM   SALE         PGET     10349    WEST HUB   -50   -34,400.00    F    WEST HUB    $87.25  01-Jul-00  31-Aug-00    800     2300
PJM   SALE         PGET     10350    WEST HUB   -50   -34,400.00    F    WEST HUB    $87.50  01-Jul-00  31-Aug-00    800     2300
PJM   SALE         EPMI     10372    WEST HUB   -50   -34,400.00    F    WEST HUB    $88.75  01-Jul-00  31-Aug-00    800     2300
PJM   SALE        PSE&G     10417    WEST HUB   -50   -34,400.00    F    WEST HUB    $89.00  01-Jul-00  31-Aug-00    800     2300
PJM  PURCHASE    AQUILA     10421    WEST HUB    50    34,400.00    F    WEST HUB    $88.25  01-Jul-00  31-Aug-00    800     2300
PJM   SALE        AEPSC     10455    WEST HUB   -50   -34,400.00    F    WEST HUB    $89.50  01-Jul-00  31-Aug-00    800     2300
PJM   SALE        NIMOE     10509    WEST HUB   -50   -34,400.00    F    WEST HUB    $91.35  01-Jul-00  31-Aug-00    800     2300







Pool         Revenue/Cost       Beg Day    End Day
----         ------------       -------    -------

PJM             ($540,320.00)    MONDAY     FRIDAY
PJM             ($535,040.00)    MONDAY     FRIDAY
PJM             ($523,600.00)    MONDAY     FRIDAY
PJM             ($536,800.00)    MONDAY     FRIDAY
PJM             ($530,640.00)    MONDAY     FRIDAY
PJM             ($541,200.00)    MONDAY     FRIDAY
PJM             ($950,400.00)    MONDAY     FRIDAY
PJM             ($937,200.00)    MONDAY     FRIDAY
PJM             ($928,400.00)    MONDAY     FRIDAY
PJM             ($928,400.00)    MONDAY     FRIDAY
PJM              $951,280.00     MONDAY     FRIDAY
PJM             ($959,200.00)    MONDAY     FRIDAY
PJM             ($976,800.00)    MONDAY     FRIDAY
PJM           ($2,511,200.00)    MONDAY     FRIDAY
PJM           ($2,906,800.00)    MONDAY     FRIDAY
PJM           ($2,898,200.00)    MONDAY     FRIDAY
PJM           ($2,967,000.00)    MONDAY     FRIDAY
PJM           ($2,949,800.00)    MONDAY     FRIDAY
PJM           ($3,001,400.00)    MONDAY     FRIDAY
PJM           ($3,010,000.00)    MONDAY     FRIDAY
PJM           ($3,053,000.00)    MONDAY     FRIDAY
PJM           ($3,061,600.00)    MONDAY     FRIDAY
PJM            $3,035,800.00     MONDAY     FRIDAY
PJM           ($3,078,800.00)    MONDAY     FRIDAY
PJM           ($3,142,440.00)    MONDAY     FRIDAY

                                                      02/19/00

Pool  Direction  Customer System ID  Source     MWs  MW hs        I/F     Point     Price   Start      End         Hour     Hour
----  ---------  -------- ---------  ------     ---  ------       ---     -----     -----   -----      ---         ----     ----
                                                                                                                    Beg      End
                                                                                                                    ---      ---
PJM   SALE        PGET      10567    WEST HUB   -50   -34,400.00   F    WEST HUB    $95.00  01-Jul-00  31-Aug-00    800     2300
PJM   SALE        PSE&G     10186    WEST HUB   -50   -16,000.00   F    WEST HUB    $33.00  01-Sep-00  30-Sep-00    800     2300
PJM   SALE        PSE&G     10317    WEST HUB   -50   -16,000.00   F    WEST HUB    $32.75  01-Sep-00  30-Sep-00    800     2300
PJM  PURCHASE     PSE&G     10351    WEST HUB    50    16,000.00   F    WEST HUB    $33.00  01-Sep-00  30-Sep-00    800     2300
PJM   SALE        AEPSC     10550    WEST HUB   -50   -16,000.00   F    WEST HUB    $33.25  01-Sep-00  30-Sep-00    800     2300
PJM   SALE        PSE&G     10551    WEST HUB   -50   -16,000.00   F    WEST HUB    $33.50  01-Sep-00  30-Sep-00    800     2300
PJM   SALE        AEPSC     10583    WEST HUB   -50   -16,000.00   F    WEST HUB    $34.00  01-Sep-00  30-Sep-00    800     2300
PJM   SALE       WILLIAMS   10135    WEST HUB   -50   -81,900.00   F    WEST HUB    $18.00  01-Jan-00  31-Dec-00    100      700
PJM   SALE       WILLIAMS   10135    WEST HUB   -50    -6,000.00   F    WEST HUB    $18.00  01-Jan-00  31-Dec-00    100     2400
PJM   SALE       WILLIAMS   10135    WEST HUB   -50  -115,200.00   F    WEST HUB    $18.00  01-Jan-00  31-Dec-00    100     2400
PJM   SALE       WILLIAMS   10135    WEST HUB   -50   -11,700.00   F    WEST HUB    $18.00  01-Jan-00  31-Dec-00   2400     2400
PJM   SALE        PGET      10158    WEST HUB   -50  -187,200.00   F    WEST HUB    $38.40  01-Jan-00  31-Dec-00    800     2300
PJM   SALE        AEPSC     10168    WEST HUB   -50  -187,200.00   F    WEST HUB    $38.65  01-Jan-00  31-Dec-00    800     2300
PJM   SALE        EPMI      10284    WEST HUB   -50   -50,400.00   F    WEST HUB    $25.40  01-Oct-00  31-Dec-00    800     2300
PJM  PURCHASE     PSE&G     10403    WEST HUB   100   100,800.00   F    WEST HUB    $25.65  01-Oct-00  31-Dec-00    800     2300
PJM  PURCHASE     PSE&G     10470    WEST HUB    50    50,400.00   F    WEST HUB    $25.70  01-Oct-00  31-Dec-00    800     2300
PJM   SALE        AEPSC     10512    WEST HUB   -50   -50,400.00   F    WEST HUB    $25.80  01-Oct-00  31-Dec-00    800     2300
PJM   SALE        AEPSC     10513    WEST HUB   -50   -50,400.00   F    WEST HUB    $25.80  01-Oct-00  31-Dec-00    800     2300
PJM   SALE        AEPSC     10514    WEST HUB   -50   -50,400.00   F    WEST HUB    $25.85  01-Oct-00  31-Dec-00    800     2300
PJM   SALE        EPMI      10518    WEST HUB   -50   -50,400.00   F    WEST HUB    $25.90  01-Oct-00  31-Dec-00    800     2300
PJM   SALE        EPMI      10535    WEST HUB   -50   -50,400.00   F    WEST HUB    $25.90  01-Oct-00  31-Dec-00    800     2300
PJM   SALE       SEMPRA     10444    WEST HUB   -50   -33,600.00   F    WEST HUB    $30.90  01-Jan-01  28-Feb-01    800     2300









Pool         Revenue/Cost       Beg Day    End Day
----         ------------       -------    -------

PJM           ($3,268,000.00)      MONDAY     FRIDAY
PJM             ($528,000.00)      MONDAY     FRIDAY
PJM             ($524,000.00)      MONDAY     FRIDAY
PJM              $528,000.00       MONDAY     FRIDAY
PJM             ($532,000.00)      MONDAY     FRIDAY
PJM             ($536,000.00)      MONDAY     FRIDAY
PJM             ($544,000.00)      MONDAY     FRIDAY
PJM           ($1,474,200.00)      MONDAY     FRIDAY
PJM             ($108,000.00)      MONDAY     FRIDAY
PJM           ($2,073,600.00)    SATURDAY     SUNDAY
PJM             ($210,600.00)      MONDAY     FRIDAY
PJM           ($7,188,480.00)      MONDAY     FRIDAY
PJM           ($7,235,280.00)      MONDAY     FRIDAY
PJM           ($1,280,160.00)      MONDAY     FRIDAY
PJM            $2,585,520.00       MONDAY     FRIDAY
PJM            $1,295,280.00       MONDAY     FRIDAY
PJM           ($1,300,320.00)      MONDAY     FRIDAY
PJM           ($1,300,320.00)      MONDAY     FRIDAY
PJM           ($1,302,840.00)      MONDAY     FRIDAY
PJM           ($1,305,360.00)      MONDAY     FRIDAY
PJM           ($1,305,360.00)      MONDAY     FRIDAY
PJM           ($1,038,240.00)      MONDAY     FRIDAY


                                                         02/19/00

                              SCHEDULE 6.5.2(f)(B)

             Trading Contracts Executed Between Signing and Closing

                               SCHEDULE 6.5.2(j)

                                    OUTAGES



_______________________________________________________________________________________________________
STATION                    DESCRIPTION                DATE                    LENGTH
_______________________________________________________________________________________________________


Seward                 Unit 5-Air Htr Upgrade,         01/08/00-02/06/00      4 weeks
                       W/W Tube Replacement
Deep Creek             Unit 1-Oil Circuit              01/10/00-01/21/00      2 weeks
                       Breakers, Annual
                       Inspection
Deep Creek             Unit 25-Oil Circuit             01/24/00-02/04/00      2 weeks
                       Breakers, Annual
                       Inspection
Gilbert CC             Stag 5 CT-Turbine & HSRG        01/28/00-03/12/00      2 weeks
                       Inspection
Titus                  CT4                             03/06/00-03/10/00      1 weeks
Warren                 Boiler #4                       03/06/00-03/26/00      3 weeks
Keystone (100%)        Unit 2-LP Turbine Internal,     03/04/00-04/16/00      6 weeks
                       Boiler inspection, LP Turb.
                       Rotor Inspection, LP Gen.
                       Inspection, Chromized WW
                       Panel Replacement
Mountain               CT2                             03/13/00-03/15/00      3 days
Gilbert CC             Stag 5 CT-Turbine & HSRG        03/13/00-04/16/00      5 weeks
                       Inspection
Gilbert CC             Stag 5 CT-HSRG Inspection       03/27/00-04/09/00      2 weeks
Warren                 Boiler #3                       03/27/00-04/16/00      3 weeks
Shawville              Unit 1-Inspection               04/01/00-04/16/00      2 weeks
Portland               Unit 1-Inspection               04/03/00-04/23/00      3 weeks
Seward                 Unit 4                          04/08/00-04/30/00      3 weeks
Titus                  CT5                             04/10/00-04/14/00      1 week
Sayreville             Unit 4-Boiler Inspection        04/10/00-04/29/00      3 weeks
Shawville              Unit 3-Turbine/Boiler           04/15/00-06/04/00      7 weeks
                       External Inspection,
                       Generator Internal, A & B
                       Sidewall and Division wall
                       Replacement Upper Slope
                       Tube Replacement, Chemical
                       Clean, Phase 2 ISI
Warren                 Unit 1-Header Inspection        04/17/00-05/07/00      3 weeks
Gilbert CC             Stag 6 CT-Turbine/Generator     04/17/00-05/26/00      6 weeks
                       & HSRG Inspection
Gilbert CC             Stag 8-Auxiliaries              04/23/00-05/07/00      2 weeks
Portland               Unit 2-Inspection               05/01/00-05/07/00      1 weeks
Sayreville             Unit 5-Boiler Inspection        05/01/00-05/20/00      3 weeks
_______________________________________________________________________________________________________


------------------------------------------------------------------------------------------------------------
STATION             DESCRIPTION                                            DATE                     LENGTH
------------------------------------------------------------------------------------------------------------
Warren              Boiler #2                                              05/08/00 - 05/28/00      3 weeks
------------------------------------------------------------------------------------------------------------
Hunterstown         Unit 1 - Inservice Inspection                          05/15/00 - 05/19/00      1 weeks
------------------------------------------------------------------------------------------------------------
Hunterstown         Unit 2 - Inservice Inspection                          05/22/00 - 06/02/00      1 weeks
------------------------------------------------------------------------------------------------------------
Hunterstown         Unit 3 - Inservice Inspection                          06/05/00 - 06/09/00      1 weeks
------------------------------------------------------------------------------------------------------------
Conemaugh (100%)    Unit 1 - LP Turbine Internal, FWH Replacement,         09/09/00 - 09/17/00      9 weeks
                    Intermediate reheater replacement, replace
                    turbine EHC controls, boiler inspection, IP
                    turbine internal
------------------------------------------------------------------------------------------------------------
Gilbert             CT - C1                                                09/11/00 - 09/17/00      1 weeks
------------------------------------------------------------------------------------------------------------
Tolna               Unit 2 - Inservice Inspection/Generator                09/11/00 - 09/22/00      2 weeks
                    Retaining Rings
------------------------------------------------------------------------------------------------------------
Gilbert             CT 9                                                   09/24/00 - 09/30/00      1 weeks
------------------------------------------------------------------------------------------------------------
Tolna               Unit 1 - Inservice Inspection                          09/25/00 - 09/29/00      1 weeks
------------------------------------------------------------------------------------------------------------
Blossberg           General Inspection, Borescope inspection of            09/25/00 - 10/01/00      1 weeks
                    combustion section/turbine 1st & 2nd stage buckets
------------------------------------------------------------------------------------------------------------
Warren CT           Annual Combustor Inspection                            09/25/00 - 10/08/00      2 weeks
------------------------------------------------------------------------------------------------------------
Mountain            Unit 1 - Inservice Inspection                          10/02/00 - 10/08/00      1 week
------------------------------------------------------------------------------------------------------------
Portland            CT 3 - Standard inspection/Repair Outage               10/02/00 - 10/09/00      1 week
------------------------------------------------------------------------------------------------------------
Sayreville          Unit 4 - Boiler Inspection                             10/02/00 - 10/21/00      3 weeks
------------------------------------------------------------------------------------------------------------
Gilbert CC          Stag 4 CT - Turbine Inspection                         10/02/00 - 10/15/00      2 weeks
------------------------------------------------------------------------------------------------------------
Mountain            Unit 2 - Inservice Inspection                          10/09/00 - 10/13/00      1 week
------------------------------------------------------------------------------------------------------------
Orrtanna            Inservice Inspection                                   10/16/00 - 10/20/00      1 week
------------------------------------------------------------------------------------------------------------
Gilbert             CT - C2                                                10/16/00 - 10/22/00      1 week
------------------------------------------------------------------------------------------------------------
Portland            CT 4 - Standard inspection/Repair Outage               10/16/00 - 10/23/00      1 week
------------------------------------------------------------------------------------------------------------
Wayne CT            Annual Combustor Inspection                            10/16/00 - 10/29/00      2 weeks
------------------------------------------------------------------------------------------------------------
Gilbert             CT - C3                                                10/30/00 - 11/05/00      1 week
------------------------------------------------------------------------------------------------------------
Shawnee             Standard inspection/Repair Outage                      10/30/00 - 11/06/00      1 week
------------------------------------------------------------------------------------------------------------
Sayreville          Unit 5 - Boiler inspection                             11/06/00 - 11/25/00      3 weeks
------------------------------------------------------------------------------------------------------------
Piney               Annual External - 1, 2, & 3 one week each              11/06/00 - 11/26/00      3 weeks
------------------------------------------------------------------------------------------------------------
Gilbert             CT - C4                                                11/20/00 - 12/02/00      1 week
------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 6.16

                           AGREEMENTS TO BE RELEASED

1. Agreement by and between Pennsylvania Power and Light Company, Interstate Energy Company and JCP&L, dated as of August 12, 1977.

2. Agreement Number 0568836 Power Operating Fuel Purchase Agreement between Power Operating Company and Sithe Power Marketing, L.P.

3.   Agreement Number 0526820 Ecolochem, Incorporation Purchase Order.

4.   Agreement Number 0644036 Allen/Sherman/Hoff Purchase Order.

5. Amended and Restated Transition Power Purchase Agreement between Met-Ed, Sithe, Sithe Pennsylvania Holdings LLC and Sithe Power Marketing, L.P., dated as of November 24, 1999.

6. Amended and Restated Transition Power Purchase Agreement between Penelec, Sithe, Sithe Maryland Holdings LLC, Sithe Power Marketing, L.P. and Sithe Pennsylvania Holdings LLC, dated as of November 24, 1999.

7. Amended and Restated Transition Power Purchase Agreement between JCP&L, Sithe, Sithe Power Marketing, L.P. and Sithe New Jersey Holdings LLC, dated as of November 24, 1999.

8. Assignment and Assumption Agreement among the Keystone Owners and Sithe Power Marketing, L.P., dated as of November 24, 1999.

9. Assignment and Assumption Agreement among the Conemaugh Owners and Sithe Power Marketing, L.P., dated as of November 24, 1999.

10. Agreement Number 0712069 Calgon Corporation Chemical Treatment Services Agreement with Sithe Power Marketing, L.P.

11. Agreement Number 0650378 Ellis & Everard, Inc. Purchase Order with Sithe Power Marketing, L.P.

12. Agreement Number 0496733 Gulf Oil Fuel Purchase Agreement between Gulf Oil and Sithe Power Marketing, L.P.

13.  Agreements Numbers 0501335, 0501411, 0501668, 0501894, 0501895, 0501940,
     0502553 Shipley Oil Fuel Purchase Agreement between Shipley Oil and Sithe Power Marketing, L.P.

14. Agreement Number 0568709 Tanoma Fuel Purchase Agreement between Tanoma Energy, Inc. and Sithe Power Marketing, L.P.

15. Agreement Number 0712497 Tanoma Fuel Purchase Agreement between Tanoma Coal Sales, Inc. and Sithe Power Marketing, L.P.

16. Agreement Number 0568731 Sky Haven Fuel Purchase Agreement between Sky Haven and Sithe Power Marketing, L.P.

17. Agreement Number 0683322 White Star Fuel Purchase Agreement between White Star Coal Company, Inc. and Sithe Power Marketing, L.P.

18. Agreement Number 0694065 Pipeline Petroleum Fuel Purchase Agreement for Supply of No. 2 Fuel Oil to Shawnee Station between Pipeline Petroleum, Inc. and Sithe Pennsylvania Holdings LLC, Sithe Maryland Holdings LLC and Sithe New Jersey Holdings LLC.

19. Agreement Number 0708044 Buckeye Refining Co., LLC (American Refining) Fuel Purchase for the Supply of No. 2 Oil to Keystone Station between Buckeye and Sithe Power Marketing, L.P.

20. Agreement Number 0746584 Rosebud Fuel Purchase Agreement between Rosebud Mining Company and Sithe Power Marketing, L.P.

21. Agreement Number 0708043 Buckeye Refining Co., LLC (American Refining) Fuel Purchase for the Supply of No. 2 Oil to Conemaugh Station between Buckeye and Sithe Power Marketing, L.P.

22. Agreement Number 0708039 Buckeye Refining Co., LLC (American Refining) Fuel Purchase for the Supply of No. 2 Oil to Shawville, Seward and Warren Stations between Buckeye and Sithe Power Marketing, L.P.

23. Agreement No. 0750019 by Fidelity Leasing, Inc. and Genco, executed on December 8, 1999.

24. Service Agreement for Gas Transportation and/or Standby Service by and between Columbia Gas of Pennsylvania, Inc. and Sithe Power Marketing, L.P., dated as of December 2, 1999.

25. Addendum to Services Agreement and Lease by and between New Jersey Natural Gas Company and JCP&L, dated as of September 1, 1980.

26. Large Volume Daily Service Agreement between Penn Fuel Gas, Inc. and Sithe Power Marketing, L.P., dated as of November 29, 1999.

27. Third Party Supplier Service Agreement by and between Elizabethtown Gas Company and Sithe Power Marketing, L.P., dated as of October 14, 1999.

28. Agreement to Provide Gas Transportation Service to Sithe Energies Gilbert and/or Glen Gardner Generating Stations in New Jersey for the Period November 24, 1999 through March 31, 2000, dated January 12, 2000, dated January 12, 2000.

29. Memorandum of Assignment between GPU/Penelec Warren and Sithe Power Marketing, L.P., dated as of December 2, 1999.

30. Rate IL Service Agreement by and between Sithe Power Marketing, L.P. and UGI Utilities, Inc., dated as of November 24, 1999.

31.  Certain agreements listed on Schedule 6.5.2.(f)(A).

                                  SCHEDULE 7.4

         APPROVALS AND FILINGS TO BE OBTAINED OR MADE PRIOR TO CLOSING


     1. Approval by the Federal Energy Regulatory Commission of the transactions contemplated hereby pursuant to Section 203 of the Federal Power Act.

     2.   Approval of the transactions contemplated hereby under the HSR Act.

                                                                    Schedule 7.5


                    Topics to be Covered by Sellers' Counsel

Opinions covering the following topics will be addressed in one or more opinions to be delivered by counsel to the Companies and the Sellers in a customary form and subject to standard exceptions and qualifications:

1. Due incorporation or formation, existence, good standing of Sellers, Companies, Subsidiaries of Companies.

2. Due authorization of execution, delivery and performance of transaction documents. Due execution and delivery of transaction documents.

3. Enforceability of transaction documents, including transfer instruments with respect to LLC Interests and Intercompany Notes.

4. Assuming that the Buyer purchases the Sithe Mid-Atlantic Stock to be purchased by the Buyer under the Purchase Agreement in good faith and without notice of any adverse claim within the meaning of the Uniform Commercial Code as in effect in the State of New York on the Closing Date, upon the consummation of the transactions contemplated by the Purchase Agreement, the Buyer will own the Sithe Mid-Atlantic Stock free and clear of any adverse claims, except for any adverse claims created by or at the behest of the Buyer.

5. No conflicts with (a) charters, bylaws, or other organizational documents of Sellers, the Companies and their Subsidiaries, (b) New York law or Delaware General Corporation Law or (c) certain identified contracts of Sellers, Companies or controlled Subsidiaries of the Sellers.

6.   Regulatory approvals under federal energy laws.

7. Applicable regulatory approvals under New Jersey, Maryland and Pennsylvania State law.

                                  SCHEDULE 8.4

         APPROVALS AND FILINGS TO BE OBTAINED OR MADE PRIOR TO CLOSING

     1. Approval by the Federal Energy Regulatory Commission of the transactions contemplated hereby pursuant to Section 203 of the Federal Power Act.

     2.   Approval of the transactions contemplated hereby under the HSR Act.

     3. The receipt of authorization letters from the New Jersey Department of Environment Protection ("NJDEP") pursuant to ISRA for the Glen Gardner, Sayreville, Werner and Gilbert facilities.

                                                                    Schedule 8.5

            Topics to be Covered by Buyer's and Guarantor's Counsel

Opinions covering the following topics will be addressed in one or more opinions to be delivered by counsel to Buyer and Guarantor in a customary form and subject to standard exceptions and qualifications:

1.   Due incorporation, existence, good standing of Buyer and Guarantor.

2. Due authorization of execution, delivery and performance of transaction documents. Due execution and delivery of transaction documents.

3.   Enforceability of transaction documents.

4. No conflicts with (a) charters, bylaws, or other organizational documents of Buyer and Guarantor, (b) New York law, Texas law or Delaware General Corporation Law or (c) certain identified contracts of Buyer and Guarantor.

5.   Regulatory approvals under federal energy laws.

6. Applicable regulatory approvals under New Jersey, Maryland and Pennsylvania State law.

                            [INTENTIONALLY OMITTED]

                                 SCHEDULE 9.3A

                 FORM OF TRANSFER INSTRUMENT FOR LLC INTERESTS

                           ASSIGNMENT OF LLC INTEREST

     FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, SITHE NORTHEAST GENERATING COMPANY, INC. ("Assignor") does hereby set over, assign and transfer unto [RELIANT ENERGY POWER GENERATION, INC. or a subsidiary of RELIANT ENERGY POWER GENERATION, INC.] ("Assignee"), all right title and interest of Assignor in and to the limited liability company interests in Sithe Pennsylvania Holdings LLC, a Delaware limited liability company, Sithe New Jersey Holdings LLC, a Delaware limited liability company and Sithe Maryland Holdings LLC, a Delaware limited liability company (each an "LLC" and, collectively, the "LLCs"). Assignee agrees to amend the Limited Liability Company Agreement of each LLC to reflect the admission of Assignee as a member and to reflect the removal of Assignor.

     IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed as of
  --------------------------------.


                                        Sithe Northeast Generating Company, Inc.



                                        By:
                                           -------------------------------------


Acknowledgment
--------------

The undersigned, Assignee, does
hereby acknowledge receipt of the
above assignment and consents to
all of the terms and conditions
therein contained.

[RELIANT ENERGY POWER GENERATION, INC.]


By:
   ------------------------------------

                                 SCHEDULE 9.3B

                  GENERAL TRANSFER AND CONVEYANCING INSTRUMENT

               ASSIGNMENT AND TRANSFER AGREEMENT AND BILL OF SALE

     ASSIGNMENT AND TRANSFER AGREEMENT AND BILL OF SALE, dated as of __________, 2000 (this "Agreement"), by and among [entity or entities designated by Reliant Energy Power Generation, Inc.] ("Assignee"), Sithe Energies, Inc., a Delaware corporation ("Sithe"), Sithe Northeast Generating Company, Inc., a Delaware corporation and an indirect wholly-owned Subsidiary of Sithe ("Genco"), and Sithe Power Marketing L.P., a Delaware limited partnership and an indirect wholly-owned Subsidiary of Sithe ("SPMLP" and, together with Sithe and Genco, the "Sithe Entities") [OTHER SITHE SUBSIDIARIES HOLDING ACQUIRED ASSETS].

                              W I T N E S S E T H:

     WHEREAS, Sithe, Genco, Reliant Energy, Incorporated and Reliant Energy Power Generation, Inc. are Parties to that certain Purchase Agreement, dated of as February 19, 2000 (the "Purchase Agreement");

     WHEREAS, it is the intention of the parties hereto to transfer the Acquired Assets (as defined in the Purchase Agreement) (other than the Real Property) by the execution and delivery of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Sithe Entities and Assignee hereby agree as follows:

     1. Capitalized terms which are used in this Agreement but are not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

     2. Subject to paragraphs 4, 5 and 7 below, the Sithe Entities hereby assign, sell, convey, transfer, deliver, and set over, free and clear of any material Liens (as the term "material Liens" is used in Section 3.14 of the Purchase Agreement), other than Permitted Liens, all of the Acquired Assets to the Assignee.

     3. The Sithe Entities are not making any representations or warranties of any nature or kind with respect to the Acquired Assets, except as expressly set forth in the Purchase Agreement.

     4. [Notwithstanding anything to the contrary set forth herein, the agreements listed on Annex A hereto are partially assigned and assumed hereunder as set forth on such Annex.]

     5. [Notwithstanding anything to the contrary set forth herein, the assignments and assumptions described in paragraph 2 hereof shall not include any rights or obligations arising under the agreements identified on Annex B hereto.]

     6. The Sithe Entities hereby agree with Assignee to execute and deliver to Assignee such further documents and instruments as may be necessary or reasonably requested by Assignee to confirm and perfect the assignment and transfer to Assignee of the rights and obligations under the Purchase Agreement with respect to those certain Acquired Assets identified herein.

     7. To the extent that any rights of the Sithe Entities with respect to any of the Acquired Assets may not be assigned without the consent of another Person, which consent has not been obtained by the Closing Date, this Agreement shall not constitute an assignment of the same, if an attempted assignment would constitute a breach thereof or be unlawful. The Sithe Entities and Assignee agree that if any consent to an assignment of any Contract included in the Acquired Assets shall not be obtained or if any attempted assignment would be ineffective or would impair Assignee's rights and obligations under the Contract in question so that Assignee would not in effect acquire the benefit of all such rights and obligations, the Sithe Entities, at Assignee's option, shall either (a) to the maximum extent permitted by law, appoint Assignee to be the agent of the Sithe Entities with respect to any such Contract or (b) to the maximum extent permitted by law and such Contract, enter into such reasonable arrangements with Assignee or take such other actions as are necessary to provide Assignee with the same or substantially similar rights and obligations under such Contracts as Assignee may reasonably request.

     8. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof. The invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     9. In the event that any provision of this Agreement is construed to conflict with a provision of the Purchase Agreement, the provision in the Purchase Agreement shall be deemed controlling.

     10. This Agreement shall bind and shall inure to the benefit of the respective parties and their permitted successors.

     11. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law principles thereof that would require the application of the laws of a jurisdiction other than New York.

     12. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

                         SITHE ENERGIES, INC.

                         By:
                             ______________________________________________
                         Name:
                         Title:


                         SITHE NORTHEAST GENERATING COMPANY, INC.

                         By:
                             ______________________________________________
                         Name:
                         Title:

                         SITHE POWER MARKETING, L.P.

                         By: SITHE AOG HOLDINGS, #1, INC.,
                             its general partner

                         By:
                             ______________________________________________
                         Name:
                         Title:


                         [ENTITY OR ENTITIES DESIGNATED BY RELIANT ENERGY POWER GENERATION, INC.]

                         By:
                             ______________________________________________
                         Name:
                         Title:

                                 SCHEDULE 12.1


                         FORM OF ASSUMPTION INSTRUMENT

                              ASSUMPTION AGREEMENT




     ASSUMPTION AGREEMENT, dated as of _________, 2000, among Reliant Energy Power Generation, Inc., a Delaware corporation ("Buyer"), Sithe Energies, Inc., a Delaware corporation ("Sithe"), and Sithe Northeast Generating Company, Inc., a Delaware corporation ("Genco" and, together with Sithe, the "Sellers").

                          W  I  T  N  E  S  S  E  T  H

     WHEREAS, Buyer, Guarantor and the Sellers have entered into a Purchase Agreement, dated as of February 19, 2000 (the "Purchase Agreement"; capitalized terms used herein and not otherwise defined herein having the respective meanings given in the Purchase Agreement), providing for the acquisition by Buyer of the Intercompany Notes, the LLC Interests and the Mid-Atlantic Stock; and

     WHEREAS, pursuant to Section 12.1 of the Purchase Agreement, Buyer has agreed to enter into this Assumption Agreement providing for the assumption by Buyer of the GPU Liabilities;

     NOW THEREFORE, in consideration for the Intercompany Notes, the LLC Interests and the Mid-Atlantic Stock to be tranferred by the Sellers pursuant to the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the terms and conditions of the Purchase Agreement, the parties hereto agree as follows:


     1. Assumption of Liabilities. Buyer hereby assumes all obligations and liabilities of any kind, whether fixed, contingent, accrued or otherwise, that either Seller or any Affiliate of any Seller (other than any Company or any Subsidiary of any Company) may have under, with respect to or in connection with the GPU Liabilities.

     2. Representations and Warranties. The Sellers are not making any representations or warranties of any nature or kind with respect to the GPU Liabilities, except as expressly made and contained in the Purchase Agreement.

     3. Conflicts with Purchase Agreement. In the event that any provision of this Agreement is construed to conflict with a provision of the Purchase Agreement, the provision in the Purchase Agreement shall be deemed controlling.

     4. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law principles thereof which would require the application of the laws of a jurisdiction other than New York.

     IN WITNESS WHEREOF, each party hereto has caused this Assumption Agreement to be duly executed by its duly authorized officer as of the date first above written.


                                   RELIANT ENERGY POWER GENERATION, INC.



                                   By_____________________________________
                                     Name:
                                     Title:



                                   SITHE ENERGIES, INC.


                                   By_____________________________________
                                     Name:
                                     Title:




                                   SITHE NORTHEAST GENERATING COMPANY, INC.


                                   By_____________________________________
                                     Name:
                                     Title: